As filed with the Securities and Exchange Commission on December 7, 2022
1940 Act File No. 811-23818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-2
REGISTRATION STATEMENT UNDER
THE INVESTMENT COMPANY ACT OF 1940 ☒
Amendment No. 2
NC SLF INC.
(Exact Name of Registrant as Specified in Charter)
430 Park Avenue, 14th Floor
New York, NY
(Address of Principal Executive Offices)
(212) 478-9200
(Registrant’s Telephone Number, including Area Code)
John D. McCally, Esq.
General Counsel
Churchill Asset Management LLC
8500 Andrew Carnegie Blvd
Charlotte, NC 28262
(Name and Address of Agent for Service)
Copy to:
Steven B. Boehm, Esq.
Owen J. Pinkerton, Esq.
Payam Siadatpour, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, DC 20001
Tel: (202) 383-0100
Fax: (202) 637-3593

Check each box that appropriately characterizes the Registrant:
☒    Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act upon the terms and conditions specified in the Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

NC SLF INC.
CROSS REFERENCE SHEET
PARTS A AND B

ITEM NO.	REGISTRATION STATEMENT CAPTION	LOCATION IN PROSPECTUS

PART A

1.	Outside Front Cover	Not Required

2.	Cover Pages; Other Offering Information	Not Required

3.	Fee Table and Synopsis	Summary of Fund Expenses

4.	Financial Highlights	Not Required

5	Plan of Distribution	Not Required

6.	Selling Shareholders	Not Required

7.	Use of Proceeds	Not Required

8.	General Description of the Registrant	General Description of the Registrant; Investment Objective and Strategies; Risk Factors

9.	Management	General Description of the Registrant; Management of the Fund; Summary of the Charter; Independent Registered Public Accounting Firm; Legal Counsel

10.	Capital Stock, Long-Term Debt, and Other Securities	General Description of the Registrant; Dividends and Distributions; Transfers of Shares; Certain U.S. Federal Income Tax Considerations; Eligible Investors; Purchasing Shares; Summary of the Charter; Reports to Shareholders

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	[Removed and reserved.]	Not Applicable

PART B

14.	Cover Page	Statement of Additional Information

15.	Table of Contents	Table of Contents; Cross Reference Sheet

16.	General Information and History	Not Applicable

17.	Investment Objective and Policies	General Description of the Registrant; Investment Objective and Strategies

18.	Management	Management of the Fund

19.	Control Persons and Principal Holders of Securities	Management of the Fund

20.	Investment Advisory and Other Services	Management of the Fund

21.	Portfolio Managers	General Description of the Registrant; Management of the Fund

22.	Brokerage Allocation and Other Practices	Investment Objective and Strategies

23.	Tax Status	Dividends and Distributions; Certain U.S. Federal Income Tax Considerations; Fiscal Year

24.	Financial Statements	Part C — Item 25. Financial Statements and Exhibits
PART C
The information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of the Registration Statement.
i

PRELIMINARY OFFERING MEMORANDUM
A REGISTRATION STATEMENT TO WHICH THIS PRIVATE OFFERING MEMORANDUM (THE “MEMORANDUM”) RELATES HAS BEEN FILED BY NC SLF INC. (THE “FUND”) PURSUANT TO SECTION 8(B) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). HOWEVER, THE SHARES (THE “SHARES”) OF THE FUND ARE NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), SINCE SUCH SHARES WILL BE ISSUED SOLELY IN PRIVATE PLACEMENT TRANSACTIONS WHICH DO NOT INVOLVE ANY “PUBLIC OFFERING” WITHIN THE MEANING OF SECTION 4(A)(2) OF THE SECURITIES ACT. INVESTMENT IN THE FUND MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES WHICH CERTIFY THAT THEY ARE QUALIFIED CLIENTS WITHIN THE MEANING OF RULE 205-3 UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED, AND “ACCREDITED INVESTORS” WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SHARES. SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED FINANCIAL INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. THE FUND IS AN ILLIQUID INVESTMENT. INVESTORS HAVE NO RIGHT TO REQUIRE THE FUND TO REDEEM THEIR SHARES.
Shares of the Fund described in this Memorandum have not been and will not be registered under the Securities Act, or the securities laws of any of the States of the United States. The offering contemplated by this Memorandum will be made in reliance upon an exemption from the registration requirements of the Securities Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.
This Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Memorandum. Prospective investors should not rely on any information not contained in this Memorandum or the appendices hereto.
This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including this Memorandum and the Fund’s Articles of Amendment and Restatement (the “Charter”)), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its Shares and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.
Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor.
Shares of the Fund are subject to the terms and conditions of the Charter. A copy of the Charter is attached as Exhibit (a)(2) to this Memorandum.
Shares are speculative and illiquid securities involving substantial risk of loss. The Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares will not be redeemable at an investor’s sole option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares.

Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.
These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.
In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved. Neither the SEC nor any state securities commission has approved or disapproved the Fund’s Shares or passed upon the adequacy of the disclosure in this Memorandum. Any representation to the contrary is a criminal offense. This is intended to be a private offering made pursuant to the exemptions provided by Rule 506 under Section 4(a)(2) of the Securities Act.
When used in this Memorandum, the term “committed capital” refers to the sum of assets under management and capital committed to client accounts in the form of capital commitments from equity investors, committed financing from leverage providers, notes sold in the capital markets or any capital otherwise legally committed and available to fund investments that comprise assets under management. For the avoidance of doubt, committed capital includes drawn and undrawn capital commitments from client accounts.
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GENERAL DESCRIPTION OF THE REGISTRANT
The Fund
NC SLF Inc. (“NC SLF” or the “Fund”) is a Maryland corporation that registered under the Investment Company Act of 1940, as amended (the “1940 Act”), on August 12, 2022 as a non-diversified, closed-end management investment company. Prior to its registration as a closed-end fund under the 1940 Act, the Fund was organized as a Maryland corporation on January 29, 2021 and operated as a business development company (“BDC”) from June 2, 2021 until August 12, 2022, whereupon it withdrew its election to be regulated as a BDC pursuant to Section 54(c) of the 1940 Act and filed a notice of registration under Section 8 of the 1940 Act in order to register as a closed-end fund (the “1940 Act Registration Statement”). The Fund may change its investment objective and/or investment criteria over time without notice to or consent from its Shareholders, subject to the limitations under the 1940 Act.
The Fund’s investment objective is to generate current income and capital appreciation. The Fund seeks to achieve its investment objective primarily by investing in or originating first lien and unitranche leveraged loans to private equity-owned U.S. middle market companies that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts, which Churchill Asset Management LLC, its investment adviser (the “Investment Adviser” or “Churchill”), believes have sustainable, leading positions in their respective markets with scalable revenues (i.e., the ability to increase revenues without proportionally increasing expenses) and operating cash flow, experienced management teams, and other positive business characteristics. The Fund makes investments through both primary originations and open-market secondary purchases. The Fund defines middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of approximately $10 million to $200 million. The Fund focuses on privately originated debt to U.S. middle market companies that have a history of sustained positive performance, with a portfolio comprised primarily of first-lien senior secured debt and unitranche loans (other than last-out positions in unitranche loans) (collectively, “Senior Loans”). The Fund plans to invest its available capital, which includes funds available for investment from time to time, including both drawn and undrawn Capital Commitments (as defined below), but excluding funds set aside for distributions to the Fund’s shareholders (“Shareholders,” and each, a “Shareholder”) or reserved for estimated future expenses, in assets that would be considered Senior Loans.
The Fund has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as a RIC, the Fund is required to comply with certain regulatory requirements. Because the Fund intends to qualify as a RIC under the Code, its portfolio will be subject to diversification and other requirements.
In addition to the diversification requirement under the Code, the Fund will generally seek not to invest more than 2% of the sum of (i) its investors’ aggregate capital commitments (each, a “NC SLF Capital Commitment”) plus (ii) “Target Leverage” (as defined below), as determined at the time of investment, in any single Portfolio Company (as defined below). The investments acquired by the Fund are collectively referred to as “Portfolio Investments.” “Portfolio Company” means an entity in which a Portfolio Investment is made. The 1940 Act generally limits the ability of the Fund to leverage its investments. In general, the Fund may not engage in transactions that result in the issuance of a “senior security” representing indebtedness, unless immediately after the issuance of the senior security, the Fund maintains “asset coverage” of at least 300%. For this purpose, “asset coverage” means the ratio that the value of the Fund’s total assets, less all liabilities and indebtedness not represented by senior securities (“total net assets”), bears to the aggregate amount of senior securities representing the Fund’s indebtedness. This requirement effectively limits the Fund’s ability to leverage its portfolio. Specifically, the Fund cannot acquire senior securities representing indebtedness to one-third of its total net assets. We refer to this type of leverage as “Target Leverage.” As of June 30, 2022, the Fund had approximately $225.5 million in total assets, and an asset coverage ratio of 405.8%.
The Fund may be limited in its ability to pay dividends unless it satisfies the 300% asset coverage test. To the extent the Fund borrows money, it will pay interest at prevailing market rates.

The Fund’s Board of Directors
The Fund’s Board of Directors (the “Board”) has overall responsibility for the management and supervision of the business operations of the Fund. To the extent permitted by applicable law, and in keeping with its fiduciary duties to the Fund and consistent with standard operating procedures of peer funds, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, and any committee of the Board or the Investment Adviser. The Board is comprised of a majority of directors that are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund and the Investment Adviser (the “Independent Directors”).
The Investment Adviser
The Investment Adviser is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Investment Adviser serves as the investment adviser to the Fund and manages other middle market investment strategies for affiliated entities such as Teachers Insurance and Annuity Association of America (“TIAA”), as well as for private funds, accounts and BDCs, Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund. As of June 30, 2022, the Investment Adviser manages (directly or as a sub-adviser) approximately $39.0 billion of committed capital.
The Investment Adviser has primary responsibility for the management of the Fund. The Investment Adviser manages the Fund’s day-to-day operations and provides the Fund with investment advisory and management services pursuant to the Investment Advisory and Management Agreement (the “Investment Management Agreement”) by and between the Investment Adviser and the Fund. The officers of the Investment Adviser who perform the duties set forth under the Investment Management Agreement are subject to the oversight of the Board.
The Fund pays the Investment Adviser a fee for its services under the Investment Management Agreement consisting of an annual management fee (the “Management Fee”). The cost of the Management Fee payable to the Investment Adviser is borne by the Fund and, as a result, is indirectly borne by its shareholders. The Management Fee will be payable quarterly in arrears.
During the Investment Period (as defined below), the Management Fee will be calculated at an annual rate with respect to the Fund’s Average Total Assets (defined below), such rate being determined as follows: (i) 0.50% in respect of the portion of Average Total Assets equal to or less than $500 million, (ii) 0.40% in respect of the portion of Average Total Assets in excess of $500 million and equal to or less than $1 billion and (iii) 0.35% in respect of the portion of Average Total Assets in excess of $1 billion. “Average Total Assets” shall mean the average of the Fund’s total assets (which excludes cash and cash equivalents and undrawn Capital Commitments, but includes assets financed using leverage) as of the end of each of the two most recently completed calendar quarters. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash-equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.
After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Fund’s Average Total Assets as of the end of the two most recently completed calendar quarters, and shall be payable quarterly in arrears. The term “Applicable Ratio” shall mean a percentage calculated by (i) taking the sum of (A) the Average Total Assets equal to or less than $500 million multiplied by 0.50%, plus (B) the Average Total Assets greater than $500 million and equal to or less than $1 billion multiplied by 0.40%, plus (C) the Average Total Assets greater than $1 billion multiplied by 0.35%, and dividing such total by (ii) the total Average Total Assets.
The Investment Committee
All investment decisions for the Fund require the unanimous approval of the members of an investment committee (the “Investment Committee”) comprised of senior investment personnel of the Investment Adviser’s Senior Loan Investment Team (as defined below). The investment advice that the Investment Adviser provides through its team of investment professionals dedicated to senior loan investment opportunities (the “Senior Loan Investment Team”) is limited primarily to investments in first-lien secured and unitranche loans made principally to private U.S. middle market companies whose typical profile is consistent with below-investment grade debt ratings categories and that are, in most cases, controlled by private equity investment firms. As of June 30, 2022, the Investment Adviser’s Senior Loan Investment Team manages approximately $18.8 billion of committed capital.
The Investment Committee is currently comprised of Ken Kencel, Randy Schwimmer, Christopher Cox, Mathew Linett and Shai Vichness. The members of the Investment Committee have on average nearly 30 years of industry experience and have focused expertise in originating, underwriting, and monitoring middle market investments. In addition, many of the members of the Investment Committee have held senior management and other positions at a number of leading middle market firms and have existing relationships with many of the active participants in the middle market. The Investment Committee expects that the Fund will be well positioned to take advantage of the demand for capital in the middle market, particularly from private equity sponsored companies, a market segment where the Investment Adviser has years of investing experience.
The Administrator
The Fund has entered into an administration agreement (the “Administration Agreement”) with Nuveen Churchill Administration LLC (the “Administrator”), under which the Administrator provides administrative services for the Fund, including arranging office facilities and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, the Administrator also performs, or oversees the performance of, the Fund’s required administrative services, which includes being responsible for the financial records which the Fund is required to maintain and preparing reports to the Fund’s Shareholders and reports filed with the SEC and providing the services of the Fund’s Chief Financial Officer, Chief Compliance Officer, and their respective staffs. In addition, the Administrator assists the Fund in determining and publishing its net asset value (“NAV”), overseeing the preparation and filing of tax returns and the printing and dissemination of reports to Shareholders and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.
The Private Offering
The Fund has entered into separate subscription agreements (the “Subscription Agreements”) with one or more investors providing for the private placement of the Fund’s common stock (the “Shares”) pursuant to a private offering and may enter into additional Subscription Agreements from time to time. Each investor makes a “Capital Commitment” (as such term is defined in the subscription agreements executed by each of the Shareholders) to purchase Shares pursuant to a Subscription Agreement.
Each prospective investor in the Fund will be required to certify that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) and a “qualified client” within the meaning of Rule 205-3 of the Advisers Act.
Investors will be required to make capital contributions to purchase Shares each time the Fund delivers a drawdown notice, which will be issued based on the Fund’s anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor’s respective Capital Commitment. The Fund will deliver drawdown requests at least ten business days prior to the required funding date. All purchases of the Fund’s Shares will generally be made pro rata in accordance with remaining Capital Commitments of all investors, at a per Share price equal to the NAV per Share of the Fund’s Shares subject to any adjustments. Any adjustments would take into account a determination of changes to NAV within 48 hours of the sale to assure compliance with Section 23(b) of the 1940 Act. At the end of the “Investment Period” (as defined below), Shareholders will be released from any further obligation to fund drawdowns and purchase additional beneficial interests, subject to certain conditions as described in more detail below and in the Subscription Agreements. The Subscription Agreements into which Shareholders entered prior to the Fund’s filing of the 1940 Act Registration Statement continued in effect following that filing.
In the event that an investor fails to pay all or any of the drawdown purchase price due from such investor on any funding date (such amount, together with the full amount of such investor's remaining capital commitment, a defaulting commitment), and such default remains uncured for a period for at least ten business days, the Fund will be permitted to declare such investor to be in default of its obligations and will be permitted to pursue one or any combination of remedies as set forth in the Subscription Agreement. These remedies include, among others, prohibiting a defaulting investor from purchasing additional Shares on any future funding date or offering up to 100% of the defaulting investor’s Shares to other investors or, upon the achievement of certain conditions, uninvested third parties.
Investors who participate in the private offering may transfer or assign their Shares or Capital Commitment upon prior notice to the Fund’s Board of Directors (the “Board”) and satisfaction of the requirements with respect thereto set forth in the Fund’s operating documents and in accordance with applicable law. The Board is entitled to object to such transfers if the Fund’s operations would likely be materially and adversely affected, or if such transfer would raise legal, regulatory or competitive concerns for either the Fund or the parties involved.
While the Fund expects each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraphs, the Fund reserves the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law.
No Shareholder will be granted, in its Subscription Agreement, the right to invest in Shares on more favorable economic terms and conditions than other Shareholders.
Investment Period
Prior to the filing of the 1940 Act Registration Statement, the Fund completed its initial closing of capital commitments on June 21, 2021 (the “Initial Closing Date”) and subsequently commenced investment operations. The Fund’s investment period (“Investment Period”) commenced on the Initial Closing Date and is set to continue through the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one-year period, unless the holders of a majority of the Fund’s outstanding Shares elected to forego any such extension upon not less than ninety days’ prior written notice. Holders of a majority of the Fund’s outstanding Shares may also terminate the Investment Period as of any earlier anniversary of the Initial Closing Date upon not less than ninety days’ written notice. The Investment Adviser may also terminate the Investment Period of the Fund as of an earlier date in its discretion.
During the Investment Period, any amounts the Fund receives as a return of capital with respect to its investments may, in the sole discretion of the Investment Adviser, be retained by the Fund, without reducing the Shareholders’ unfunded Capital Commitments, for the purpose of making Fund investments and/or for such other permissible purposes as set out in the Fund’s operating documents. A return of capital refers to a return of the principal amount originally invested in the Fund’s investments. While the Fund expects to distribute approximately its entire net investment income on a quarterly basis and substantially all of its taxable income on an annual basis, the Fund may retain certain net capital gains for reinvestment. For additional information see “Certain U.S. Federal Income Tax Considerations.”
Subsequent to the Initial Closing Date, Shares may be purchased on one or more dates to be determined by the Fund at a price equal to the then current NAV per Share. Each date on which Shares are delivered is referred to as a “Closing Date.” After the end of the Investment Period, the Shareholders will be released from any further obligation with respect to their then current unfunded Capital Commitments, except to the extent necessary to: (x) fund liabilities and expenses throughout the term of the Fund (including to repay outstanding financings of the Fund); (y) complete Fund investments that are in process or that have been committed to as of the end of the Investment Period; and (z) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Fund.
Risk Factors
The following is a summary of the principal risks that you should carefully consider before investing in the Fund’s Shares:
The Fund is subject to risks related to its business and structure.
•The Fund is a closed-end fund, and investors should not invest in the Fund if they need a liquid investment.

•The Fund is a non-diversified management investment company.
•There are risks associated with the Fund’s dependence on the Investment Adviser and Administrator for its success.
•There is uncertainty as to the value of the Fund’s Portfolio Investments because they are recorded at fair value.
•The Fund operates in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
•The Fund will be subject to U.S. federal income tax at corporate rates if it is unable to maintain qualification as a RIC under Subchapter M of the Code.
•The Fund is currently operating in a period of significant market disruption and economic uncertainty. Extended disruption in the capital markets and the credit markets could negatively affect the Fund’s business, financial condition and operations.
•The Fund may borrow money, which could magnify the potential for gain or loss on amounts invested and increase the risk of investing in the Fund. Further, the terms under which the Fund borrows money may limit its discretion in structuring or obtaining other financing.
•The Fund is subject to risks associated with changes in interest rates and rising inflation.
•The Fund may experience fluctuations in its operating results.
•The Fund or its Portfolio Investments’ failure to act responsibly related to environmental, social and governance-related (“ESG”) factors, or the Fund’s failure to comply with its ESG policy, may adversely affect the Fund’s business or those of its portfolio companies or otherwise cause the Fund to alter its business strategy.
•Global economic, political and/or market conditions may adversely affect the Fund’s business, or otherwise cause the Fund to alter its business strategy.
•Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on the fair value of the Portfolio Investments and the value of the Fund’s Shares.
•New and changing legislation and regulations, including those governing taxes, tariffs or trade, may have a negative effect on the Fund’s business or those of its Portfolio Investments.
•The failure in cybersecurity systems, as well as the occurrence of events unanticipated in the Fund’s disaster recovery systems and management continuity planning, could impair its ability to conduct business effectively.
The Fund is subject to risks related to its operations.
•Economic recessions or downturns could impair the Fund’s Portfolio Investments, which would harm the Fund’s operating results.
•The Fund intends to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
•The Fund is subject to certain risks associated with investments in Senior Loans, unitranche secured loans and securities, junior debt securities, “covenant-lite” loans and equity-related securities.

•The investments the Fund makes in leveraged Portfolio Companies may be risky and could cause an investor to lose all or part of their investment.
•The lack of liquidity in the Fund’s investments may adversely affect its business.
•The Fund is non-diversified and its portfolio may be exposed in part to one or more specific industries, which may subject it to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.
•The Fund may be subject to risks associated with unsecured loans it makes to Portfolio Companies, subordinated investments, or syndicated loans.
There are risks related to investing in the Fund.
•There is currently no public market for the Fund’s Shares, and the liquidity of your investment is limited.
•The Fund may not be able to pay distributions on a consistent basis, or at all, and such distributions may not grow over time.
•Investing in the Fund’s Shares may involve an above-average degree of risk.
•There are restrictions on the ability of holders of the Fund’s Shares to transfer such Shares in excess of the restrictions typically associated with a private offering of securities under Regulation D and other exemptions from registration under the Securities Act, and these restrictions could limit the liquidity of an investment in the Fund’s Shares and the price at which holders may be able to sell the Shares.
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SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses
Sales Load (as a percentage of offering price)	—%
Dividend Reinvestment and Cash Purchase Plan Fees	—

Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees(1)	1.13%
Interest Payments on Borrowed Funds(2)	1.22%
Other Expenses(3)	0.61%
Total Annual Expenses	2.96%
__________________
(1)The management fee in this table represents the estimated management fee (as a percentage of net assets) based on (1) the actual management fee incurred for six months ended June 30, 2022, and (2) the estimated Management Fee under the Investment Management Agreement (as described in "General Description of the Registrant – The Investment Adviser"). During the six months ended June 30, 2022, the total Management Fee incurred and payable was waived in accordance with a Fee Waiver Agreement (as described in Note 4 to the Fund’s consolidated financial statements in Part C of this Registration Statement). See “General Description of the Registrant – The Investment Adviser” and “Management of the Fund – Investment Management Agreement; Administration Agreement – Investment Management Agreement” for further discussion regarding the calculation of the Management Fee.
(2)Interest payments on borrowed funds represents the Fund’s estimated annual interest payments based on actual interest rate terms under its revolving credit facility secured by the Fund’s subscribed investors with Wells Fargo, National Association (the “Subscription Facility”) and as adjusted to reflect anticipated increases to interest rates based on a forward curve. The Fund will not incur any leverage, other than the Subscription Credit Facility. As of June 30, 2022, the Fund had $52.5 million outstanding under the Subscription Facility. See “Risk Factors – Risks Related to the Fund’s Business – The Fund may be subject to limitations as to how borrowed funds may be used.”
(3)The purpose of the table above is to assist you in understanding the various costs and expenses you will bear directly or indirectly as an investor in the Fund. The “Other Expenses” shown above are estimated based on average net assets of the Fund for the current fiscal year.
The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.
The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment. The example assumes annual expenses attributable to Shares remain unchanged from the levels described in the Fund Expenses Table above and assumes shares earn a 5% annual return.

Example	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:	$30	$92	$156	$328
The purpose of the above tables is to help a holder of Shares understand the fees and expenses that such holder would bear directly or indirectly.
The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.
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INVESTMENT OBJECTIVE AND STRATEGIES
•The Fund’s shares will not be listed on an exchange and it is not anticipated that a secondary market will develop. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.
•The amount of distributions that the Fund may pay, if any, is uncertain.
•The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors.
Investment Objective
The Fund’s investment objective is to generate current income and capital appreciation. The Fund seeks to achieve its investment objective primarily by investing in or originating first lien and unitranche leveraged loans to private equity-owned U.S. middle market companies that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts, which the Investment Adviser believes have sustainable, leading positions in their respective markets with scalable revenues and operating cash flow, experienced management teams, and other positive business characteristics. The Fund makes investments through both primary originations and open-market secondary purchases. The Fund defines middle market businesses as those businesses with annual EBITDA of approximately $10 million to $200 million. The Fund focuses on privately originated debt to performing U.S. middle market companies, with a portfolio comprised primarily of Senior Loans. The Fund plans to invest its available capital, which includes funds available for investment from time to time, including both drawn and undrawn Capital Commitments, but excluding funds set aside for distributions to the Fund’s Shareholders or reserved for estimated future expenses, in assets that would be considered Senior Loans.
The Fund has elected to be treated, and intends to qualify annually, for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. To qualify as a RIC, the Fund is required to comply with certain regulatory requirements. For example, because the Fund intends to continue to qualify as a RIC under the Code, its portfolio will be subject to diversification and other requirements.
In addition to the diversification requirement under the Code, the Fund will generally seek not to invest more than 2% of the sum of (i) its investors’ aggregate Capital Commitments plus (ii) Target Leverage, as determined at the time of investment, in any single Portfolio Company. The 1940 Act generally limits the ability of the Fund to leverage its investments. In general, the Fund may not engage in transactions that result in the issuance of a “senior security” representing indebtedness, unless immediately after the issuance of the senior security, the Fund maintains “asset coverage” of at least 300%. For this purpose, “asset coverage” means the ratio that the value of the Fund’s total assets, less all liabilities and indebtedness not represented by senior securities (“total net assets”), bears to the aggregate amount of senior securities representing the Fund’s indebtedness. This requirement effectively limits the Fund’s ability to leverage its portfolio. Specifically, the Fund cannot acquire senior securities representing indebtedness to one-third of its total net assets. We refer to this type of leverage as Target Leverage.
The Investment Adviser is a Delaware limited liability company registered as an investment adviser with the SEC under the Advisers Act. The Investment Adviser serves as the investment adviser to the Fund and manages other middle-market investment strategies for affiliated entities such as TIAA, as well as for private funds and accounts. All investment decisions for the Fund require the unanimous approval of the Investment Committee.
Investment Criteria
The Investment Adviser has identified the following investment criteria and guidelines for use in evaluating prospective Portfolio Companies in the Fund’s Portfolio. However, not all of these criteria and guidelines will be met in connection with each of the Fund’s investments. The Fund’s Target Portfolio Companies will typically exhibit some or all of the following characteristics:
•EBITDA of $10 million to $200 million;

•significant cash equity capitalization supported by a private equity sponsor;
•sustainable leading positions in their respective markets;
•scalable revenues and operating cash flow;
•experienced management teams with successful histories and the ability to successfully operate in a leveraged environment and to adapt to challenging economic or business conditions;
•strong recurring revenue or “re-occurring” revenue, with good visibility of backlog and revenue;
•stable, predictable cash flows with low technology and market risks;
•diversified product offering and customer base;
•low capital expenditure requirements;
•a North American base of operations;
•strong customer relationships;
•products, services or distribution channels having distinctive competitive advantages; and
•a defensible niche strategy or other barriers to entry.
While the Investment Adviser believes that the criteria listed above is important in identifying and investing in prospective Portfolio Investments, not all of these criteria necessarily will be met by each prospective Portfolio Company. In addition, subject to its Charter and the bylaws (the “Bylaws”), the Fund may change its investment objective and/or investment criteria over time without notice to or consent from its Shareholders.
Summary of Key Attributes of the Fund’s Middle Market Senior Loans
The Investment Adviser believes that the Fund’s investments in Senior Loans of middle market corporate borrowers have attributes that offer attractive risk/reward characteristics, including:
•compelling economic and market fundamentals that support the need for Senior Loan capital and improved competitive dynamics for non-traditional lenders;
•“buy-and-hold” investments that emphasize a high-touch relationship alignment with sponsors and the lending club;
•floating-rate loans that provide protection against increases in interest rates, with middle market loans typically containing floating rate floors in the event a lower interest rate environment returns;
•small lending groups to facilitate more effective restructurings when necessary;
•higher proportion of sponsor equity (typically 40% or greater) and increased likelihood of sponsors supporting troubled situations, with additional equity as compared to the broadly syndicated loan market;
•attractive yield premiums relative to public market credit and broadly syndicated debt strategies;
•strong return potential relative to risk profile;
•significant downside protection due to capital structure seniority, tighter structures than publicly traded loan investments in the broadly syndicated market (in the form of covenants), private equity sponsor backing, and deep due diligence; and
•favorable supply/demand dynamics with strong sponsor relationships and high-hold capacities providing a steady flow of attractive opportunities for well-positioned lenders.

The Fund’s Investment Structure
The Fund will target debt investments that will yield current income that can support distributions to its shareholders. The Fund’s debt investments will typically be structured with the maximum seniority and collateral that the Fund can reasonably obtain while seeking to achieve its total return target. The terms of the Fund’s debt investments will be tailored to the facts and circumstances of the transaction and prospective Portfolio Company and structured to protect the Fund’s rights and manage its risk while creating incentives for the Portfolio Company to achieve its business plan. The cash interest that the Fund collects on its debt investments provides a substantial source of return.
First-Lien Senior Secured Loans. The Fund will typically obtain collateral from Portfolio Companies in support of the repayment of such loans. This collateral will take the form of first-priority liens on substantially all of the borrower’s assets, including the equity interests of its domestic subsidiaries. The Fund’s first-lien senior secured loans may provide for loan amortization in the early years of a loan, with the majority of the amortization deferred until loan maturity, with the expectation, and a contractual requirement of an excess cash flow sweep, that the borrower will often pre-pay the loan from cash flows in excess of the scheduled amortization. First-lien senior secured loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.
Unitranche Loans. In connection with the Fund’s investments in unitranche loans, it is expected that it will obtain security interests in substantially all of the assets of these Portfolio Companies that will serve as collateral in support of the repayment of these loans. This collateral will take the form of first-priority liens on substantially all of the borrower’s assets, including the equity interests of its domestic subsidiaries. Unitranche loans typically provide for loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity, with a contractual requirement for excess cash flow sweeps, which reduce the average life of the loan. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. The Fund’s investments in unitranche loans may be in participations across the entire loan or through an agreement among lenders in participations in first-out term loans.
When the Fund makes a debt investment, it may be granted equity in the Portfolio Company in the same class of security as the sponsor receives upon funding.
Borrowings
From time to time, and subject to the applicable limitations under Section 18 of the 1940 Act, the Fund may also enter into revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments which can result in providing future financing to a Portfolio Company. For example, on September 9, 2021, the Fund entered into the Subscription Facility between the Fund and Wells Fargo, as the administrative agent for certain secured parties, sole lead arranger, bookrunner, letter of credit issuer and the lender, which is structured as a revolving credit facility secured by the capital commitments of the Fund’s subscribed investors and certain related assets.
The Subscription Facility will mature on September 8, 2023, if not further extended by that date, and has a maximum facility amount of $65 million. Under the Subscription Facility, the Fund is permitted to borrow up to the lesser of $65 million and the Borrowing Base (as defined below and in the Subscription Agreement). The “Borrowing Base” is based upon the unfunded capital commitments of subscribed investors in the Fund that have been approved by Wells Fargo and meet certain criteria (the “Included Investors” or the “Designated Investors”, as applicable). The advance rate for the Included Investors is 90% and for the Designated Investors is 65%. The Subscription Facility contains certain customary affirmative and negative covenants and events of default. The Subscription Facility bears interest at a rate of the London Interbank Offered Rate (“LIBOR”) plus 1.90% per annum with respect to LIBOR rate loans or the Reference Rate (as defined in the Subscription Agreement) plus 1.90% per annum with respect to the Reference Rate loans. LIBOR typically has been the reference rate used in floating-rate loans extended to the Fund’s Portfolio Companies and, to some degree, is expected to continue to be used as a reference rate until such time that private markets have fully transitioned to using the Secured Overnight Financing Rate (“SOFR”) or other alternative reference rates recommended by applicable market regulators. In that regard, upon the occurrence of certain triggering events, the Subscription Facility will bear interest at a rate determined by a Benchmark Replacement (as defined in the Subscription Agreement).
Investment Selection and Process
The Fund utilizes the following four-phase investment process:
Origination. The Senior Loan Investment Team will source middle market investment opportunities through its network of relationships with private equity firms and other middle market lenders. The Senior Loan Investment Team believes that the strength and breadth of its relationships with numerous middle market private equity funds and overall deal sourcing capabilities should enable them to maximize deal flow, support a highly selective investment process, and afford the Fund the opportunity to establish favorable portfolio diversification.
Credit Evaluation. The Senior Loan Investment Team intends to utilize a systematic, consistent approach to credit evaluation, with a particular focus on an acceptable level of debt repayment and deleveraging under a “base case” set of projections (the “Base Case”), which reflects a more conservative estimate than the set of projections provided by a prospective Portfolio Company, which the Senior Loan Investment Team refers to as the “Management Case.” The key criteria that the Senior Loan Investment Team intends to consider include (i) strong and resilient underlying business fundamentals, (ii) a substantial equity cushion in the form of capital ranking junior in right of payment to the Fund’s investment and (iii) a conclusion that the overall Base Case—and in most cases, a “downside case”—allows for adequate debt repayment and deleveraging. In evaluating a particular company, the Senior Loan Investment Team will put more emphasis on credit considerations (such as (i) debt repayment and deleveraging under a Base Case set of projections, (ii) the ability of the company to maintain a modest liquidity cushion under a Base Case set of projections, and (iii) the ability of the company to service its fixed charge obligations under a Base Case set of projections) than on profit potential and loan pricing. The Senior Loan Investment Team’s due diligence process for middle market credits will typically entail:
•a thorough review of historical and pro forma financial information;
•meetings and discussions with management;
•a review of loan documents and material contracts;
•third-party “quality of earnings” accounting due diligence;
•when appropriate, background checks on key managers;
•third-party research relating to the company’s business, industry, markets, products and services, customers and competitors;
•the commission of third-party analyses when appropriate;
•sensitivity of Management Case projections; and
•various cash flow analyses.
Execution. In executing transactions, the Senior Loan Investment Team will apply what it believes is a thorough, consistent approach to credit evaluation, and maintain discipline with respect to credit, pricing and structure to ensure the ultimate success of the financing. Upon completion of due diligence, the investment professionals working on a proposed Portfolio Investment will deliver a memorandum to the Investment Committee for approval. Once an investment has been approved by a unanimous vote of the Investment Committee, it will move through a series of steps, including an in-depth review of documentation by deal teams, negotiation of final documentation, including resolution of business points and the execution of original documents held in escrow. Upon completion of final documentation, a Portfolio Investment is funded after execution of a final closing memorandum.

Portfolio Company Monitoring. The Senior Loan Investment Team views active portfolio monitoring as a vital part of the investment process and further considers regular dialogue with company management and sponsors as well as detailed, internally generated monitoring reports to be critical to monitoring performance. The Senior Loan Investment Team will implement a monitoring template designed to reasonably ensure compliance with these standards. This template will be used as a tool by the Senior Loan Investment Team to assess investment performance relative to plan. As part of the monitoring process, the Senior Loan Investment Team has developed risk policies pursuant to which it will regularly assess the risk profile of each of the Fund’s investments. The Senior Loan Investment Team will rate each investment based internal risk ratings.
Environmental, Social and Governance Policies
Churchill has established an ESG policy for its investment program. Churchill is focused on delivering attractive risk-adjusted returns to its clients, including the Fund, while upholding the highest ethical standards, including certain ESG factors, throughout its origination, underwriting and portfolio management processes. Churchill’s ESG policy requires that it evaluate ESG-related risks that have the potential to damage a company’s operations and reputation, and perform an analysis of the issuer’s operating history to determine whether such risks are managed to minimize defaults that could give rise to investment losses. Pursuant to the ESG policy, Churchill’s investment teams apply a set of criteria against each investment opportunity through the use of an ESG rating template, the output of which is included in the materials presented to and reviewed by the applicable investment committee underwriting the investment opportunity. The ESG rating template used by Churchill requires an assessment of the materiality of ESG-related risks, review of ‘high-risk’ business activities that may violate applicable underwriting standards, and a management assessment. Using a proprietary ESG methodology, the template rates individual issuers based on its perceived management of ESG risk relative to peers. Post-investment, the ESG policy requires the relevant investment teams to conduct reviews with company management to discuss any ESG-related issues that have arisen. Any such issues are discussed and considered by the Churchill investment teams during periodic portfolio review meetings in order to perform an ongoing risk assessment.
Churchill’s ESG policy is updated as needed to reflect changing practices and industry standards. The consideration of ESG factors as part of Churchill’s underwriting and portfolio management process, however, does not mean that the Fund will pursue a specific ESG investment strategy or that a portfolio company will be selected solely on the basis of ESG factors. Churchill may make investment decisions for the Fund other than on the basis of ESG considerations.
Brokerage Allocation and Other Practices
The Investment Adviser will generally acquire and dispose of investments in privately negotiated transactions; as a result, it will infrequently use brokers in the normal course of business. Although these transactions will not involve brokers or brokerage commissions, assignment fees are often charged by an administrative agent for particular loans. Fees may be payable when buying and selling loans. The Investment Adviser may buy or sell securities directly from or to a dealer acting as principal at prices that include markups or markdowns.
For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Fund paid $0 in brokerage commissions.
Valuation of Portfolio Investments
The Fund’s investments are valued in accordance with the fair value principles established by FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value. Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value as determined in good faith by the Board. Because the Fund expects that there typically will not be a readily available market price for its target portfolio investments, the Fund expects the value of most of its Portfolio Investments will be the fair value as determined by the Board in good faith, consistent with a documented valuation policy and consistently applied valuation process.

In making these determinations, the Board will receive input from management and its Audit Committee (the “Audit Committee”).
The Board makes fair value determinations on a quarterly basis and in such other instances when a decision regarding the fair value of the Portfolio Investments is required. With respect to investments for which market quotations are not readily available, the Board or an independent third-party valuation firm engaged by the Board, will take into account relevant factors in determining the fair value of the Fund’s investments, including and in combination of: credit ratings/risk, the Portfolio Company's current and projected earnings, current and expected leverage, ability to make interest and principal payments, the estimated remaining life of the investment, liquidity, compliance with applicable loan covenants, price to earnings (or other financial) ratios of the Portfolio Company and other comparable companies, current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and the credit markets, generally, that may affect the price at which similar investments would trade. The Board may also base its valuation on recent investments and securities with similar structure and risk characteristics. The Investment Adviser obtains market data from its ongoing investment purchase efforts, in addition to specific transactions that close and are announced in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. In compiling market data, the Investment Adviser may utilize third-party data as an indicator of current market conditions.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 - Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 - Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, the fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Fund’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.
With respect to investments for which market quotations are not readily available (Level 3), the Board undertakes a multi-step valuation process each quarter, as follows:
i.the quarterly valuation process will begin with each Portfolio Company or Investment being initially valued by the professionals of the applicable investment team that are responsible for the Portfolio Investment or an independent third-party valuation firm;

ii.preliminary valuation conclusions are documented and approved by the applicable investment team’s investment committee;
iii.to the extent that an independent third-party valuation firm has not been engaged by, or on behalf of, the Fund to value 100% of the portfolio, then at a minimum, an independent third-party valuation firm will be engaged by, or on behalf of, the Fund will provide positive assurance of the portfolio each quarter (such that each investment is reviewed by a third-party valuation firm at least once on a rolling 12-month basis), including a review of management’s preliminary valuation and recommendation of fair value;
iv.the Audit Committee reviews the valuations approved by the applicable investment team’s investment committee and, where appropriate, the independent valuation firm(s), and recommends those values to the Board; and
v.the Board discusses the valuations and determines the fair value of each investment in the portfolio in good faith, based on the input of the applicable Investment Team or the respective independent valuation firm(s) and, where appropriate, the Audit Committee.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that ultimately might be realized upon sale. Due to the inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
As of June 30, 2022, approximately $0.9 million of the Fund’s investments were Level 1 investments, approximately $25.6 million were in Level 2 investments, and approximately $165.01 million were Level 3 investments.
In December 2020, the SEC adopted a new rule providing a framework for fund valuation practices. New Rule 2a-5 under the 1940 Act (“Rule 2a-5”) establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Rule 2a-5 permits boards, subject to board oversight and certain other conditions, to designate certain parties to perform fair value determinations. Rule 2a-5 also defines when market quotations are “readily available” for purposes of the 1940 Act and the threshold for determining whether a fund must determine the fair value of a security. The SEC also adopted new Rule 31a-4 under the 1940 Act (“Rule 31a-4”), which provides the recordkeeping requirements associated with fair value determinations. Finally, the SEC is rescinding previously issued guidance on related issues, including the role of the board in determining fair value and the accounting and auditing of fund investments. Rule 2a-5 and Rule 31a-4 became effective on March 8, 2021, and have a compliance date of September 8, 2022. Consistent with Rule 2a-5, the Board has not designated the Investment Adviser to serve as the fair valuation designee as of the date of this Registration Statement.
Fundamental Policies
The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the Shares), are listed below. “Majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of Shareholders, duly called, (a) of 67% or more of the Shares present at such meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy; or (b) of more than 50% of the outstanding Shares, whichever is less. The Fund may not:
•Borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33 1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.
•Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33 1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

•Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public).
•Invest 25% or more of the market value of the Fund’s total assets in the securities of companies or entities engaged in any one industry or group of industries. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities.
•Purchase or sell commodities, unless acquired as a result of ownership of securities or other investments, except that the Fund may purchase and sell forward and futures contracts and options to the full extent permitted under the 1940 Act, sell foreign currency contracts in accordance with any rules of the Commodity Futures Trading Commission, invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.
•Make loans to others, except (a) where each loan is represented by a note executed by the borrower, (b) through the purchase of debt securities in accordance with its investment objectives and policies, and (c) to the extent the entry into a repurchase agreement, in a manner consistent with the Fund’s investment policies or as otherwise permitted under the 1940 Act, is deemed to be a loan.
•Purchase or sell real estate or interests in real estate in amounts that would impact the Fund’s ability to qualify as an “investment company” under the 1940 Act. This limitation is not applicable to investments in marketable securities that are secured by or represent interests in real estate. This limitation does not preclude the Fund from investing in securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).
If a restriction on the Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of the Fund’s investment portfolio, resulting from changes in the value of the Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.
Non-Fundamental Policies
As noted in the Fund’s fundamental policy above, the Fund will not invest 25% or more of the market value of the Fund’s total assets in the securities of companies or entities engaged in any one industry or group of industries. The Fund will determine industries or groups of industries by reference to the S&P Global industry classification as it may be amended from time to time.
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MANAGEMENT OF THE FUND
The Board of Directors
The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. The Board consists of three members, two of whom are Independent Directors. The Board appoints the Fund’s officers, who serve at the discretion of the Board. As described herein, the Board has an Audit Committee, a nominating and corporate governance committee (the “Nominating Committee”) and a special transactions committee (the “Special Transactions Committee”) and may establish additional committees from time to time as necessary. To the extent permitted by the 1940 Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, service providers or the Investment Adviser.
Each director holds office for a one-year term. At each annual meeting of the Fund’s Shareholders, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next annual meeting of Shareholders following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.
The Fund has elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), providing that, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. The Charter also provides that any director, or the entire Board of Directors, may be removed at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Directors
Information regarding the Board is set forth below. The directors have been divided into two groups: Independent Directors and interested directors. Interested directors are “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act.

Name, Address and Age(1)	Position(s) Held with the Fund	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director(2)	Other Directorships Held by Director
Interested Director(3)
Kenneth Kencel, 63	Chief Executive Officer, President, Director and Chairman	Chief Executive Officer and President of Churchill, the Fund, Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund	Director since 2021, Term expires in 2023	3	Canisius High School Nuveen Churchill Direct Lending Corp. (BDC) Nuveen Churchill Private Capital Income Fund (BDC)
Independent Directors
David M. Kirchheimer, 66	Director	Director	Director since 2021, Term expires in 2023	2	CURO Group Holdings Corp. (consumer credit lender) The Aerospace Corporation (non-profit operating for space enterprise) Nuveen Churchill Direct Lending Corp. (BDC)
James J. Ritchie, 68	Director	Director	Director since 2021, Term expires in 2023	3	Kinsale Capital Group, Inc. (specialty insurance group) Nuveen Churchill Direct Lending Corp. (BDC) Nuveen Churchill Private Capital Income Fund (BDC)
__________________
(1)The address for each director is c/o NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.
(2)The term “Fund Complex” refers to (a) the Fund, (b) Nuveen Churchill Direct Lending Corp., a BDC whose investment adviser is affiliated with the Investment Adviser, and whose sub-investment adviser is the same investment adviser as the Fund’s, and (c) Nuveen Churchill Private Capital Income Fund, a BDC whose investment adviser is the same as the Investment Adviser to the Fund and whose sub-investment adviser is affiliated with the Investment Adviser.
(3)Mr. Kencel is an “interested person” of the Fund, as defined in Section 2(a)(19) of the 1940 Act, because he is an executive officer of the Fund. Mr. Kencel also serves as Elected Manager and Chief Executive Officer of the Investment Adviser.

Dollar Range of Equity Securities Beneficially Owned by Directors
The table below shows the dollar range of equity securities of the Fund and the aggregate dollar range of equity securities of the Fund that were beneficially owned by each director as of June 30, 2022, stated as one of the following dollar ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000; or Over $100,000.

Name	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Interested Directors
Kenneth Kencel	None	None
Independent Directors
David M. Kirchheimer	None	None
James J. Ritchie	None	None
__________________
(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
Director Compensation
The table below sets forth the compensation received by each director from the Fund for service during the fiscal year ended December 31, 2021:

Name of Person, Position	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex Paid to Directors
Kenneth Kencel, Chief Executive Officer, President, Director and Chairman	None	None
David M. Kirchheimer, Director	$20,932	$95,932
James Ritchie, Director	$20,932	$103,432
No compensation is or will be paid to the Fund’s interested director. Each Independent Director receives an annual retainer fee of $27,500. In addition, each of the chair of the Audit Committee and the chair of the Special Transactions Committee receive an annual retainer of $2,000. The Fund also reimburses each of the Independent Directors for all reasonable out-of-pocket expenses incurred in connection with each meeting attended.
The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business are provided by individuals who are employees of the Investment Adviser, the Administrator or their respective affiliates, pursuant to the terms of the Investment Management Agreement and the Administration Agreement, as applicable. Therefore, the Fund’s day-to-day investment operations are managed by the Investment Adviser, and most of the services necessary for the origination and administration of the Fund’s investment portfolio are provided by investment professionals employed by the Investment Adviser or its affiliates.
Each of the Fund’s executive officers is an employee of an affiliate of the Administrator. The Fund reimburses the Administrator for its allocable portion of expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including its allocable portfolio of the cost of the Fund’s Chief Financial Officer and its staff. We also reimburse the Investment Adviser for certain expenses under the Investment Management Agreement. See “Investment Management Agreement; Administration Agreement – Investment Management Agreement.”

Executive Officers Who Are Not Directors
Information regarding each person who is an executive officer of the Fund but who is not a director is set forth below.

Name, Address and Age(1)	Position(s) Held with the Fund	Officer Since
Shai Vichness, 40	Chief Financial Officer and Treasurer	2021
Thomas Grenville, 50	Chief Compliance Officer	2021
John McCally, 42	Vice President and Secretary	2021
Marissa Short, 39	Controller	2021
__________________
(1)The address for each executive officer is c/o NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.
Biographical Information
Directors
Each of the directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to the Fund’s management. Each of the directors also has sufficient time available to devote to the Fund’s affairs, is able to work with the other members of the Board and contribute to the Fund’s success and can represent the long-term interests of the Shareholders as a whole. The Fund has selected its current directors to provide a range of backgrounds and experience to the Board. Set forth below is biographical information for each director, including a discussion of the director’s particular experience, qualifications, attributes or skills that led the Fund to conclude, as of the date of this Memorandum, that the individual should serve as a director, in light of the Fund’s business and structure.
Independent Directors
David M. Kirchheimer
David M. Kirchheimer has served as a director of the Fund since May 2021 and a director of Nuveen Churchill Direct Lending Corp. since December 2019. Mr. Kirchheimer has served as an Advisory Partner at Oaktree Capital Management (an honorary position) (“Oaktree”) since his retirement from Oaktree in March 2017. Prior thereto, he was the Chief Financial Officer of Oaktree and a director of its then-publicly owned affiliate. Before joining Oaktree at its founding in 1995 as Chief Administrative and Financial Officer, Mr. Kirchheimer’s 16 years of experience consisted primarily of serving as Executive VP and CFO of Republic Pictures Corporation, a then-publicly held entertainment company, and PricewaterhouseCoopers, where he became a Certified Public Accountant (now inactive) and rose to senior audit manager. Mr. Kirchheimer currently serves on the board of CURO Group Holdings Corp. He also is a director of Huntington Hospital in Pasadena, CA, a trustee of its trust and a director of Cedars-Sinai Health System, its parent entity. Additionally, with his restaurateur son, Mr. Kirchheimer owns and manages a small collection of restaurants in Utah. Mr. Kirchheimer served on the financial advisory panel of The Aerospace Corporation from June 2018 until June 2021, when the panel was dissolved. He graduated Phi Beta Kappa and summa cum laude with a B.A. degree in economics from Colorado College and earned an M.B.A. in accounting and finance from the Booth School of Business of the University of Chicago.
The Fund believes Mr. Kirchheimer's numerous management positions and broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.
James J. Ritchie
James J. Ritchie has served as a director of the Fund since March 2021, a director of Nuveen Churchill Direct Lending Corp. since December 2019 and a trustee of Nuveen Churchill Private Capital Income Fund since March 2022. He also currently serves on the board of Kinsale Capital Group, Inc., a Richmond-based specialty insurance company. At various times from 2007 to 2018, he served as chairman of the boards of Brightsphere Investment

Group plc, a global asset management firm, F&G Life Insurance Company, a life & annuity insurance company and Quanta Capital Holdings, Ltd., a property and casualty insurance holding company. Prior to serving as chairman of the boards of these firms, he chaired their respective audit committees as well as those of KMG America Corporation, a life and health insurance company, Ceres Group, Inc., a health insurance company, and Lloyds Syndicate 4000. He also formerly served on the board of Old Mutual Bermuda, a Bermuda-based financial services company. From 2001 to 2003, he served as CFO of White Mountains Insurance Group, Ltd., a Bermuda-based insurance holding company. Prior thereto, he held senior management positions in Cigna Corporation and Price Waterhouse (now PricewaterhouseCoopers). He is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received an MBA from the Rutgers Graduate School of Business Administration and an AB economics degree with honors from Rutgers College.
The Fund believes Mr. Ritchie's broad experiences in the financial services and accounting sectors provide him with skills and valuable insight in handling complex financial transactions and accounting issues, all of which make him well qualified to serve on the Board.
Interested Directors
Ken Kencel, Chief Executive Officer, President & Chairman
Kenneth J. Kencel has served as Chief Executive Officer, President and Chairman of the Board of the Fund since March 2021, Chief Executive Officer, President and Chairman of the Board of Nuveen Churchill Direct Lending Corp., a BDC, since December 2019, Chief Executive Officer, President and Chairman of the Board of Nuveen Churchill Private Capital Income Fund., a BDC, since March 2022, and President and Chief Executive Officer of Churchill since 2015. Throughout his over 35-year career in the investment industry, Mr. Kencel has accrued a broad range of experience in leading private credit investment businesses.
Previously, Mr. Kencel served as Managing Director of The Carlyle Group, and from May 2014 to April 2015, he also served as President and a Director of Carlyle Secured Lending, Inc., formerly known as TCG BDC, Inc. and Carlyle GMS Finance (Carlyle’s publicly traded BDC). Previously, he founded and was President and CEO of Churchill Financial Group, and served as Head of Leveraged Finance for Royal Bank of Canada and was head of Indosuez Capital — a leading middle market merchant banking and asset management business in partnership with Credit Agricole Group. Mr. Kencel also helped to found the high yield finance business at Chase Securities (now JPMorgan Chase). He began his career in the Mergers & Acquisitions Groups at Drexel Burnham Lambert.
Mr. Kencel serves on the Pension Investment Advisory Committee for the Archdiocese of New York, the Board of Trustees and Chairman of the Investment Committee of Canisius High School and the Advisory Board of Teach for America (Connecticut). Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University. He earned his B.S. in Business Administration, magna cum laude, from Georgetown University and his J.D. from Northwestern University Pritzker School of Law.
The Fund believes Mr. Kencel’s numerous management positions, as well as his depth of experience with corporate finance and middle market investments, give the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with Churchill provides an important skill set and knowledge base to the Board.
Executive Officers Who Are Not Directors
Shai Vichness, Chief Financial Officer and Treasurer
Shai Vichness serves as Chief Financial Officer and Treasurer of the Fund, Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund and as a Senior Managing Director and Chief Financial Officer of Churchill. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of Churchill as an affiliate in 2015. Since the launch of Churchill, Mr. Vichness has been a member of Churchill’s Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a B.B.A. from Baruch College, CUNY and is a CFA charterholder.
Thomas Grenville, Chief Compliance Officer
Thomas Grenville is the Chief Compliance Officer of the Fund, Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund and has served as chief compliance officer for various Nuveen affiliates since 2010. Prior to joining, Mr. Grenville was at the U.S. Securities and Exchange Commission for seven years where he led examinations of hedge funds, investment companies and investment advisers. He also worked for two years at the State of Oregon’s Division of Finance and Corporate Securities. Mr. Grenville received a B.A. from Swarthmore College, a J.D. from Benjamin N. Cardozo Law School and an L.L.M. in Environmental and Natural Resources Law from Lewis and Clark Law School, and a M.B.A. from the University of California, Berkeley. He is a member of the Oregon Bar, and has been designated as a Certified Fraud Examiner by the Association of Certified Fraud Examiners (ACFE).
John McCally, Vice President and Secretary
John McCally is a Vice President and the Secretary of the Fund, Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund and serves as the General Counsel for Churchill after establishing Churchill with the Churchill Financial Founders in 2015. Mr. McCally has served in the TIAA and Nuveen legal departments since 2010, including as the head of legal for Nuveen Leveraged Finance. Mr. McCally also provides legal support for various investment and asset management teams within the Nuveen and TIAA businesses, including those engaged in public and private fixed income, derivatives, and structured products. Prior to joining the organization in 2010, Mr. McCally was an associate with Cadwalader, Wickersham & Taft LLP, specializing in derivatives, structured products and investment management, based in its Washington, DC office. Mr. McCally received a B.A. from Duke University and a J.D. from The George Washington University Law School.
Marissa Short, Controller
Marissa Short joined Churchill in 2018 and currently serves as Controller of the Fund, Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund and as Managing Director, Funds Controller of Churchill. Previously, she was a senior manager in the Wealth and Asset Management Practice at Ernst & Young LLP, responsible for the planning, implementation, and completion of financial statement audits for top tier SEC and non-SEC clients. Ms. Short received her B.S. in Accounting and Business Administration from Lehigh University and is a Certified Public Accountant in the State of New York.
The Board has adopted a code of ethics that applies to the Fund’s executive officers, which forms part of the Fund’s broader compliance policies and procedures.
Board Leadership Structure
The Board monitors and performs an oversight role with respect to the Fund’s business and affairs, compliance with regulatory requirements and the services, expenses and performance of the Fund’s service providers. Among other things, the Board approves the appointment of the Administrator and officers, reviews and monitors the services and activities performed by the Administrator and officers and approves the engagement, and reviews the performance of, the Fund’s independent public accounting firm.
Under the Fund’s Bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to the chairman by the Board. The Fund does not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believes that it should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in its best interests and its Shareholders at such times.
Kenneth Kencel currently serves as the chairman of the Board. Mr. Kencel is an “interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act because he is an officer of the Fund and Churchill. The Fund believes that Mr. Kencel’s history with Churchill, familiarity with the Fund’s investment objectives and investment strategy, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of the Board. The Fund believes that, at present, it is best served through this leadership structure, as Mr. Kencel’s relationship with Churchill provides an effective bridge and encourages an open dialogue between the Fund’s management and the Board, ensuring that all groups act with a common purpose.
The Board does not currently have a designated lead Independent Director. The Fund is aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believes these potential conflicts are offset by its strong corporate governance policies. The Fund’s corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the audit committee presides, the establishment of audit, nominating and corporate governance and special transactions committees comprised solely of Independent Directors and the appointment of a Chief Compliance Officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering the Fund’s compliance policies and procedures.
The Fund recognizes that different board leadership structures are appropriate for companies in different situations. The Fund intends to continue to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet its needs.
The Board’s Role in Risk Oversight
The Board performs its risk oversight function primarily through (1) its three standing committees which report to the Board, each of which is comprised solely of Independent Directors and (2) active monitoring by the Fund’s Chief Compliance Officer and its compliance policies and procedures.
The Audit Committee, Nominating Committee and Special Transactions Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Fund’s accounting and financial reporting processes, the Fund’s systems of internal controls regarding finance and accounting and audits of the Fund’s financial statements and discussing with management the Fund’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Fund’s risk assessment and risk management policies. The Nominating Committee’s risk oversight responsibilities include nominating directors for election by the Fund’s Shareholders in the event of director vacancies, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees. The Special Transactions Committee’s risk oversight responsibilities include reviewing and making certain findings in respect of co-investment transactions and monitoring compliance with the conditions of the co-investment exemptive relief that the Fund has been granted by the SEC on June 7, 2019 (the “Order”), as amended and may be further amended pursuant to applications submitted by the Fund, as well as certain other matters pertaining to potential or actual conflicts of interest. On April 15, 2022, the Fund filed an application to amend the Order (the “Application”) to permit the Fund to continue to co-invest in its existing portfolio companies with certain affiliates that are private funds if such private funds had not previously invested in such existing portfolio company, subject to certain conditions. On October 14, 2022, the SEC issued an order granting the exemptive relief requested in the Application (the “Amendment to the Order”). The Fund will continue to comply with the conditions applicable to its co-investment transactions under the Order, as amended by the Amendment to the Order.
The Board performs its risk oversight responsibilities with the assistance of the Fund’s Chief Compliance Officer. The Board quarterly reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Fund’s compliance policies and procedures and its service providers. The Chief Compliance Officer’s quarterly report addresses at a minimum:
•the operation of the Fund’s compliance policies and procedures and its service providers since the last report;
•any material changes to these policies and procedures since the last report;

•any recommendations for material changes to these policies and procedures as a result of the Chief Compliance Officer’s review; and
•any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks.
In addition, the Chief Compliance Officer meets separately in executive session with the Independent Directors periodically, but in no event less than once each year.
The Fund believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which it is subject as a registered closed-end fund. The Fund is required to comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Fund’s ability to incur indebtedness is limited because its asset coverage must equal at least 300% immediately after incurring indebtedness.
The Fund recognizes that different board of director roles in risk oversight are appropriate for companies in different situations. The Fund intend to continue to re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Fund’s needs.
Committees of the Board of Directors
The Board has established an audit committee, a nominating and corporate governance committee, and a special transactions committee. The members of each committee have been appointed by the Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. The Fund requires each director to make a diligent effort to attend all board and committee meetings as well as each meeting of the Shareholders.
Audit Committee
The Audit Committee operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee (a) assists the Board’s oversight of the integrity of the Fund’s financial statements, the independent registered public accounting firm’s qualifications, performance and independence, and the Fund’s compliance with legal and regulatory requirements; (b) reviews and approves the Audit Committee report, as required by the SEC, to be included in the Fund’s Form N-CSR; (c) oversees the scope of the annual audit of the Fund’s financial statements, the quality and objectivity of the Fund’s financial statements, accounting and policies and internal controls over financial reporting; (d) establishes guidelines and makes recommendations to the Board regarding the valuation of the Fund’s investments, and is responsible for reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of the Board and reporting any deficiencies or violations of such valuation policies to the Board on at least a quarterly basis; (e) determines the selection, appointment, retention and termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; (f) reviews reports regarding compliance with the Fund’s Code of Business Conduct and Ethics; (g) pre-approves all audit and non-audit services provided to the Fund by such independent registered public accounting firm; and (h) acts as a liaison between the Fund’s independent registered public accounting firm and the Board.
The members of the Audit Committee are David Kirchheimer and James Ritchie, each of whom is not an interested person of the Fund or the Investment Adviser for purposes of the 1940 Act and is “independent” as that term is defined under Item 3 of Form N-CSR. Mr. Ritchie serves as the chairman of the Audit Committee, and the Board has determined that each of David Kirchheimer and James Ritchie are “audit committee financial experts” as that term is defined under SEC rules. The Fund’s Audit Committee members also meet the current independence and experience requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Audit Committee had five formal meetings during the fiscal year ended December 31, 2021 and took action by unanimous written consent.

Nominating and Corporate Governance Committee
The Nominating Committee operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the Nominating Committee. The Nominating Committee recommends to the Board persons to be nominated by the Board for election on an annual basis and in the event any vacancy on the Board may arise. The Nominating Committee will consider for nomination to the Board candidates submitted by the Shareholders or from other sources it deems appropriate. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee applies the criteria included in its charter. These criteria include the candidate’s standards of character and integrity, knowledge of the Fund’s business and industry, conflicts of interest, willingness to devote time to the Fund and ability to act in the interests of all Shareholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for board membership. The Board believes diversity is important because a variety of viewpoints contribute to an effective decision-making process.
The Nominating Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively. The members of the Nominating Committee are David Kirchheimer and James Ritchie, each of whom is an Independent Director. Mr. Kirchheimer serves as chair of the Nominating Committee.
The Nominating Committee had no formal meetings during the fiscal year ended December 31, 2021, but took action by unanimous written consent during the fiscal year ended December 31, 2021.
Special Transactions Committee
The Special Transactions Committee is responsible for reviewing and making certain findings in respect of co-investment transactions under the conditions of the Order granted by the SEC on June 7, 2019 as well as certain other matters pertaining to actual or potential conflicts of interest. The Special Transactions Committee is comprised of David Kirchheimer and James Ritchie, each of whom is an Independent Director. Mr. Kirchheimer serves as chair of the Special Transactions Committee.
The Special Transactions Committee had no formal meetings during the fiscal year ended December 31, 2021, but took action by unanimous written consent during the fiscal year ended December 31, 2021.
The Investment Adviser
See “General Description of the Registrant – The Investment Adviser.”

The following table sets forth the “controlling persons” of the Investment Adviser as of March 31, 2022:

Name	Domestic Entity (DE); Foreign Entity (FE); or Individual (I)	Basis of Control	Date Title or Status Acquired (MM/YYYY)	Nature of Control
Kenneth Kencel	I	Elected Manager and Chief Executive Officer	04/2015	Direct
Durant D. “Randy” Schwimmer	I	Managing Director, Capital Markets and Origination	04/2015	Direct
Shaul Vichness	I	Senior Managing Director, Chief Financial Officer	04/2015	Direct
John McCally	I	General Counsel	09/2015	Direct
Nuveen Alternative Holdings LLC	DE	Direct Majority Owner	02/2015	Direct
Christopher Cox	I	Senior Managing Director, Chief Risk Officer	07/2015	Direct
Jose Minaya	I	Senior Managing Director; Member, Board of Managers	02/2016	Direct
David Heilbrunn	I	Senior Managing Director, Head of Product Development and Capital Raising	02/2017	Direct
Mathew Linett	I	Senior Managing Director	03/2019	Direct
Thomas Grenville	I	Chief Compliance Officer	11/2020	Direct
William Huffman	I	Member, Board of Managers	04/2015	Direct
Kevin McCarthy	I	Member, Board of Managers	04/2015	Direct
TIAA Board of Overseers	DE	Indirect majority owner via controlling ownership interest in Teachers Insurance and Annuity Association of America	03/1918	Indirect
Teachers Insurance and Annuity Association	DE	Indirect majority owner via controlling ownership interest in Nuveen, LLC	07/2014	Indirect
Nuveen, LLC	DE	Indirect majority owner via controlling ownership interest in TIAA-CREF Asset Management LLC	12/2014	Indirect
TIAA-CREF Asset Management LLC	DE	Indirect majority owner via controlling ownership interest in Nuveen Alternative Holdings LLC	10/2013	Indirect
The Investment Adviser’s principal business address is 430 Park Avenue, 14th Floor, New York, New York, 10022.
The Administrator
See “General Description of the Registrant – The Administrator.”
Investment Management Agreement; Administration Agreement
The Investment Management Agreement and the Administration Agreement were approved by the Board at the initial organizational board meeting on March 18, 2021, and the new agreements, in light of the Fund’s filing of the 1940 Act Registration Statement, were approved on August 2, 2022. Unless earlier terminated as described below, each of the Investment Management Agreement and the Administration Agreement will remain in effect for a period of two years from the date of approval and will remain in effect from year to year thereafter if approved annually by (i) the vote of the Board, or by the vote of a majority of the Fund’s outstanding voting securities, and (ii) the vote of a majority of the Fund’s Independent Directors. The Investment Management Agreement will automatically terminate in the event of an assignment by the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, the Fund’s ability to achieve its investment objective could be significantly harmed.
Notwithstanding the foregoing, each of the Investment Management Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of a majority of the Fund’s outstanding voting securities, by the vote of the Fund’s directors, or by the Investment Adviser or Administrator (as applicable).
Investment Management Agreement
The Fund is a closed-end, non-diversified management investment company that is regulated under the 1940 Act. The Fund is externally managed by its Investment Adviser, and it pays the Investment Adviser a fee for its services. The following summarizes the Fund’s arrangements with the Investment Adviser pursuant to the Investment Management Agreement.
Pursuant to the Investment Management Agreement, the Investment Adviser will:
•determine the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes;
•determine the securities and other assets that the Fund will purchase, retain or sell;
•identify, evaluate and negotiate the structure of the investments that the Fund makes;
•execute, monitor and service the investments that the Fund makes;
•perform due diligence on prospective Portfolio Companies;
•vote, exercise consents and exercise all other rights appertaining to such securities and other assets on the Fund’s behalf; and
•provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require.
The Investment Adviser’s services under the Investment Management Agreement are not exclusive, and the Investment Adviser (so long as its services to the Fund are not impaired) and/or other entities affiliated with Churchill are permitted to furnish similar services to other entities. Under the Investment Management Agreement, the Investment Adviser will receive a fee for investment advisory and management services consisting of a base management fee. The cost of the base management fee payable to the Investment Adviser is borne by the Fund and, as a result, is indirectly borne by the Fund’s Shareholders.
The Investment Management Agreement provides that the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Investment Adviser’s services under the Investment Management Agreement or otherwise as the Investment Adviser, absent willful misfeasance, bad faith, negligence or breach by the Investment Adviser of its fiduciary duties in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations. However, the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, will not be entitled to such indemnification, if such damages, costs and expenses arose from their willful misfeasance, bad faith, negligence or breach by the Investment Adviser of its fiduciary duties in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations.

Under the Charter, the Fund will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of the Fund’s directors or officers. So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct.
Management Fee. The Fund pays the Investment Adviser a fee for its services under the Investment Management Agreement consisting of an annual management fee. The cost of the Management Fee payable to the Investment Adviser is borne by the Fund and, as a result, is indirectly borne by its Shareholders. The Management Fee is payable quarterly in arrears.
During the Investment Period, the Management Fee is calculated at an annual rate with respect to the Fund’s Average Total Assets, such rate being determined as follows: (i) 0.50% in respect of the portion of Average Total Assets equal to or less than $500 million, (ii) 0.40% in respect of the portion of Average Total Assets in excess of $500 million and equal to or less than $1 billion and (iii) 0.35% in respect of the portion of Average Total Assets in excess of $1 billion.
After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio per annum on the basis of the Fund’s Average Total Assets as of the end of the two most recently completed calendar quarters, and shall be payable quarterly in arrears. The term Applicable Ratio means a percentage calculated by (i) taking the sum of (A) the Average Total Assets equal to or less than $500 million multiplied by 0.50%, plus (B) the Average Total Assets greater than $500 million and equal to or less than $1 billion multiplied by 0.40%, plus (C) the Average Total Assets greater than $1 billion multiplied by 0.35%, and dividing such total by (ii) the total Average Total Assets.
Any Management Fees payable will be calculated based on the Fund’s Average Total Assets at the end of the two most recently completed calendar quarters. Management Fees for any partial quarter will be appropriately prorated.
For the period from April 16, 2021 (commencement of operations) through December 31, 2021, $229,319 in Management Fees were incurred by the Fund, of which $226,854 was waived in accordance with the Fee Waiver Agreement (as described below). On November 3, 2021, the Fund entered into a management fee waiver agreement (the “Fee Waiver Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser agreed to waive 100% of the management fees payable to the Investment Adviser for the fiscal quarters ended September 30, 2021 and December 31, 2021. For the avoidance of doubt, the Fee Waiver Agreement did not amend the calculation of the Management Fee. The Fee Waiver Agreement was extended through October 4, 2022, the effective date of the Investment Management Agreement.
Duration and Termination
Unless earlier terminated, the Investment Management Agreement will remain in effect for a period of two years from October 4, 2022, the date it first became effective. Thereafter, the Investment Management Agreement will continue automatically for successive annual periods provided that such continuance is specifically approved at least annually by (i) (A) the affirmative vote of a majority of the Board or (B) the affirmative vote of a majority of the Fund’s outstanding voting securities, and (ii) the affirmative vote of a majority of the Independent Directors. The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the action of the Board or by a vote of a majority of the Fund’s outstanding voting securities, on 60 days’ written notice to the Investment Adviser, or by the Investment Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Fund.

Board Approval of the Investment Management Agreement
In accordance with Section 15(a) and 15(c) of the 1940 Act, a majority of the Independent Directors are required to approve any written contract between the Fund and any person serving or acting as an investment adviser to the Fund, and such approval must be at an in-person meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s annual report to shareholders for the period ending December 31, 2022.
Shareholder Approval of Investment Management Agreement
On August 9, 2022, pursuant to Section 2-505 of the MGCL, and as provided by the Charter and the Bylaws, our Shareholders holding an aggregate of 16,492,744 of our Shares, representing 100% of our issued and outstanding Shares as of August 9, 2022, unanimously approved the Investment Management Agreement.
Administration Agreement
The Fund has entered into the Administration Agreement with the Administrator, under which the Administrator will provide administrative services for the Fund, including arranging office facilities for the Fund and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, the Administrator will also perform, or oversee the performance of, the Fund’s required administrative services, which includes being responsible for the financial records which the Fund is required to maintain, preparing reports to the Fund’s Shareholders and reports filed with the SEC and providing the services of the Fund’s Chief Financial Officer, Chief Compliance Officer, and their respective staffs. In addition, the Administrator will assist the Fund in determining and publishing its NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Shareholders, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.
Potential Conflicts of Interest
The Fund, the Investment Adviser, and the Fund’s respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with the Fund’s activities and investments. For example, the certain personnel of the Investment Adviser serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds, accounts, or investment vehicles managed by them. Similarly, the Investment Adviser may have other clients with similar, different or competing investment objectives as the Fund. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Fund or its Shareholders.
The Investment Adviser or its affiliates may also earn additional fees related to the securities in which the Fund invests, which may result in conflicts of interests for the senior investment professionals and members of the Investment Committee making investment decisions. For example, subject to any applicable limitations under applicable law, the Investment Adviser and its affiliates may act as an arranger, syndication agent or in a similar capacity with respect to securities in which the Fund invests, in which case the Investment Adviser and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from the management fees paid by the Fund. Additionally, subject to any applicable limitations under applicable law, affiliates of the Investment Adviser may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder. The Investment Adviser may also simultaneously be managing certain securities for the Fund and the same investments on a whole-loan, whole-security basis for TIAA pursuant to separate engagements, which may lead to conflicts of interest.
In certain instances, it is possible that other entities managed by the Investment Adviser or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Fund, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Fund, including with respect to material terms and conditions, including without limitation seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances, these investments may be in positions or interests which are potentially adverse to those taken or held by the Fund. In such circumstances, policies and procedures will be implemented to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of the Investment Adviser), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as shall be established from time to time to address such conflicts.
Further, subject to any applicable limitations under applicable law, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Fund and/or one or more of its affiliates. In some cases, investments that are originated or otherwise sourced by the Investment Adviser may be funded by a loan syndicate organized by the Investment Adviser or its affiliates (“Loan Syndicate”). The participants in a Loan Syndicate (“Loan Syndicate Participants”), in addition to the Fund and its affiliates, may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest). The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure. Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the Portfolio Investment is a part or in different positions in the capital structure under such Portfolio Investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders. In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness. The Investment Adviser expects that the Portfolio Investments held by the Fund and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility or a tranche thereof of which the Fund’s investment is a part (other than preventing those that require the consent of each lender). As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Fund and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which the Investment Adviser could exercise on behalf of the Fund, and may exercise such control in a manner adverse to the interests of the Fund.
In addition, TIAA may be a limited partner investor in the private equity funds that own the Portfolio Companies in which the Fund will invest or TIAA may otherwise have a relationship with the private equity funds or Portfolio Companies, which may give rise to certain conflicts or limit the Fund’s ability to invest in such Portfolio Companies. TIAA (and other managed accounts and clients of Nuveen, LLC (“Nuveen”) and its affiliated entities) may also hold passive equity co-investments in such private equity funds or Portfolio Companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or Portfolio Company, which may give rise to certain conflicts for the investment professionals of Nuveen (including the Investment Adviser) when making investment decisions.
For further discussion of the risks associated with these potential conflicts of interest, see “Risk Factors—Risks Related to the Fund’s Business—“There may be conflicts related to obligations that senior investment professionals of the Investment Adviser and members of the Investment Committee have to other clients” and “—There may be conflicts related to the investment and related activities of TIAA, the Administrator and the Investment Adviser.”
Control Persons and Principal Holders of Securities
“Control” as defined in Item 9.3 of Form N-2 means (1) the beneficial ownership, either directly or through one or more controlled companies, or more than 25 percent of the voting securities of a company; (2) the acknowledgement or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists. To the knowledge of the Fund, as of September 7, 2022, UAW Retirees Medical Benefits Trust (“UAW RMBT”), a Shareholder,

beneficially owned 99.0% of the outstanding voting securities of the Fund based upon information contained in the Amendment No. 3 to Schedule 13D/A filed on September 7, 2022 by UAW RMBT.
The UAW Chrysler Retirees Medical Benefits Plan, the UAW Ford Retirees Medical Benefits Plan, and the UAW GM Retirees Medical Benefits Plan (collectively, the “Plans”) beneficially owns and has shared voting and dispositive power of 4,649,850, 7,248,997, and 11,946,537 Shares, respectively. UAW RMBT is the trust under which the Plans are established and, pursuant to Rule 13d-3 under the Exchange Act, may be deemed to beneficially own the 23,845,384 Shares held by the Plans. The percentage ownership is based on 24,008,678 Shares outstanding as of September 7, 2022.
As of September 7, 2022, none of the directors of the Board or the executive officers of the Fund own any shares of the Fund’s common stock.
The Investment Adviser is deemed to “control” the Fund within the meaning set forth in Section 2(a)(9) of the 1940 Act. The Investment Adviser does not own any Shares in the Fund, and its controlling influence does not affect the voting rights of other shareholders. The Investment Adviser is a limited liability company organized under the laws of Delaware, and its address is 430 Park Avenue, 14th Floor, New York, NY 10022. The Investment Adviser is majority-owned by Nuveen Alternative Holdings, LLC, which is an indirect subsidiary of Nuveen. Nuveen is a direct subsidiary of TIAA, rendering TIAA the ultimate parent company of the Investment Adviser. TIAA indirectly beneficially owns one percent (1%) of the Fund’s issued and outstanding shares.
Investment Committee
All investment decisions for the Fund require the unanimous consent of the members of the Investment Committee, which is currently comprised of Ken Kencel, Randy Schwimmer, Christopher Cox, Mathew Linett and Shai Vichness. The Investment Committee may be advised by certain senior investment professionals of the Senior Loan Investment Team from time to time. The Investment Committee will draw upon the experience of the Senior Loan Investment Team to source and evaluate investments. The members of the Senior Loan Investment Team have on average nearly 30 years of industry experience and have focused expertise in originating, underwriting, and monitoring middle market investments. In addition, many of the members of the Senior Loan Investment Team have held senior management and other positions at a number of leading middle market firms and have existing relationships with many of the active participants in the middle market.
Investment Committee Members
Ken Kencel, President and Chief Executive Officer, Churchill Asset Management LLC
Kenneth J. Kencel serves as President and Chief Executive Officer of the Fund and as President and Chief Executive Officer of the Investment Adviser. Throughout his career in the investment industry, he has accrued a broad range of experience in leading middle market businesses. Previously, Mr. Kencel served as president and a director of Carlyle Secured Lending, Inc., formerly known as TCG BDC, Inc. and Carlyle GMS Finance (Carlyle’s publicly traded BDC). Prior to that, he founded and was president and CEO of Churchill Financial, served as head of leveraged finance for Royal Bank of Canada, and was head of Indosuez Capital, a leading middle market merchant banking and asset management business. Mr. Kencel also helped to found the high yield finance business at both Chase Securities (now JP Morgan) and SBC Warburg (now UBS). Mr. Kencel graduated with a B.S., magna cum laude, in Business Administration from Georgetown University and a J.D. from Northwestern University School of Law. He serves on the Pension Investment Advisory Committee for the Archdiocese of New York, the Board of Trustees of Canisius High School and the Advisory Board of Teach for America (Connecticut). Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University.
Randy Schwimmer, Senior Managing Director, Co-Head of Senior Lending, Churchill Asset Management LLC
Durant D. (“Randy”) Schwimmer serves on the Investment Committee and supervises origination and capital markets for the Senior Loan Investment Team. He is widely credited with developing loan syndications for middle market companies. Mr. Schwimmer brings 30 years of experience in middle market finance to the Investment

Adviser, having served as a Senior Managing Director and Head of Capital Markets & Indirect Origination at Churchill Financial. In those positions, he took responsibility for all loan capital markets activities and for managing the firm’s indirect origination platform. Before then, Mr. Schwimmer worked as Managing Director and Head of Leveraged Finance Syndication for BNP Paribas. He spent 15 years at JP Morgan Chase in Corporate Banking and Loan Syndications, where he originated, structured, and syndicated leveraged loans. Mr. Schwimmer graduated from Trinity College with a cum laude B.A. He earned his M.A. from the University of Chicago.
Christopher Cox, Senior Managing Director & Chief Risk Officer, Churchill Asset Management LLC
Christopher Cox serves on the Investment Committee and as Chief Risk Officer of Churchill. Previously, he was a principal of Carlyle Secured Lending, Inc., formerly known as TCG BDC, Inc. and Carlyle GMS Finance (Carlyle’s publicly traded BDC) and was a managing director and Chief Risk Officer for Churchill Financial, which he joined in 2006. In this role, he was responsible for overseeing the company’s risk management infrastructure, including all risk management process and policies. Prior to this, Mr. Cox was a senior vice president at GE Commercial Finance (a division of GE Capital) from 1997 to 2006, where he held various risk management roles within the corporate lending group, focusing on middle market transactions. Mr. Cox also worked at Gibbs & Cox, Inc. in New York, NY. Mr. Cox received his B.S. in civil engineering from Tufts University and his MBA from Fordham University.
Mathew Linett, Senior Managing Director, Co-Head of Senior Lending, Churchill Asset Management LLC
Mathew Linett serves on the Investment Committee and serves as Senior Managing Director, Head of Underwriting for the Senior Loan Investment Team of the Investment Adviser. He brings approximately 25 years of leveraged finance experience with a strong emphasis on the middle market. He has invested at all levels of the capital structure including senior secured loans, public and private mezzanine debt, as well as private equity co-investments. In addition, he has significant distressed debt experience both as an investor in the secondary market as well as through direct workouts of middle market loans. Previously, he was a Credit Portfolio Manager at Loeb King Capital and Havens Advisors, a Senior Vice President at Jefferies & Co., as well as a Vice President at Indosuez Capital, a middle market merchant banking and asset management business. Mr. Linett and Mr. Kencel worked closely together at Indosuez Capital. Mr. Linett graduated cum laude from the University of Pennsylvania’s dual degree program with a B.S. in economics from the Wharton School and a B.A. (honors) in international relations from the College of Arts and Sciences.
Shai Vichness, Senior Managing Director and Chief Financial Officer, Churchill Asset Management LLC
Shai Vichness serves on the Investment Committee and serves as Chief Financial Officer and Treasurer of the Fund and as a Senior Managing Director and the Chief Financial Officer of the Investment Adviser. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of the Investment Adviser as an affiliate in 2015. Since the launch of the Investment Adviser, Mr. Vichness has been a member of the Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a BBA from Baruch College, CUNY and is a CFA charterholder.
Other Senior Investment Professionals of the Investment Adviser
David Heilbrunn, Senior Managing Director, Head of Product Development & Capital Raising, Churchill Asset Management LLC
David A. Heilbrunn serves on the Investment Committee and leads product development and capital raising for the Investment Adviser, focusing on strategic initiatives, structuring new products and developing important institutional client relationships. He is also responsible for optimizing the firm’s various financing arrangements and supervises the Investment Adviser’s CLO platform. Prior to joining in 2017, Mr. Heilbrunn held senior roles at several firms, including managing director of Fifth Street Asset Management; managing director of The Carlyle Group; senior managing director and Head of Corporate Strategy & Development for Churchill Financial; and

managing director and CDO Group Head for Bear Stearns & Co. and JP Morgan. Mr. Heilbrunn received an M.B.A., with Distinction, from the Ross School of Business at the University of Michigan and a B.S. in accounting, magna cum laude, from The State University of New York at Albany in 1987.
The statement of additional information (“SAI”) provides additional information about the compensation of, any other accounts managed by, and any fund shares held by the members of the Investment Committee and other named senior investment professionals of the Investment Adviser.
Other Accounts Managed by Portfolio Managers
The portfolio managers primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of June 30, 2022: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.
Kenneth Kencel

Type of Account	Number of Accounts	Assets of Accounts ($ in million)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	—	—	—	—
Other pooled investment vehicles:(1)	32	$9,852,026,561	28	$9,758,097,208
Other accounts	11	$19,229,888,404	5	$1,454,016,613
Randy Schwimmer

Type of Account	Number of Accounts	Assets of Accounts ($ in million)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	—	—	—	—
Other pooled investment vehicles:(1)	15	$6,873,787,798	12	$6,686,997,239
Other accounts	7	$6,230,399,428	5	$1,454,016,613
Christopher Cox

Type of Account	Number of Accounts	Assets of Accounts ($ in million)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	—	—	—	—
Other pooled investment vehicles:(1)	15	$6,873,787,798	12	$6,686,997,239
Other accounts	7	$6,230,399,428	5	$1,454,016,613
Matthew Linett

Type of Account	Number of Accounts	Assets of Accounts ($ in million)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee $ in millions)
Registered investment companies	—	—	—	—
Other pooled investment vehicles:(1)	15	$6,873,787,798	12	$6,686,997,239
Other accounts	7	$6,230,399,428	5	$1,454,016,613

Shai Vichness

Type of Account	Number of Accounts	Assets of Accounts ($ in million)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee ($ in millions)
Registered investment companies	—	—	—	—
Other pooled investment vehicles:(1)	15	$6,873,787,798	12	$6,686,997,239
Other accounts	7	$6,230,399,428	5	$1,454,016,613
__________________
(1)Includes investment companies that have elected to be regulated as BDCs under the 1940 Act.
Compensation of Investment Committee Members
The compensation of the Investment Committee members generally consists of base salary and a discretionary performance-based bonus, combined with a direct share of any -performance fees generated by private client accounts managed by Churchill that are subject to performance-based fees. In addition, each of the Investment Committee members owns a minority interest in Churchill itself (while the majority and controlling interest is owned by Churchill’s ultimate parent entity, TIAA). The performance-based bonus portion of the compensation is determined by the overall performance of Churchill and of its client accounts, as well as other qualitative factors. These qualitative factors include, but are not limited to, collaboration across functional areas, ethical behavior, and volume and quality of work product. Performance assessments are based on the overall performance of the employee relative to all funds, accounts and companies managed by Churchill.
Dollar Range of Equity Securities Beneficially Owned by Investment Committee Members
The table below shows the dollar range of equity securities of the Fund and the aggregate dollar range of equity securities of the Fund that were beneficially owned by each member of the Investment Committee as of June 30, 2022, stated as one of the following dollar ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000; or Over $100,000.

Name	Dollar Range of Equity Securities in the Fund(1)
Kenneth Kencel	None
Randy Schwimmer	None
Christopher Cox	None
Mathew Linett	None
Shai Vichness	None
__________________
(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
Custodian
U.S. Bank National Association (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Investment Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 800 Nicollet Mall, Minneapolis, Minnesota, 55480.
Fund Expenses
The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business are and will be provided through the Administration Agreement and the Investment Management Agreement.

All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement (as opposed to the accounting, compliance and other administrative services set forth below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by the Fund.
Following the effective date of this Registration Statement, the Fund will bear its own legal and other expenses incurred in connection with its ongoing operations and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee).
In addition to Management Fees, except as noted above, the Fund will bear all other reasonable costs and expenses that are directly and specifically related to its operations, including without limitation:
•all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of the Fund’s investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to the below) and financing costs (including interest expenses);
•expenses for liability insurance, including cyber insurance and other insurance;
•extraordinary expenses incurred by the Fund (including litigation);
•indemnification and contribution expenses, provided that the Fund will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law;
•taxes and other governmental fees and charges;
•administering and servicing and special servicing fees paid to third parties for the Fund’s benefit;
•the cost of Fund-related operational and accounting software and related expenses;
•the cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor the Fund’s investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Fund);
•expenses related to the valuation or appraisal of its investments;
•risk, research and market data-related expenses (including software) incurred for the Fund’s investments;
•fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 filings), blue sky filings and registration statement filings, as applicable) to which the Fund is subject or incurred in connection with any governmental inquiry, investigation or proceeding involving the Fund; provided that the Fund will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, if applicable;
•costs associated with the wind-up, liquidation, dissolution and termination of the Fund;
•other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Management Agreement and the Administration Agreement and fees for outside services provided to the Fund or on its behalf;

•expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law;
•annual or special meetings of the Shareholders;
•the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of the Fund’s status as a registered closed-end fund;
•ongoing Fund offering expenses;
•federal and state registration fees pertaining to the Fund;
•costs of Fund-related Form N-CSRs, Shareholders’ reports and notices;
•costs associated with obtaining fidelity bonds as required by the 1940 Act;
•printing, mailing and all other similar direct expenses relating to the Fund; and
•expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Fund, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts.
Code of Ethics
The Fund and the Investment Adviser are each subject to a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions by the Fund’s officers and the Investment Adviser’s employees. The Fund has also adopted a separate code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions by the Fund’s independent directors. Individuals subject to these codes are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with such code’s requirements. You may obtain copies of these codes of ethics on the EDGAR database on the SEC’s website at www.sec.gov, by e-mailing the Investment Adviser at investor.relations@churchillam.com, or by writing to the Investment Adviser at Investor Relations c/o Churchill Asset Management, 430 Park Avenue, 14th Floor, New York, NY 10022.
Compliance Policies and Procedures
The Fund and the Investment Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws, and they are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The Fund’s Chief Compliance Officer is responsible for administering these policies and procedures.
*     *     *     *     *

RISK FACTORS
Investments in the Fund involve a high degree of risk. There can be no assurance that the Fund’s investment objectives will be achieved, or that a Shareholder will receive a return of his, her or its capital. In addition, there will be occasions when the Investment Adviser and its affiliates may encounter potential conflicts of interest in connection with the Fund. The following are certain risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund. If any of those risks actually occurs, the Fund’s business, financial condition and results of operations could be materially and adversely affected, and you may lose all or part of your investment.
Risks Related to the Fund’s Structure
The Fund is a closed-end fund and investors should not invest in the Fund if they need a liquid investment.
The Fund has been organized as a non-diversified, closed-end management investment company and is designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. The Fund’s Shares are not registered under the Securities Act, or any state securities law and are restricted as to transfer by law and the terms of the Fund’s Charter. Shareholders generally may not sell, assign or transfer Shares without prior written consent of the Investment Adviser, which the Investment Adviser may grant or withhold in its sole discretion. Shareholders must be prepared to bear the economic risk of an investment in the Shares for an indefinite period of time.
The Fund is a non-diversified management investment company.
The Fund is a "non-diversified" management investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the Fund's assets that may be invested, directly or indirectly, in the securities of any one issuer. However, the Fund will be subject to diversification requirements applicable to RICs under the Code.
The Investment Management Agreement with the Investment Adviser and the Administration Agreement with the Administrator were not negotiated on an arm’s length basis.
The Investment Management Agreement and the Administration Agreement were negotiated between related parties. The Fund may choose not to enforce, or to enforce less vigorously, the Fund’s respective rights and remedies under these agreements because of the Fund’s desire to maintain the Fund’s ongoing relationship with the Investment Adviser, the Administrator and their respective affiliates. Any such decision, however, could cause the Fund to breach its fiduciary obligations to its Shareholders.
The Investment Adviser’s liability is limited under the Investment Management Agreement, and the Fund has agreed to indemnify the Investment Adviser against certain liabilities, which may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.
Under the Investment Management Agreement, the Investment Adviser does not assume any responsibility other than to render the services called for under that agreement, and it is not responsible for any action of the Board in following or declining to follow the Investment Adviser’s advice or recommendations. Under the terms of the Investment Management Agreement, the Investment Adviser, its officers, members, personnel, any person controlling or controlled by the Investment Adviser are not liable for acts or omissions performed in accordance with and pursuant to the Investment Management Agreement, except those resulting from acts constituting negligence, willful misfeasance, bad faith, breach of its fiduciary duties, if applicable, or reckless disregard of the Investment Adviser’s duties under the Investment Management Agreement. In addition, the Fund has agreed to indemnify the Investment Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Fund’s business and operations or any action taken or omitted pursuant to authority granted by the Investment Management Agreement, except where attributable to negligence, willful misfeasance, bad faith, breach of its fiduciary duties, or reckless disregard of such person’s duties under the Investment Management Agreement. These protections may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.
Risks Related to the Fund’s Business
The Fund depends upon the senior management of the Investment Adviser for its success, and upon its access to the investment professionals of the Administrator and its affiliates.
The Fund does not have any internal management capacity or employees. The Fund depends on the investment expertise, skill and network of business contacts of the senior investment professionals of the Investment Adviser, who evaluate, negotiate, structure, execute, monitor and service the Fund’s investments in accordance with the terms of the Investment Management Agreement. The Fund’s success depends to a significant extent on the continued service and coordination of the senior investment professionals of the Investment Adviser. These individuals may have other demands on their time now and in the future, and the Fund cannot assure you that they will continue to be actively involved in the Fund’s management. None of these individuals are subject to an employment contract with the Fund, and the departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on the Fund’s ability to achieve its investment objective.
The Investment Adviser is also responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring investments and monitoring and servicing investments to the Fund. The Fund’s investments will be almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans,” “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce the Fund’s NAV and income distributions. In addition, many of the investments the Fund could potentially acquire in the secondary market may also have less restrictive covenant terms that provide it with fewer protections, called “covenant-lite” loans that generally provide for fewer restrictions on the borrower’s operations and use of proceeds than do debt instruments that contain traditional financial and operating covenants.
The Investment Committee that oversees the Fund’s investment activities is comprised of representatives of the Senior Loan Investment Team. The Investment Committee consists of Ken Kencel, Randy Schwimmer, Christopher Cox, Mathew Linett and Shai Vichness. The loss of any member of the Investment Committee or of other members of the Senior Loan Investment Team could negatively impact the Fund’s ability to achieve its investment objectives and operate as anticipated. This could have a material adverse effect on the Fund’s financial condition and results of operations.
The Fund’s business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of the Investment Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect the Fund’s business.
The Fund depends upon the senior investment professionals of the Investment Adviser to maintain their relationships with financial institutions, sponsors and investment professionals. The Fund relies to a significant extent upon these relationships to provide it with potential investment opportunities. If the senior investment professionals of the Investment Adviser fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, the Fund will not be able to grow its investment portfolio. In addition, individuals with whom the senior investment professionals of the Investment Adviser have relationships are not obligated to provide the Fund with investment opportunities, and, therefore, it can offer no assurance that these relationships will generate investment opportunities for it in the future.

The Fund’s financial condition and results of operations depend on its ability to manage its business effectively.
The Fund’s ability to achieve its investment objective and grow depends on its ability to manage its business. This depends, in turn, on the ability of the Investment Adviser to identify, invest in and monitor companies that meet the Fund’s investment criteria. The achievement of the Fund’s investment objective depends upon the Investment Adviser’s execution of the Fund’s investment process, their ability to provide competent, attentive and efficient services to the Fund and, to a lesser extent, the Fund’s access to financing on acceptable terms. The Investment Adviser has substantial responsibilities under the Investment Management Agreement with the Fund. The senior origination professionals and other personnel of the Investment Adviser and its affiliates may be called upon to provide managerial assistance to the Fund’s Portfolio Companies. These activities may distract them or slow the Fund’s rate of investment. Any failure to manage the Fund’s business and its future growth effectively could have a material adverse effect on its business, financial condition, results of operations and prospects. The Fund’s results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if it cannot successfully operate its business or implement its investment policies and strategies, it could negatively impact its ability to pay dividends or other distributions, and you may lose all or part of your investment.
There may be conflicts related to obligations that senior investment professionals of the Investment Adviser and members of the Investment Committee have to other clients.
The senior investment professionals of the Investment Adviser and members of the Investment Committee serve or may serve as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds, accounts or other investment vehicles sponsored or managed by the Investment Adviser or its affiliates. Similarly, the Investment Adviser may have other clients or other accounts with similar, different or competing investment objectives as the Fund. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in best interests of the Fund or in the best interest of the Shareholders. For example, Messrs. Kencel, Schwimmer, Cox, Linett and Vichness have and will continue to have management responsibilities for other investment funds, including Nuveen Churchill Direct Lending Corp. and Nuveen Churchill Private Capital Income Fund, each a BDC, and other accounts or other investment vehicles sponsored or managed by affiliates of the Investment Adviser. The Investment Adviser seeks to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their respective allocation policies. In addition, subject to applicable law, the Investment Adviser or its affiliates may earn additional fees related to the securities in which the Fund invests, which may result in conflicts of interests for the senior investment professionals of the Investment Adviser and members of the Investment Committee making investment decisions. For example, the Investment Adviser and its affiliates may act as an arranger, syndication agent or in a similar capacity with respect to securities in which the Fund invests, in which case the Investment Adviser and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from management fees paid by the Fund. Additionally, subject to applicable law, affiliates of the Investment Adviser may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder.
The Investment Adviser may also simultaneously be managing certain securities for the Fund and the same investments on a whole-loan, whole-security basis for TIAA pursuant to separate engagements, which may lead to conflicts of interest.
As described herein, in certain instances, it is possible that other entities managed by the Investment Adviser or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Fund, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Fund, including with respect to material terms and conditions, including without limitation seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances these investments may be in positions or interests that are potentially adverse to those taken or held by the Fund. In such circumstances, measures will be taken to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of the Investment Adviser), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as shall be established from time to time to address such conflicts.
The recommendations given to the Fund by the Investment Adviser may differ from those rendered to its other clients.
The Investment Adviser and its affiliates may give advice and recommend securities to other clients which may differ from advice given to or securities recommended or bought for the Fund, even though such other clients’ investment objectives may be similar to the Fund’s, which could have an adverse effect on the Fund’s business, financial condition and results of operations.
There may be conflicts related to the investment and related activities of TIAA, the Administrator and the Investment Adviser.
Subject to any applicable limitations under law, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Fund and/or one or more of its affiliates. In some cases, investments that are originated or otherwise sourced by the Investment Adviser may be funded by a Loan Syndicate. The Loan Syndicate Participants, in addition to the Fund and its affiliates, may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest). The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure. Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the Portfolio Investment is a part or in different positions in the capital structure under such Portfolio Investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders. In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness. The Investment Adviser expects that the Portfolio Investments held by the Fund and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility or a tranche thereof of which the Fund’s investment is a part (other than preventing those that require the consent of each lender). As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Fund and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which the Investment Adviser could exercise on behalf of the Fund, and may exercise such control in a manner adverse to the interests of the Fund.
In addition, TIAA, in connection with its advisory relationship with the Investment Adviser, may be a limited partner investor in many of the private equity funds that own the Portfolio Companies in which the Fund will invest or TIAA may otherwise have a relationship with the private equity funds or Portfolio Companies, which may give rise to certain conflicts or limit the Fund’s ability to invest in such Portfolio Companies. TIAA (and other private clients managed by the Investment Adviser and/or its affiliates) may also hold passive equity co-investments in such private equity funds or Portfolio Companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or Portfolio Company, which may give rise to certain conflicts for the investment professionals of affiliates of the Investment Adviser when making investment decisions.
Each of the Investment Adviser, the Administrator and their affiliates have policies and procedures in place designed to identify and manage potential conflicts of interest between its fiduciary obligations to the Fund and its similar fiduciary obligations to other clients (including affiliated clients). For example, the Investment Adviser has put in place an investment allocation policy that is designed to ensure the equitable allocation of investment opportunities among its client accounts and compliance with the requirements of the Order from the SEC relating to co-investments. In addition, the Investment Adviser has established a code of ethics applicable to the Investment Adviser, its affiliates and the Independent Directors of the Fund, governing the actions of such persons, including employees and officers of the Investment Adviser. In the event that a conflict of interest arises, the Investment

Adviser will endeavor, so far as it is able, to ensure that such conflict is either avoided or resolved in a manner consistent with applicable law and such policies and procedures. However, there can be no assurance that each conflict of interest will be resolved in a manner that is favorable to the Fund relative to other client accounts of the Investment Adviser, and any such conflicts of interest could have a material adverse effect on the Fund.
The Senior Loan Investment Team or the Investment Committee may, from time to time, possess material nonpublic information, limiting the Fund’s investment discretion.
The managing members and the senior origination professionals of the Senior Loan Investment Team and the senior professionals and members of the Investment Committee may serve as directors of, or in a similar capacity with, companies in which the Fund invests, the securities of which are purchased or sold on the Fund’s behalf. In the event that material nonpublic information is obtained with respect to such companies, or the Fund becomes subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, the Fund could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on the Fund.
The valuation process for certain of the Fund’s portfolio holdings may create a conflict of interest.
Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by the Board. Some of the Fund’s Portfolio Investments are made in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and the Fund values these securities at fair value as determined in good faith by the Board, including to reflect significant events affecting the value of its securities. The participation of the Investment Adviser’s investment professionals in valuation process, and the employment relationship between a member of the Board and the Investment Adviser, could result in a conflict of interest. The independent third-party valuation firm is not an affiliate of the Investment Adviser.
The Fund does not expect to replicate the historical performance of other entities managed or supported by the Investment Adviser.
The track record and achievements of the senior investment professionals of the Investment Adviser are not necessarily indicative of future results that will be achieved by the Investment Adviser. As a result, the Investment Adviser may not be able to achieve the same or similar returns as those previously achieved by the senior investment professionals of the Investment Adviser, or those of its affiliates, including Nuveen Churchill Direct Lending Corp., Nuveen Churchill Private Capital Income Fund, and other funds and accounts that the Investment Adviser manages. In addition, the Fund’s investment strategies may differ from those of the Investment Adviser or its affiliates. The Fund is subject to certain regulatory restrictions that do not apply to the Investment Adviser or its affiliates.
The Fund is generally not permitted to invest in any Portfolio Company in which the Investment Adviser or any of its affiliates, including Nuveen Churchill Direct Lending Corp., Nuveen Churchill Private Capital Income Fund, and other funds and accounts that the Investment Adviser manages, currently have an investment, or to make any co-investments with the Investment Adviser or its affiliates, except to the extent permitted by the 1940 Act or pursuant to the Order. This may adversely affect the pace at which the Fund makes investments. Finally, the Fund can offer no assurance that the investment team will be able to continue to implement the investment objective with the same degree of success as it has had in the past.
There is uncertainty as to the value of the Fund’s Portfolio Investments because most of the Fund’s investments are, and may continue to be, in private companies and recorded at fair value. In addition, the fair values of the Fund’s investments are determined by the Board in accordance with the Fund’s valuation policy.
Some of the investments made by the Fund are and may be in the form of securities or loans that are not publicly traded. The fair value of these investments may not be readily determinable. Under the 1940 Act, the Fund is required to carry its Portfolio Investments at market value or, if there is no readily available market value, at fair value as determined in good faith by the Board, including to reflect significant events affecting the value of the Fund’s securities. The Fund ((x) through an unaffiliated third-party firm, or (y) through the Investment Adviser and/or Administrator) values its investments for which it does not have readily available market quotations quarterly, or more frequently as circumstances require, at fair value as determined in good faith by the Board in accordance with its valuation policy, which is at all times consistent with U.S. generally accepted accounting principles (“GAAP”).
The Fund utilizes independent third-party and unaffiliated valuation firms to assist in valuing its Portfolio Investments. The valuations of such third-party and unaffiliated valuation firms are provided to the Audit Committee without adjustment. The Board considers such valuations in its good faith determination of the fair value of the Fund’s investments.
The Fund’s ability to achieve its investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, the Fund’s ability to achieve its investment objective could be significantly harmed.
The Fund depends on the investment judgment, skill and relationships of the investment professionals of the Investment Adviser, particularly Messrs. Kencel, Schwimmer, Vichness, Cox and Linett, as well as other key personnel, to identify, evaluate, negotiate, structure, execute, monitor and service the Fund’s investments. The Investment Adviser is supported by the Senior Loan Investment Team of the Investment Adviser and its affiliates to fulfill its obligations to the Fund under the Investment Management Agreement. The Investment Adviser may also depend upon professionals of the Investment Adviser and its affiliates to obtain access to investment opportunities originated by such parties. The Fund’s future success depends to a significant extent on the continued service and coordination of the key investment personnel of the Investment Adviser. The departure of any of these individuals could have a material adverse effect on the Fund’s ability to achieve its investment objective. The Investment Committee, which provides oversight over the Fund’s investment activities, is provided by the Investment Adviser. The loss of any member of the Investment Committee or of other senior professionals of the Investment Adviser and its affiliates without suitable replacement could limit the Fund’s ability to achieve its investment objective and operate as anticipated. This could have a material adverse effect on the Fund’s financial condition, results of operation and cash flows. To achieve the Fund’s investment objective, the Investment Adviser may hire, train, supervise and manage new investment professionals to participate in its investment selection and monitoring process. If the Investment Adviser is unable to find investment professionals or do so in a timely manner, the Fund’s business, financial condition and results of operations could be adversely affected.
The Fund’s ability to enter into transactions with its affiliates is restricted, which may limit the scope of investments available to it.
The Fund is prohibited under the 1940 Act from participating in certain transactions with its affiliates, including Nuveen Churchill Direct Lending Corp., Nuveen Churchill Private Capital Income Fund, and other funds and accounts that the Investment Adviser manages, without the prior approval of the Independent Directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of the Fund’s outstanding voting securities is an affiliate for purposes of the 1940 Act, and is generally prohibited from buying any security from such affiliate, absent the prior approval of the Independent Directors. The 1940 Act also prohibits the Fund from participating in certain “joint” transactions with certain of its affiliates, including Nuveen Churchill Direct Lending Corp., Nuveen Churchill Private Capital Income Fund, and other funds and accounts that the Investment Adviser manages, which could include investments in the same portfolio company without prior approval of the independent directors and, in some cases, of the SEC. For example, the Fund is prohibited from buying or selling any security from or to any person (or certain affiliates of a person) who owns more than 5% of its voting securities, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, the Fund may be prohibited from buying or selling any security (other than any security of which it is the issuer) from or to any portfolio company at the same time as another fund managed by the Investment Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to it.
The Fund may, however, co-invest with the Investment Adviser and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, the Fund may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting it and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on the Fund’s behalf and on behalf of other clients, negotiates no term other than price. The Fund may also co-invest with the Investment Adviser or its affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, and the Investment Adviser’s allocation policy, which the Investment Adviser maintains in writing. Under this allocation policy, a portion of each opportunity, which may vary based on asset class and from time to time, is offered to the Fund and similar eligible accounts, as periodically determined by the Investment Adviser. However, the Fund can offer no assurance that investment opportunities will be allocated to it fairly or equitably in the short-term or over time.
Additionally, the Investment Adviser and certain other funds and accounts sponsored or managed by the Investment Adviser and its affiliates (including the Fund) have been granted the Order by the SEC, which allows the Fund greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Fund to co-invest with other accounts sponsored or managed by the Investment Adviser or its affiliates in a manner consistent with its investment objective, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors.
In situations where co-investment with other funds managed by the Investment Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer on a differential basis between clients, or where the different investments could be expected to result in a conflict between the Fund’s interests and those of other clients of the Investment Adviser that cannot be mitigated or otherwise addressed pursuant to the policies and procedures of the Investment Adviser, the Investment Adviser must decide which client will proceed with the investment. The Investment Adviser makes these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time (and which takes into consideration the ability of the relevant account(s) to acquire securities in an amount and on terms suitable for the relevant transaction). Moreover, there will be a conflict of interest if the Fund invests in any issuer in which a fund managed by the Investment Adviser or its affiliates, including Nuveen Churchill Direct Lending Corp., Nuveen Churchill Private Capital Income Fund, and other funds and accounts that the Investment Adviser manages, has previously invested, and in some cases, the Fund will be restricted from making such an investment. Similar restrictions limit the Fund’s ability to transact business with its officers or directors or their affiliates.
If the Investment Adviser forms other affiliates in the future, the Fund may co-invest on a concurrent basis with such other affiliate, pursuant to the Order and other applicable regulations and regulatory guidance and the Fund’s allocation procedures. In addition, the Fund pays Management Fees to the Investment Adviser and reimburses the Investment Adviser for certain expenses it incurs. As a result, investors in the Fund’s Shares invest on a “gross” basis and receive distributions on a “net” basis after the Fund’s expenses. Any potential conflict of interest arising as a result of the arrangements with the Investment Adviser could have a material adverse effect on the Fund’s business, results of operations and financial condition.
The Fund operates in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
The Fund competes with a number of specialty and commercial finance companies to make the types of investments that it may make in middle market companies, including BDCs, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increased competition for investment opportunities, alternative investment vehicles such as hedge funds may seek to invest in areas they have not traditionally invested in or from which they had withdrawn during the economic downturn, including investing in middle market companies. As a result, competition for investments in middle-market companies has intensified, and Fund expects that trend to continue. Certain of the Fund’s existing and potential competitors are large and may have greater financial, technical and marketing resources. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than the Fund offers. The Fund may lose investment opportunities if it does not match its competitors’ pricing, terms and structure. If the Fund is forced to match its competitors’ pricing, terms and structure, however, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss.
Furthermore, many of the Fund’s competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund, or the source of income, asset diversification and distribution requirements the Fund must satisfy to obtain and maintain its RIC tax treatment. The competitive pressures the Fund faces may have a material adverse effect on its business, financial condition and results of operations. As a result of this competition, the Fund may not be able to take advantage of attractive investment opportunities from time to time, and it may not be able to identify and make investments that are consistent with its investment objective.
The Fund will be subject to U.S. federal income tax at corporate rates if it is unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
The Fund intends to qualify annually to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code; however, no assurance can be given that it will be able to qualify for and maintain RIC tax treatment. To receive RIC tax treatment under the Code and to be relieved of U.S. federal taxes on income and gains timely distributed to its Shareholders, the Fund must meet certain requirements, including source-of-income, asset diversification and distribution requirements. The annual distribution requirement (“Annual Distribution Requirement”) applicable to RICs is satisfied if the Fund timely distributes at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its Shareholders on an annual basis. In addition, the Fund will be subject to a 4% nondeductible U.S. federal excise tax to the extent that it does not satisfy certain additional minimum distribution requirements on a calendar year basis. To the extent the Fund uses debt financing, it will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements, each of which could, under certain circumstances, restrict it from making annual distributions necessary to receive RIC tax treatment. If the Fund is unable to obtain cash from other sources, it may fail to be taxed as a RIC and, thus, may be subject to U.S. federal income tax at corporate rates on its entire taxable income without regard to any distributions made by it. In order to be taxed as a RIC, the Fund must also meet certain asset diversification requirements at the end of each quarter of its taxable year. Failure to meet these tests may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC tax treatment. Because most of the Fund’s investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If the Fund fails to be taxed as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to Shareholders and the amount of its distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and its Shareholders.
An extended disruption in the capital markets and the credit markets could negatively affect the Fund’s business.
It will be necessary for the Fund to maintain its ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, the Fund may be forced to curtail business operations, or it may not be able to pursue new business opportunities. The capital markets and the credit markets have experienced periods of extreme volatility and disruption and, accordingly, there has been and may in the future be uncertainty in the financial markets in general. Ongoing disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict the Fund’s business operations and could adversely impact its results of operations and financial condition.
The Fund may access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund. A reduction in the availability of new capital could limit the Fund’s ability to pursue new business opportunities and grow its business. In addition, the Fund is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its Shareholders to qualify for the tax benefits available to RICs. As a result, these earnings will not be available to fund new investments. An inability to access the capital markets successfully could limit the Fund’s ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which may have an adverse effect on the value of its securities.

The Fund may have difficulty paying its required distributions if it recognizes income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, the Fund will include in income certain amounts that it has not yet received in cash, such as original issue discount, or through contracted paid-in-kind (“PIK”) interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Original issue discount, which could be significant relative to the Fund’s overall investment activities, or increases in loan balances as a result of contracted PIK arrangements, will be included in income before it receives any corresponding cash payments. The Fund also may be required to include in income certain other amounts that it will not receive in cash.
Because the Fund may recognize income before or without receiving cash representing such income, it may have difficulty meeting the requirements applicable to RICs. In such a case, the Fund may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital, or reduce new investment originations and sourcings to meet these distribution requirements. If the Fund is not able to obtain such cash from other sources, it may fail to qualify as a RIC and thus be subject to U.S. federal income tax at corporate rates.
There are significant financial and other resources necessary to comply with the requirements of being an SEC reporting entity.
The Fund is subject to certain requirements contained in the 1940 Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), compliance with which may place a strain on the Fund’s systems and resources. The 1940 Act requires that the Fund file certain periodic and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires that the Fund maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of the Fund’s disclosure controls and procedures and internal controls, significant resources and management oversight will be required. The Fund intends to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows. The Fund expects to incur significant additional annual expenses related to these steps and, among other things, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.
Provisions in the Fund’s credit facility may limit discretion.
At the Fund’s discretion, it may utilize the leverage available under the Subscription Facility for investment and operating purposes. Additionally, in the future, the Fund may enter into additional credit facilities to the extent that doing so would not violate any of the provisions of Section 18 of the 1940 Act. To the extent the Fund borrows money to make investments, such underlying credit facility may be backed by all or a portion of the Fund’s loans and securities on which the lenders will have a security interest. The Fund may pledge up to 100% of its assets and may grant a security interest in any or all of its assets under the terms of any debt instrument it enters into with lenders. The Fund expects that any security interests it grants will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, the Fund expects that the custodian for its securities serving as collateral agent for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If the Fund were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of the Fund’s assets securing such debt, which would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.
In addition, any security interests and/or negative covenants required by a credit facility may limit the Fund’s ability to create liens on assets to secure additional debt, and may make it difficult for the Fund to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if the Fund’s borrowing base under a credit facility were to decrease, the Fund may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of the Fund’s assets are secured at the time of such a borrowing base deficiency, the Fund could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on its ability to fund future investments and to make distributions.
The Fund may be subject to limitations as to how borrowed funds may be used.
The Fund may incur leverage through the issuance of debt securities or preferred shares and/or borrowing money from banks or other financial institutions, which are collectively referred to as “senior securities,” up to the maximum amount permitted by the 1940 Act. The Fund may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount, type, class, security, pricing and costs and structural and contractual rights associated with funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on the Fund’s business and financial condition. This could reduce the Fund’s liquidity and cash flow and impair its ability to grow its business. Notably, the Fund does not currently intend to issue preferred shares; however, any such future issuance may only occur subject to the approval of the Fund’s Shareholders.
On September 9, 2021, the Fund entered into the Subscription Facility. The Subscription Facility will mature on September 8, 2023, if not further extended by that date, and has a maximum facility amount of $65 million. Under the Subscription Facility, the Fund is permitted to borrow up to the lesser of $65 million and the Borrowing Base (as defined below and in the Subscription Agreement). The “Borrowing Base” is based upon the unfunded capital commitments of subscribed investors in the Fund that have been approved by Wells Fargo and meet certain criteria (the “Included Investors” or the “Designated Investors”, as applicable). The advance rate for the Included Investors is 90% and for the Designated Investors is 65%. The Subscription Facility contains certain customary affirmative and negative covenants and events of default. The Subscription Facility bears interest at a rate of LIBOR plus 1.90% per annum with respect to LIBOR rate loans or the Reference Rate (as defined in the Subscription Agreement) plus 1.90% per annum with respect to the Reference Rate loans. LIBOR typically has been the reference rate used in floating-rate loans extended to the Fund’s Portfolio Companies and, to some degree, is expected to continue to be used as a reference rate until such time that private markets have fully transitioned to using the SOFR or other alternative reference rates recommended by applicable market regulators. In that regard, upon the occurrence of certain triggering events, the Subscription Facility will bear interest at a rate determined by a Benchmark Replacement (as defined in the Subscription Agreement).
The purpose of the following table is to assist investors in understanding the effects of leverage. The figures appearing in the table are hypothetical, and actual returns may be greater or less than those appearing in the table.

Assumed Return on Portfolio(1) (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Stockholder	(15.25)%	(8.23)%	(1.21)%	5.82%	12.84%
_______________
(1)Assumes $225.5 million in total assets, $52.5 million in debt principal outstanding, $160.5 million in net assets and a weighted-average interest rate of 4.21% on our indebtedness based on our financial data available on June 30, 2022 and as adjusted to reflect anticipated increases to interest rates based on a forward curve. Actual interest payments may be different.
Based on our outstanding indebtedness of $52.5 million as of June 30, 2022, our investment portfolio would have been required to experience an annual return of at least 0.9% to cover annual interest payments on the outstanding debt.

Any defaults under a credit facility could adversely affect the Fund’s business.
In the event the Fund defaults under a credit facility, including the Subscription Facility or other borrowings, the Fund’s business could be adversely affected, as it may be forced to sell a portion of investments quickly and prematurely at what may be disadvantageous prices in order to meet the outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of the Fund’s assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.
Inflation may adversely affect the business, results of operations and financial condition of the Fund’s Portfolio Companies, which may, in turn, impact the valuation of such Portfolio Companies.
Certain of the Fund’s Portfolio Companies may be impacted by inflation, which may, in turn, impact the valuation of such Portfolio Companies. If such Portfolio Companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and their ability to pay interest and principal on the Fund’s loans, particularly if interest rates rise in response to inflation. See “The Fund is exposed to risks associated with changes in interest rates” for a discussion of the risks associated with a rising interest rate environment. In addition, any projected future decreases in Portfolio Companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of the Fund’s investments could result in future unrealized losses and therefore reduce its net assets resulting from operations.
The Fund is exposed to risks associated with changes in interest rates.
Interest rate fluctuations may have a substantial negative impact on the Fund’s investments, the value of its Shares, and its rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on the Fund’s net investment income, while an increase in interest rates could decrease the value of any investments it holds which earn fixed interest rates and increase its interest expense, thereby decreasing its net income. An increase in interest rates available to investors could also make an investment in the Fund’s Shares less attractive unless it is able to increase its dividend rate. In addition, a significant increase in market interest rates could also result in an increase in the Fund’s non-performing assets and a decrease in the value of its portfolio because its floating-rate loan Portfolio Companies may be unable to meet higher payment obligations.
Because the Fund may have borrowed money to make investments, and may intend to continue to borrow money to make such investments, its net investment income will depend in part upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on the Fund’s net investment income. However, an increase in interest rates could decrease the value of any investments the Fund holds which earn fixed interest rates and also could increase its interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make an investment in the Fund’s Shares less attractive if it is not able to increase its distribution rate, which could reduce the value of the Fund’s Shares. Further, rising interest rates could also adversely affect the Fund’s performance if such increases causes its borrowing costs to rise at a rate in excess of the rate that its investments yield.
In periods of rising interest rates, to the extent the Fund borrows money subject to a floating interest rate, its cost of funds would increase, which could reduce its net investment income. Further, rising interest rates could also adversely affect the Fund’s performance if it holds investments with floating interest rates, subject to specified minimum (or “floor”) interest rates, while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may temporarily increase the Fund’s interest expense, even though its interest income from investments is not increasing in a corresponding manner if market rates remain lower than the existing floor rate.

If general interest rates rise, there is a risk that the Portfolio Companies in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with the Fund. Rising interest rates could also cause the Fund’s Portfolio Companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans to its Portfolio Companies, which could adversely affect its net investment income, as increases in the Fund’s cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.
LIBOR is an index rate that historically has been widely used in lending transactions and remains a common reference rate for setting the floating interest rate on private loans. LIBOR typically has been the reference rate used in floating-rate loans extended to the Fund’s Portfolio Companies and, to some degree, is expected to continue to be used as a reference rate until such time that private markets have fully transitioned to using the SOFR or other alternative reference rates recommended by applicable market regulators. Uncertainty relating to the LIBOR calculation process, the valuation of LIBOR alternatives, and other economic consequences from the phasing out of LIBOR may adversely affect the Fund’s results of operations, financial condition and liquidity.
On March 5, 2021, the United Kingdom’s Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that it will not compel panel banks to contribute to the overnight 1, 3, 6 and 12 months USD LIBOR tenors after June 30, 2023 and all other tenors after December 31, 2021. On November 16, 2021, the FCA issued a statement confirming that starting January 1, 2022, entities supervised by the FCA will be prohibited from using LIBORs, including USD LIBOR, that will be discontinued as of December 31, 2021 as well as, except in very limited circumstances, those tenors of USD LIBOR that will be discontinued or declared non-representative after June 30, 2023. While LIBOR will cease to exist or be declared non-representative, there continues to be uncertainty regarding the nature of potential changes to specific USD LIBOR tenors, the development and acceptance of alternative reference rates and other reforms.
Central banks and regulators in a number of major jurisdictions (for example, the United States, United Kingdom, European Union, Switzerland and Japan) have convened working groups to find, and implement the transition to, suitable replacements for LIBORs and other interbank offered rates (“IBORs”). To identify a successor rate for USD LIBOR, the Alternative Reference Rates Committee (“ARRC”), a U.S.-based group convened by the U.S. Federal Reserve Board and the Federal Reserve Bank of New York, was formed. The ARRC has identified SOFR as its preferred alternative rate for LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. On July 29, 2021, the ARRC formally recommended SOFR as its preferred alternative replacement rate for LIBOR. On July 29, 2021, the ARRC also recommended a forward-looking term rate based on SOFR published by CME Group. Although SOFR appears to be the preferred replacement rate for U.S. dollar LIBOR, at this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or other reforms to LIBOR that may be enacted in the United States, United Kingdom or elsewhere. Alternative reference rates that may replace LIBOR, including SOFR for USD transactions, may not yield the same or similar economic results as LIBOR over the lives of such transactions. There can be no guarantee that SOFR will become the dominant alternative to USD LIBOR or that SOFR will be widely used and other alternatives may or may not be developed and adopted with additional consequences.
On April 6, 2021, legislation was signed into law in the state of New York that provides that contracts, securities and instruments governed by New York law that reference USD LIBOR and that either lack benchmark fallback provisions or include ineffective benchmark fallback provisions in connection with USD LIBOR no longer being published or becoming non-representative will, by operation of law, refer to a replacement benchmark rate based on SOFR. Despite the adoption of the New York legislation, successful legal challenges against the legislation may render it partially or wholly unconstitutional or unenforceable, e.g., based on other federal or state law grounds.
The elimination of LIBOR or any other changes or reforms to the determination or supervision of LIBOR could have an adverse impact on the market value of and/or transferability of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to the Fund, valuation measurements used by the Fund that include LIBOR as an input, the Fund’s operational processes or its overall financial condition or results of operations. For instance, if the LIBOR reference rate of the Fund’s LIBOR-linked securities, loans, and other financial obligations is higher than an alternative reference rate, such as SOFR, on the Fund’s alternative reference rate-linked Portfolio Investments, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing the Fund’s net interest income and potentially adversely affecting its operating results. In addition, while the majority of the Fund’s LIBOR-linked loans contemplate that LIBOR may cease to exist and allow for amendment to a new base rate without the approval of 100% of the lenders, if LIBOR ceases to exist, the Fund could be required in certain situations to negotiate modifications to credit agreements governing such instruments in order to replace LIBOR with an alternative reference rate and to incorporate any conforming changes to applicable credit spreads or margins. Following the replacement of LIBOR, some or all of these credit agreements may bear interest at a lower interest rate, which could have an adverse impact on the value and liquidity of the Fund’s investment in these Portfolio Companies and, as a result, on the Fund’s results of operations. Such adverse impacts and the uncertainty of the transition could result in disputes and litigation with counterparties and borrowers regarding the implementation of alternative reference rates.
Certain LIBOR loans were generally phased out by the end of 2021. There remains uncertainty regarding the future use of LIBOR, and the nature of any replacement rate. However, it is expected that the most widely used tenors of U.S. LIBOR may continue to be provided on a representative basis until mid-2023. In connection with supervisory guidance from regulators, some regulated entities have ceased to enter into new LIBOR-based contracts beginning January 1, 2022. As such, the potential effect of a transition away from LIBOR on the Fund or the LIBOR-based instruments in which the Fund invests cannot yet be determined. The transition process away from LIBOR may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition process may also result in a reduction in the value of certain instruments held by the Fund or reduce the effectiveness of related transactions, such as hedges. Any potential effects of the transition away from LIBOR on the Fund or on financial instruments in which it invests, as well as other unforeseen effects, could result in losses. Since the usefulness of LIBOR as a benchmark or reference rate could deteriorate during the transition period, these effects could occur prior to and/or subsequent to mid-2023.
Alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace an IBOR with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued proposed regulations regarding the tax consequences of the transition from interbank offered rates to new reference rates in debt instruments and non-debt contracts. The final regulations generally provide that the inclusion of a “qualified rate” as a fallback to a LIBOR-based rate of interest will not be treated as a deemed exchange or taxable event, provided that the modification is not specifically excluded from the application of the final regulations. The final regulations generally exclude modifications that change the amount or timing of contractual cash flows and that are intended to induce a party to consent to the modification or compensate one or more parties for a modification that is not covered by the final regulations. While the final regulations became effective on March 7, 2022, the provisions of the final regulations may be applied retroactively, provided that the taxpayer and all of its related parties apply the final regulations to all modifications of the terms of contracts that occur before that date.
There is heightened risk with respect to investments in LIBOR-based products that do not include a fall back provision that addresses how interest rates will be determined if LIBOR stops being published. Other important factors include the pace of the transition, the specific terms of alternative reference rates accepted in the market, the depth of the market for investments based on alternative reference rates, and the Investment Adviser’s ability to develop appropriate investment and compliance systems capable of addressing alternative reference rates.
The Fund may experience fluctuations in its operating results.
The Fund could experience fluctuations in its operating results due to a number of factors, including its ability or inability to make investments in companies that meet its investment criteria, the interest rate payable on the debt securities it acquires, the default rate on such securities, the level of its expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which it encounters competition in its markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

The effect of global climate change may impact the operations of the Fund’s Portfolio Companies.
There may be evidence of global climate change. Climate change creates physical and financial risk and some of the Fund’s Portfolio Companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of the Fund’s Portfolio Companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of the Fund’s Portfolio Companies’ financial condition through, for example, decreased revenues, which may in turn impact the valuation of such Portfolio Companies. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.
In December 2015, the United Nations, of which the United States is a member, adopted a climate accord (the “Paris Agreement”) with the long-term goal of limiting global warming and the short-term goal of significantly reducing greenhouse gas emissions. On November 4, 2016, the past administration announced that the United States would cease participation in the Paris Agreement with the withdrawal taking effect on November 4, 2020. However, on January 20, 2021, President Joseph R. Biden signed an executive order to rejoin the Paris Agreement. As a result, some of the Fund’s Portfolio Companies may become subject to new or strengthened regulations or legislation, which could increase their operating costs and/or decrease their revenues, which may, in turn, impact the valuation of such Portfolio Companies.
Environmental, social and governance (“ESG”) factors may adversely affect the Fund’s or its Portfolio Companies’ business or cause the Fund to alter its business strategy.
The Fund’s business and those of its Portfolio Companies faces increasing public scrutiny related to ESG activities. The Fund and its Portfolio Companies risk damage to its brand and reputation if there is a failure to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency. Additionally, the Fund risks damage to its brand and reputation if it fails to consider ESG factors in its investment processes or if the Investment Adviser fails to originate, underwrite and manage assets on the Fund’s behalf consistent with its ESG policy. Adverse incidents with respect to ESG activities could impact the results of operations of the Fund’s Portfolio Investments, the value of the Investment Adviser’s and Fund’s brand, the cost of operations, and relationships with investors, all of which could adversely affect the Fund’s business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect the Fund’s business or that of its Portfolio Companies.
Further downgrades of the U.S. credit rating, impending automatic spending cuts or another government shutdown could negatively impact the Fund’s liquidity, financial condition and earnings.
U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns or a recession in the United States. Although U.S. lawmakers have passed legislation to raise the federal debt ceiling on multiple occasions, including an increase in the federal debt ceiling in December 2021, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The December 2021 legislation suspended the debt ceiling through early 2023 unless Congress takes legislative action to further extend or defer it.
The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact the Fund’s ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Global economic, political and market conditions may adversely affect the Fund’s business or cause it to alter its business strategy.
The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. The U.S. and global capital markets experienced extreme volatility and disruption during the economic downturn that began in mid-2007, and the U.S. economy was in a recession for several consecutive calendar quarters during the same period. In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. Risks resulting from such debt crisis, including any austerity measures taken in exchange for bailout of certain nations, and any future debt crisis in Europe or any similar crisis elsewhere could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in certain countries and the financial condition of financial institutions generally. On January 31, 2020, the United Kingdom ended its membership in the European Union (“Brexit”). Under the terms of the withdrawal agreement negotiated and agreed between the United Kingdom (the “UK”) and the European Union, the UK’s departure from the European Union was followed by a transition period, which ran until December 31, 2020 and during which the UK continued to apply European Union law and was treated for all material purposes as if it were still a member of the European Union. On December 24, 2020, the European Union and UK governments signed a trade deal that became provisionally effective on January 1, 2021 and that now governs the relationship between the UK and the European Union (the “Trade Agreement”). The Trade Agreement implements significant regulation around trade, transport of goods and travel restrictions between the UK and the European Union.
Notwithstanding the foregoing, the longer term economic, legal, political and social implications of Brexit are unclear at this stage and are likely to continue to lead to ongoing political and economic uncertainty and periods of increased volatility in both the UK and in wider European markets for some time. In particular, Brexit could lead to calls for similar referendums in other European Union jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have adverse effects on the economy generally and on the Fund’s ability to earn attractive returns. In particular, currency volatility could mean that the Fund’s returns are adversely affected by market movements and could make it more difficult, or more expensive, for the Fund to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential further downgrading of the UK’s sovereign credit rating, could also have an impact on the performance of certain investments made in the UK or European Union.
The Fund is currently operating in a period of significant market disruption and economic uncertainty, which may have a negative impact on its business, financial condition and operations.
From time to time, capital markets may experience periods of disruption and instability. The U.S. capital markets have experienced extreme volatility and disruption following the global outbreak of COVID-19 that began in December 2019 and the conflict between Russia and Ukraine that began in late February 2022. See “Terrorist attacks, acts of war, global health emergencies or natural disasters may affect any market for the Fund’s Shares, impact the businesses in which the Fund invests and harm the Fund’s business, operating results and financial condition” for more information. Some economists and major investment banks have expressed concern that the continued spread of the COVID-19 globally could lead to a world-wide economic downturn. Even after the COVID-19 pandemic subsides, the U.S. economy, as well as most other major economies, may continue to experience a recession, and the Fund anticipates its business would be materially and adversely affected by a prolonged recession in the United States and other major markets. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets.
The COVID-19 outbreak, including new variants of COVID-19 such as the Delta and Omicron variants, continues to have—and any future outbreaks could have—an adverse impact on the ability of lenders to originate loans, the volume and type of loans originated, the ability of borrowers to make payments and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by the Fund and returns to it, among other things.
The global impact of the COVID-19 pandemic continues to evolve, and health advisors warn that recurring COVID-19 outbreaks will continue if reopening is pursued too soon or in the wrong manner, which may lead to the re-introduction or continuation of certain public health restrictions (such as prohibitions and restrictions on travel, the closure of offices, businesses, schools, retail stores and other public venues, or other public health measures). Some form of economic, social and/or travel restrictions may be in place for extended periods of time or may be reinstated in the future.
General uncertainty surrounding the dangers and impact of COVID-19, including the preventative measures taken in response thereto and additional uncertainty regarding new variants of COVID-19, continues to create significant disruption in supply chains and economic activity. With respect to the U.S. credit markets (in particular for middle market loans), the COVID-19 outbreak has resulted in, and until fully resolved is likely to continue to result in, the following, among other things: (i) government imposition of various forms of capacity and operating restrictions, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chain disruptions and labor shortages and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit and other financing instruments; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle-market businesses.
These conditions and future market disruptions and/or illiquidity could have an adverse effect on the Fund’s (and its Portfolio Companies’) business, financial condition, results of operations and cash flows. Unfavorable economic conditions also could increase the Fund’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Fund and/or its Portfolio Companies. These events could limit the Fund’s investment originations, limit its ability to grow and have a material negative impact on its operating results and the fair values of its investments. The Fund may have to access, if available, alternative markets for debt and equity capital, and a severe disruption in the global financial markets, deterioration in credit and financing conditions or uncertainty regarding U.S. government spending and deficit levels or other global economic conditions could have a material adverse effect on its business, financial condition and results of operations.
Additionally, the recent disruption in economic activity caused by the COVID-19 pandemic has had, and may continue to have, a negative effect on the potential for liquidity events involving the Fund’s investments. The illiquidity of its investments may make it difficult for it to sell such investments to access capital if required, and as a result, it could realize significantly less than the value at which it has recorded its investments if it were required to sell them for liquidity purposes. An inability to raise or access capital, and any required sale of all or a portion of its investments as a result, could have a material adverse effect on the Fund’s business, financial condition or results of operations.
While the Fund intends to continue to source and invest in new loan transactions to U.S. middle market companies, it cannot be certain that it will be able to do so successfully or consistently during the continuation of the COVID-19 pandemic. A lack of suitable investment opportunities may impair the Fund’s ability to make new investments, and may reduce its earnings and dividends as a result.
If economic conditions caused by the COVID-19 pandemic continue for an extended period of time, loan delinquencies, loan non-accruals, problem assets, and bankruptcies may increase. In addition, collateral for the Fund’s loans may decline in value, which could cause loan losses to increase and the net worth and liquidity of loan guarantors could decline, impairing their ability to honor commitments to the Fund. An increase in loan delinquencies and non-accruals or a decrease in loan collateral and guarantor net worth could result in increased costs and reduced income, which would have a material adverse effect on the Fund’s business, financial condition or results of operations. While economic activity is well improved from the beginning of the COVID-19 pandemic, the

Fund continues to observe supply chain interruptions, labor difficulties, commodity inflation and elements of economic and financial market instability both globally and in the United States. Additionally, continued travel restrictions may prolong the global economic downturn.
The Fund cannot be certain as to the duration or magnitude of the economic impact of the COVID-19 pandemic in the markets in which it and its Portfolio Companies operate, including with respect to travel restrictions, business closures, mitigation efforts (whether voluntary, suggested, or mandated by law) and corresponding declines in economic activity that may negatively impact the U.S. economy and the markets for the various types of goods and services provided by U.S. middle market companies. Depending on the duration, magnitude and severity of these conditions and their related economic and market impacts, certain of the Fund’s Portfolio Companies may suffer declines in earnings and could experience financial distress, which could cause them to default on their financial obligations to the Fund and their other lenders. In consideration of these and related factors, the Fund may make downgrades with respect to its Portfolio Companies in the future as conditions warrant and new information comes to light.
In addition, due to COVID-19 health and safety concerns, the staff of the Investment Adviser is currently working pursuant to a hybrid work model, which may introduce additional operational risk to the Fund. Staff members of certain other service providers may also work remotely during the COVID-19 pandemic and beyond. An extended period of hybrid or remote working could lead to service limitations or failures that could impact the Fund or its performance.
As of the date of this report on Form N-2, it is impossible to determine the scope of this outbreak, or any future outbreaks, how long any such outbreak, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on the Fund and its Portfolio Companies. Any potential impact to the Fund’s results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19, including any COVID-19 variants, and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond the Fund’s control.
The COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on the fair value of the Fund’s investments or the conduct of the Fund’s business.
Any public health emergency, including the COVID-19 pandemic, may cause the valuation of the Fund’s investments to differ materially from the values that the Fund may ultimately realize. The Fund’s valuations, and particularly valuations of private investments and private companies, will be inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information that may not show the complete impact of the COVID-19 pandemic and the resulting measures taken in response thereto. As a result, the Fund’s valuations may not show the complete or continuing impact of the COVID-19 pandemic and the resulting measures taken in response thereto. These potential impacts, while uncertain, could have a significant impact on the Fund and the fair value of its investments.
The current period of capital markets disruption and economic uncertainty may make it difficult to obtain new indebtedness, and any failure to do so could have a material adverse effect on the Fund’s business, financial condition or results of operations.
Current market conditions may make it difficult to obtain new indebtedness with similar terms, and any failure to do so could have a material adverse effect on the Fund’s business. The debt capital that will be available to the Fund in the future, if at all, may be at a high cost and on unfavorable terms and conditions, including being at a higher cost in rising rate environments. If the Fund is unable to raise debt, then its equity investors may not benefit from the potential for increased returns on equity resulting from leverage, and the Fund may be limited in its ability to make new commitments or to fund existing commitments to its Portfolio Companies. If the Fund is unable to obtain credit facilities on commercially reasonable terms, its liquidity may be reduced significantly. If the Fund is unable to repay amounts outstanding under any facility it may enter into and be declared in default, or is unable to renew or refinance any such facility, such an event would limit the Fund’s ability to initiate significant originations or to operate its business in the normal course. These situations may arise due to circumstances that the Fund may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or the Fund, and could materially damage the Fund’s business. Moreover, the Fund is unable to predict when economic and market conditions may become more favorable. An inability to obtain new indebtedness could have a material adverse effect on the Fund’s business, financial condition or results of operations.
New or modified laws or regulations governing the Fund’s operations could adversely affect its business.
The Fund and its Portfolio Companies are subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, could change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations could also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Fund’s business, and political uncertainty could increase regulatory uncertainty in the near term.
The effects of legislative and regulatory proposals directed at the financial services industry or affecting taxation could negatively impact the operations, cash flows or financial condition of the Fund or its Portfolio Companies, impose additional costs on the Fund or its Portfolio Companies, intensify the regulatory supervision of the Fund or its Portfolio Companies, or otherwise adversely affect the Fund’s business or the business of its Portfolio Companies. In addition, if the Fund does not comply with applicable laws and regulations, it could lose any licenses that it then holds for the conduct of its business and could be subject to civil fines and criminal penalties.
The Fund invests in the securities of issuers that are subject to governmental and non-governmental regulations, including by federal and state regulators and various self-regulatory organizations. Companies participating in regulated activities could incur significant costs to comply with these laws and regulations. If a company in which the Fund invests fails to comply with an applicable regulatory regime, it could be subject to fines, injunctions, operating restrictions or criminal prosecution, any of which could materially and adversely affect the value of the Fund’s investment.
Additionally, changes to the laws and regulations governing the Fund’s operations, including those associated with RICs, could cause the Fund to alter its investment strategy to avail itself of new or different opportunities or result in the imposition of U.S. federal income taxes at corporate rates. Such changes could result in material differences to the Fund’s strategies and plans and could shift the investment focus from the areas of expertise of the Investment Adviser to other types of investments in which Investment Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of an investment in the Fund.
If the Fund were to invest in commodity interests in the future, the Investment Adviser could determine not to use investment strategies that trigger additional regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) or could determine to operate subject to CFTC regulation, if applicable. If the Fund or the Investment Adviser were to operate subject to CFTC regulation, they could incur additional expenses and would be subject to additional regulation and oversight.
Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact its operations, cash flows or financial condition, impose additional costs on the Fund, intensify the regulatory supervision of the Fund, or otherwise adversely affect its business, financial condition and results of operations.
The Fund cannot predict how new tax legislation will affect it, its investments, or its Shareholders, and any such legislation could adversely affect the Fund’s business.
Legislative or other actions relating to taxes could have a negative effect on the Fund. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the

IRS and the U.S. Treasury Department. The Biden Administration has proposed significant changes to the existing U.S. tax rules, and there are a number of proposals in Congress that would similarly modify the existing U.S. tax rules. The likelihood of any such legislation being enacted is uncertain, but new legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the Fund’s ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to the Fund and its investors of such qualification, or could have other adverse consequences. Investors are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Fund’s Shares.
Changes to U.S. tariff and import/export regulations may have a negative effect on the Fund’s Portfolio Companies and, in turn, harm the Fund.
There has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. The current U.S. presidential administration, along with the U.S. Congress, has created significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict Portfolio Companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact the Fund.
The Board may change the Fund’s investment objective, operating policies and strategies without prior notice or Shareholder approval, the effects of which may be adverse.
The Board has the authority, except as otherwise prohibited by the 1940 Act or the MGCL, to modify or waive certain of the Fund’s operating policies and strategies without prior notice and without Shareholder approval. However, absent Shareholder approval, the Fund may not change the nature of its business so as to cease to exist. The Fund cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and the price value of its Shares. Nevertheless, any such changes could adversely affect its business and impair its ability to make distributions.
The Investment Adviser can resign on 60 days’ notice, and the Fund may not be able to find a suitable replacement within that time, resulting in a disruption in operations that could adversely affect the Fund’s financial condition, business and results of operations.
The Investment Adviser has the right to resign under the Investment Management Agreement without penalty at any time upon 60 days’ written notice to the Fund, whether the Fund has found a replacement or not. If the Investment Adviser resigns, the Fund may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If the Fund is unable to do so quickly, its operations are likely to experience a disruption, its financial condition, business and results of operations as well as its ability to pay distributions are likely to be adversely affected, and the market price of its Shares may decline. In addition, the coordination of the Fund’s internal management and investment activities is likely to suffer if it is unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Investment Adviser and its affiliates. Even if the Fund was able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Fund’s investment objective may result in additional costs and time delays that may adversely affect the Fund’s financial condition, business and results of operations.
The Administrator can resign on 60 days’ notice, and the Fund may not be able to find a suitable replacement within that time, resulting in a disruption in operations that could adversely affect the Fund’s financial condition, business and results of operations.
The Administrator has the right to resign under the Administration Agreement without penalty upon 60 days’ written notice to the Fund, whether the Fund has found a replacement or not. If the Administrator resigns, the Fund may not be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If the Fund is unable to do so quickly, its operations are likely to experience a disruption, its financial condition, business and results of operations as well as its ability to pay distributions are likely to be adversely affected, and the market price of its Shares may decline. In addition, the coordination of the Fund’s internal management and administrative activities is likely to suffer if it is unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if the Fund was able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into the Fund’s business and lack of familiarity with the Fund’s investment objective may result in additional costs and time delays that may adversely affect the Fund’s financial condition, business and results of operations.
Terrorist attacks, acts of war, global health emergencies or natural disasters may affect any market for the Fund’s Shares, impact the businesses in which the Fund invests, and harm the Fund’s business, operating results and financial condition.
Terrorist acts, acts of war, global health emergencies or natural disasters may disrupt the Fund’s operations, as well as the operations of the businesses in which it invests. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, global health emergencies or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which the Fund invests directly or indirectly and, in turn, could have a material adverse impact on its business, operating results and financial condition. Losses from terrorist attacks, global health emergencies and natural disasters are generally uninsurable.
In late February 2022, Russia launched a large scale military attack on Ukraine. The invasion significantly amplified already existing geopolitical tensions among Russia, Ukraine, Europe, NATO and the West, including the United States. In response to the military action by Russia, various countries, including the United States, the United Kingdom, and European Union issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. Additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) and other actions against Russia may adversely impact, among other things, the Russian economy and various sectors of the economy, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors; result in a decline in the value and liquidity of Russian securities; result in boycotts, tariffs, and purchasing and financing restrictions on Russia’s government, companies and certain individuals; weaken the value of the ruble; downgrade the country’s credit rating; freeze Russian securities and/or funds invested in prohibited assets and impair the ability to trade in Russian securities and/or other assets; and have other adverse consequences on the Russian government, economy, companies and region. Further, several large corporations and U.S. states have announced plans to divest interests or otherwise curtail business dealings with certain Russian businesses.
The ramifications of the hostilities and sanctions, however, may not be limited to Russia and Russian companies; they may spill over to and negatively impact other regional and global economic markets (including Europe and the United States), companies in other countries (particularly those that have done business with Russia) and various sectors, industries and markets for securities and commodities globally, such as oil and natural gas. Accordingly, the actions discussed above and the potential for a wider conflict could increase financial market volatility, cause severe negative effects on regional and global economic markets, industries, and companies and have a negative effect on the Fund’s investments and performance, which may, in turn, impact the valuation of such portfolio companies. In addition, Russia may take retaliatory actions and other countermeasures, including cyberattacks and espionage against other countries and companies around the world, which may negatively impact such countries and the companies in which the Fund invests. The extent and duration of the military action or future escalation of such hostilities, the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. These and any related events could have a significant impact on the Fund’s performance and the value of an investment in the Fund.

The failure of cybersecurity protection systems, as well as the occurrence of events unanticipated in the Fund’s disaster recovery systems and management continuity planning, could impair the Fund’s ability to conduct business effectively.
The occurrence of a disaster, such as a cyber-attack against the Fund or a third party that has access to its data or networks, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in the Fund’s disaster recovery systems, consequential employee error or a support failure from external providers could have an adverse effect on the Fund’s ability to communicate or conduct business and on its results of operations and financial condition, particularly if those events affect its computer-based data processing, transmission, storage, and retrieval systems or destroy or impact the availability, integrity, or confidentiality of the Fund’s data. If a significant number of the Fund’s managers were unavailable in the event of a disaster, the Fund’s ability to effectively conduct its business could be severely compromised.
The Investment Adviser and third-party service providers with which the Fund does business depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, the computer systems, networks, and data of the Fund, the Investment Adviser, third-party service providers, or the Fund’s Portfolio Companies could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as physical and electronic break-ins or unauthorized tampering, including malware and computer virus attacks, unauthorized access, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through these entities’ computer systems and networks, or otherwise cause interruptions or malfunctions in operations. Such an event could result in damage to the Fund’s reputation, financial losses, litigation, regulatory penalties, customer dissatisfaction or loss, and increased costs associated with mitigation of damages and remediation.
Third parties with which the Fund does business may also be sources of cybersecurity or other technological risks. The Fund outsources certain functions, and these relationships allow for the storage and processing of the Fund’s information, as well as customer, counterparty, employee and borrower information. Cybersecurity failures or breaches affecting the Investment Adviser and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators) and the issuers of securities in which the Fund invests also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund’s ability to calculate its net asset value, impediments to trading, the inability of Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While the Fund engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The Fund currently does not maintain insurance coverage relating to cybersecurity risks, and it may be required to expend significant additional resources to modify its protective measures or to investigate and remediate vulnerabilities or other exposures, and it may be subject to litigation and financial losses that are not fully insured.
The Fund and its service providers are currently impacted by operating restrictions and similar measures being enacted by governments and private businesses in response to COVID-19, which includes requiring employees to work from remote locations. Policies of extended periods of remote working, whether by the Fund or its service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit weaknesses in a remote work environment. Accordingly, the risks described above are heightened under current conditions, which may continue for an unknown duration.

If the Investment Adviser or the Administrator are unable to maintain the availability of their electronic data systems and safeguard the security of their data, their ability and the Fund’s ability to conduct business may be compromised, which could impair liquidity, disrupt business, damage reputations and cause losses.
Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. The Fund, the Investment Adviser and the Administrator are subject to cybersecurity risks. Information cybersecurity risks have significantly increased in recent years, and while the Fund, the Investment Adviser and the Administrator have not experienced any material losses relating to cyber-attacks or other information security breaches, these parties could suffer such losses in the future. The Investment Adviser’s and the Administrator’s computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, the Investment Adviser’s and the Administrator’s computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of its customers or counterparties. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s, the Investment Adviser’s and the Administrator’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In the future, the Investment Adviser or the Administrator may be required to expend significant additional resources to modify their protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. In addition, the Fund, the Investment Adviser and the Administrator may be subject to litigation and financial losses that are not fully insured.
Third parties with which the Fund, the Investment Adviser and the Administrator do business may also be sources of cybersecurity or other technological risks. The Fund outsources certain functions, and these relationships allow for the storage and processing of its information, as well as customer, counterparty, employee and borrower information. While the Fund engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Further, the remote working conditions resulting from the COVID-19 pandemic have heightened the Fund’s and its Portfolio Companies’ vulnerability to a cybersecurity risk or incident.
The Fund may incur lender liability as a result of its lending activities.
In recent years, a number of judicial decisions have upheld the right of borrowers and others to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or Shareholders. The Fund may be subject to allegations of lender liability, which could be time-consuming and expensive to defend and result in significant liability.
Soft dollars and research received and conducted on the Fund’s behalf will be shared by others.
The Fund does not intend to engage in any soft dollar arrangements. However, in the event of such arrangement, the Fund may bear more or less of the costs of soft dollar or other research than other clients of the Investment Adviser and its affiliates who benefit from such products or services. These research products or services may and will also benefit and be used to assist other clients of the Investment Adviser and its affiliates. Research generated for the Investment Adviser’s credit strategy on the Fund’s behalf will be used to benefit other investment strategies of the Investment Adviser and its affiliates, including Nuveen Churchill Direct Lending Corp., Nuveen Churchill Private Capital Income Fund, and other funds and accounts that the Investment Adviser manages. Furthermore, the Investment Adviser’s implementation of a credit strategy on the Fund’s behalf will rely on its affiliates’ research efforts to manage the client/fund portfolios of such affiliates. In addition, while the Investment Adviser does not intend to use soft dollars to obtain products and services on the Fund’s behalf, to the extent it does, the products and services obtained with such soft dollars will fall within the parameters of Section 28(e) of the Exchange Act, as such safe harbor is interpreted by the SEC.
The Fund’s access to confidential information may restrict its ability to take action with respect to some of its investments, which, in turn, may negatively affect its results of operations.
The Fund, directly or through the Investment Adviser, may obtain confidential information about the companies in which it may invest or be deemed to have such confidential information. The Investment Adviser may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. The possession of such information may, to the Fund’s detriment, limit the ability of the Fund and its Investment Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Investment Adviser may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Fund’s ability to trade in the securities of such companies. For example, if personnel of the Investment Adviser come into possession of material non-public information with respect to the Fund’s investments, such personnel will be restricted by the Investment Adviser’s information-sharing policies and procedures or by law or contract from sharing such information with the Fund’s management team, even where the disclosure of such information would be in the Fund’s best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Investment Adviser to enter into or exit from potentially profitable investments for the Fund, which could have an adverse effect on the Fund’s results of operations. Accordingly, there can be no assurance that the Fund will be able to fully leverage the resources and industry expertise of the Investment Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Investment Adviser will be precluded from providing services to the Fund because of certain confidential information available to those individuals or to other parts of the Investment Adviser.
Risks Related to the Fund’s Operations
Economic recessions or downturns could impair the Fund’s Portfolio Companies and in turn harm the Fund’s operating results.
Many of the Fund’s Portfolio Companies will be susceptible to economic slowdowns or recessions, including as a result of the COVID-19 pandemic, and may be unable to repay the Fund’s loans during these periods. Therefore, any non-performing assets are likely to increase and the value of the Fund’s portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments and could lead to financial losses in the Fund’s portfolio and a corresponding decrease in revenues, net income and assets.
Unfavorable economic conditions also could increase the Fund’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Fund. These events could prevent the Fund from increasing its investments and harm its operating results.
A Portfolio Company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize the Portfolio Company’s ability to meet its obligations under the debt securities that the Fund holds. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Portfolio Company. It is possible that the Fund could become subject to a lender liability claim, including as a result of actions taken if it or the Investment Adviser renders significant managerial assistance to the borrower. Furthermore, if one of the Fund’s Portfolio Companies were to file for bankruptcy protection, even though the Fund may have structured its investments as senior secured debt, depending on the facts and circumstances, including the extent to which the Fund or the Investment Adviser provided managerial assistance to that Portfolio Company or otherwise exercised control over it, a bankruptcy court might re-characterize the Fund’s debt as a form of equity and subordinate all or a portion of the Fund’s claim to claims of other creditors.

Market conditions have materially and adversely affected debt and equity capital markets in the United States and around the world.
In the past, the global capital markets experienced periods of disruption resulting in increasing spreads between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free and a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market. These events, along with the deterioration of the housing market, illiquid market conditions, declining business and consumer confidence and the failure of major financial institutions in the United States led to a general decline in economic conditions. This economic decline materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and to financial firms in particular. If such a period of disruption were to occur in the future, to the extent that the Fund wishes to use debt to fund its investments, the debt capital that will be available to it, if at all, may be at a higher cost, and on terms and conditions that may be less favorable than what it expects, which could negatively affect its financial performance and results. A prolonged period of market illiquidity may cause the Fund to reduce the volume of loans it originates and/or fund below historical levels and adversely affect the value of the Fund’s Portfolio Investments, which could have a material and adverse effect on its business, financial condition, and results of operations. The spread between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free has remained narrow on a relative basis recently. If these spreads were to widen or if there were deterioration of market conditions, these events could materially and adversely affect the Fund’s business.
The investments the Fund makes in leveraged Portfolio Companies may be risky and could cause an investor to lose all or part of their investment.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which the Fund may invest may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees that it may have obtained in connection with its investment. In addition, the Fund’s junior secured loans are generally subordinated to Senior Loans. As such, other creditors may rank senior to the Fund in the event of an insolvency.
The Fund intends to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
The Fund intends to invest in loans to privately owned middle market companies. Compared to larger, publicly traded firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand, compete and operate their business. In addition, many of these companies may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to these types of borrowers may entail higher risks than loans made to companies that have larger businesses, greater financial resources or are otherwise able to access traditional credit sources on more attractive terms.
Investing in middle market companies involves a number of significant risks, including that middle-market companies:
•may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the Portfolio Company and, in turn, on the Fund;
•typically have more limited access to the capital markets, which may hinder their ability to refinance borrowings;

•will be unable to refinance or repay at maturity the unamortized loan balance as the Fund structures its loans such that a significant balance remains due at maturity;
•generally have less predictable operating results, may be particularly vulnerable to changes in customer preferences or market conditions, depend on one or a limited number of major customers;
•may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and
•generally have less publicly available information about their businesses, operations and financial condition. If the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and may lose all or part of its investment.
Any of these factors or changes thereto could impair a Portfolio Company’s financial condition, results of operations, cash flow or result in other adverse events, such as bankruptcy, any of which could limit a Portfolio Company’s ability to make scheduled payments on loans from the Fund. This, in turn, may lead to their inability to make payments on outstanding borrowings, which could result in losses in the Fund’s loan portfolio and a decrease in the Fund’s net interest income and book value.
The Fund may be subject to risks associated with its investments in Senior Loans.
The Fund intends to invest in Senior Loans. Senior Loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with Senior Loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed-income instruments, although Senior Loans are senior and secured in contrast to other below investment grade fixed-income instruments, which are often subordinated or unsecured. Investments in Senior Loans rated below investment grade are considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to the Fund, and such defaults could have a material adverse effect on the Fund’s performance. An economic downturn would generally lead to a higher non-payment rate, and a Senior Loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.
There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or registered under the Exchange Act. As a result, the Investment Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Investment Adviser.
In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.
The Fund may be subject to risks associated with its investments in unitranche secured loans and securities.
The Fund may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility. Unitranche secured loans provide all of the debt needed to finance a leveraged buyout or other corporate transaction, both senior and junior, but generally in a first-lien position, while the borrower generally pays a blended, uniform interest rate rather than different rates for different tranches. Unitranche secured debt generally requires payments of both principal and interest throughout the life of the loan.
Generally, the Fund expects these securities to carry a blended yield that is between senior secured and junior debt interest rates. Unitranche secured loans provide a number of advantages for borrowers, including the following: simplified documentation, greater certainty of execution and reduced decision-making complexity throughout the life of the loan. In some cases, a portion of the total interest may accrue or be PIK. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second-lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.
The Fund may be subject to risks associated with its investment in junior debt securities.
The Fund may invest in junior debt securities (for example, in connection with an exchange of Senior Loans for other instruments following a re-negotiation loan or other resolution of a troubled investment). Although certain junior debt securities are typically senior to shares or other equity securities, the equity and debt securities in which the Fund will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by financial covenants, such as limitations upon additional indebtedness, that may apply to certain types of senior secured debt instruments. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefitting senior creditors. In the event any Portfolio Company cannot generate adequate cash flow to meet senior debt service, the Fund may suffer a partial or total loss of capital invested.
The Fund may be subject to risks associated with “covenant-lite” loans.
Certain loans in which the Fund invests may be “covenant-lite.” The Fund uses the term “covenant-lite” loans to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent the Fund is exposed to “covenant-lite” loans, it may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
The Fund may be subject to risks associated with its investment in equity-related securities.
The Fund’s investments may include equity-related securities (for example, in connection with an exchange of Senior Loans for other instruments following a re-negotiation of the terms of an equity-related security or other resolution of a troubled investment), such as rights and warrants that may be converted into or exchanged for the issuer’s common stock or the cash value of the issuer’s common stock. The equity interests the Fund receives may not appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences. The Fund will generally have little, if any, control over the timing of any gains it may realize from its equity investments. The Fund may also be unable to realize any value if a Portfolio Company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow it to sell the underlying equity interests. The Fund may be unable to exercise any put rights that it acquires, which would grant it the right to sell its equity securities back to the Portfolio Company for the consideration provided in its investment documents if the issuer is in financial distress. Additionally, the Fund may make equity or equity-related investments alongside a Senior Loan investment, which may result in conflicts related to the rights of those investments.
The Fund’s loans may become nonperforming for a variety of reasons, which could in turn impact its business.
A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. The Fund may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although the Fund exercises voting rights with respect to an individual loan, it may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.
The lack of liquidity in the Fund’s investments may adversely affect its business.
All of the Fund’s assets may be invested in illiquid securities, and a substantial portion of its investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for the Fund to sell such investments when desired. In addition, if the Fund is required to liquidate all or a portion of its portfolio quickly, it may realize significantly less than the value at which it had previously recorded these investments. As a result, the Fund does not expect to achieve liquidity in its investments in the near-term. However, to qualify as a RIC, the Fund may have to dispose of investments if it does not satisfy one or more of the applicable criteria under the respective regulatory frameworks. The Fund may also face other restrictions on its ability to liquidate an investment in a Portfolio Company to the extent that the Fund or the Investment Adviser have material nonpublic information regarding such Portfolio Company.
The Fund’s Portfolio Companies may prepay loans, which may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.
The loans that will underlie the Fund’s portfolio may be callable at any time, and many of them can be repaid with no premium to par. It is not clear at this time when or if any loan might be called. Whether a loan is called will depend both on the continued positive performance of the Portfolio Company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each Portfolio Company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause the Fund to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce the Fund’s achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields.
The Fund’s portfolio may be exposed in part to one or more specific industries, which may subject it to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.
The Fund’s portfolio may have significant exposure to one or more specific industries. A downturn in any particular industry in which the Fund is invested could significantly impact the aggregate returns it realizes. If an industry in which the Fund has significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of the Fund’s investment portfolio could be affected adversely, which, in turn, could adversely affect the Fund’s financial position and results of operations.
To the extent original issue discount and PIK interest constitute a portion of the Fund’s income, the Fund will be exposed to typical risks associated with such income being included in taxable and accounting income prior to receipt of cash representing such income.
The Fund’s investments may include original issue discount (“OID”) components and may include PIK interest or PIK dividend components. To the extent original issue discount constitutes a portion of the Fund’s income, it is exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:
•The Fund must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. Because any OID or other amounts accrued will be included in investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its Shareholders in order to satisfy its annual distribution requirements, even though it will not have received any corresponding cash amount.

As a result, the Fund may have to sell some of its investments at times or at prices that would not be advantageous to it, raise additional debt or equity capital or forgo new investment opportunities.
•OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the lender.
•Even if the accounting conditions for income accrual are met, the borrower could still default when the Fund’s actual collection is supposed to occur at the maturity of the obligation.
•OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.
•OID instruments generally represent a significantly higher credit risk than coupon loans.
•OID income received by the Fund may create uncertainty about the source of its cash distributions to Shareholders. For accounting purposes, any cash distributions to Shareholders representing OID or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID or market discount interest comes from the cash invested by the Shareholders, Section 19(a) of the 1940 Act does not require that Shareholders be given notice of this fact by reporting it as a return of capital.
•The deferral of PIK interest has a negative impact on liquidity, as it represents non-cash income that may require distribution of cash dividends to Shareholders in order to maintain the Fund’s RIC tax treatment. In addition, the deferral of PIK interest also increases the loan-to-value (“LTV”) ratio at a compounding rate, thus increasing the risk that the Fund will absorb a loss in the event of foreclosure.
The Fund is a non-diversified investment company within the meaning of the 1940 Act, and therefore it is not limited by the 1940 Act with respect to the proportion of its assets that may be invested in securities of a single issuer.
The Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. The Fund’s portfolio may be concentrated in a limited number of Portfolio Companies and industries. Beyond the asset diversification requirements associated with its qualification as a RIC under the Code, the Fund will not have fixed guidelines for diversification. To the extent that it assumes large positions in the securities of a small number of issuers, the Fund’s NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns the Fund realizes may be significantly adversely affected if a small number of investments perform poorly or if it needs to write down the value of any one investment. Additionally, while the Fund is not targeting any specific industries, its investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which it is invested could also significantly impact the aggregate returns it realizes.
The Fund may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a Portfolio Company may adversely and permanently affect the Portfolio Company. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, the Fund’s influence with respect to the class of securities or other obligations it owns may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.
The Fund’s failure to make follow-on investments in its Portfolio Companies could impair the value of its portfolio.
Following an initial investment in a Portfolio Company, the Fund may make additional investments in that Portfolio Company as “follow-on” investments, in seeking to:
•increase or maintain in whole or in part its position as a creditor or equity ownership percentage in a Portfolio Company;
•exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or
•preserve or enhance the value of its investment.
The Fund has discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on the Fund’s part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a Portfolio Company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its level of risk, because it prefers other opportunities or the desire to maintain its RIC status. The Fund’s ability to make follow-on investments may also be limited by the Investment Adviser’s allocation policy.
Because the Fund will not hold controlling equity interests in a significant number of its Portfolio Companies, it may not be able to exercise control over its Portfolio Companies or to prevent decisions by management of its Portfolio Companies, which could decrease the value of its investments.
The Fund does not expect to hold controlling equity positions in a significant number of its Portfolio Companies. The Fund’s debt investments may provide limited control features such as restrictions, for example, on the ability of a Portfolio Company to assume additional debt, or to use the proceeds of the Fund’s investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership, and may also be present at lower ownership levels where the Fund exercises a meaningful economic influence on the company or otherwise has the power to exercise a controlling influence over the management or policies of such company. When the Fund does not acquire a controlling equity position in a Portfolio Company, it may be subject to the risk that a Portfolio Company may make business decisions with which the Fund disagrees, and that the management and/or stockholders of a Portfolio Company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity of the debt and equity investments that the Fund typically holds in its Portfolio Companies, it may not be able to dispose of its investments in the event it disagrees with the actions of a Portfolio Company and may therefore suffer a decrease in the value of its investments.
Defaults by the Fund’s Portfolio Companies will harm the Fund’s operating results.
A Portfolio Company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such Portfolio Company’s ability to meet its obligations under the debt or equity securities that the Fund holds. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting Portfolio Company.

In addition, many of the Fund’s investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to the Fund if the borrower is unable to refinance or repay.
The Fund’s Portfolio Companies may incur debt that ranks equally with, or senior to, the Fund’s investments in such companies.
Although the Fund expects that its investments will be primarily secured, some investments may be unsecured and subordinated to substantive amounts of senior indebtedness. The Portfolio Companies in which the Fund invests usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which it invests. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments in respect of the debt securities in which it invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of debt instruments ranking senior to the Fund’s investment in that Portfolio Company would typically be entitled to receive payment in full before the Fund receives any distribution in respect of its investment. After repaying senior creditors, the Portfolio Company may not have any remaining assets to use for repaying its obligation to the Fund. In the case of debt ranking equally with debt securities in which the Fund invests, the Fund would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.
Additionally, certain loans that the Fund makes to Portfolio Companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the Portfolio Company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the Portfolio Company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before the Fund. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, the Fund will only have an unsecured claim against the Portfolio Company’s remaining assets, if any.
The rights the Fund may have with respect to the collateral securing the loans it makes to its Portfolio Companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Fund enters into with the holders of such senior debt, including in unitranche transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:
•the ability to cause the commencement of enforcement proceedings against the collateral;
•the ability to control the conduct of such proceedings;
•the approval of amendments to collateral documents;
•releases of liens on the collateral; and
•waivers of past defaults under collateral documents.
The Fund may not have the ability to control or direct such actions, even if its rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.

The Fund may be subject to risks associated with unsecured loans it makes to Portfolio Companies.
The Fund may also make unsecured loans to Portfolio Companies (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment), meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such Portfolio Companies’ collateral, if any, will secure the obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Portfolio Company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Fund’s unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Fund’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the Portfolio Company’s remaining assets, if any.
The Fund may be subject to risks associated with subordinated investments.
The Fund may also make subordinated investments that rank below other obligations of the obligor in right of payment (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment). Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If the Fund makes a subordinated investment in a Portfolio Company, the Portfolio Company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
The Fund may be subject to risks associated with syndicated loans.
From time to time, the Fund’s investments may consist of syndicated loans. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases, the Fund does not expected to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Accordingly, the Fund may be precluded from directing such actions unless it acts together with other holders of the indebtedness. If the Fund is unable to direct such actions, there is no assurance that the actions taken will be in its best interests.
There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, the Fund may be unable to remove the agent in circumstances in which removal would be in its best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.
The Fund may be subject to risks associated with its investments in special situation companies.
The Fund may make investments in companies involved in (or the target of) acquisition attempts or tender offers, or companies involved in spin-offs and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved will either be unsuccessful, take considerable time or result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Fund may be required to sell its investment at a loss. In connection with such transactions (or otherwise), the Fund may purchase securities on a when-issued basis, which means that delivery and payment take place sometime after the date of the commitment to purchase and are often conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, reorganization or debt restructuring. The purchase price and/or interest rate receivable with respect to a when-issued security are fixed when the Fund enters into the commitment. Such securities are subject to changes in market value prior to their delivery.
The disposition of the Fund’s investments may result in contingent liabilities.
A significant portion of the Fund’s investments may involve private securities. In connection with the disposition of an investment in private securities, the Fund may be required to make representations about the business and financial affairs of the Portfolio Company typical of those made in connection with the sale of a business. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that the Fund must satisfy through its return of distributions previously made to it.
The Fund may not realize gains from its equity investments.
In the future, the Fund may make investments that include warrants or other equity or equity-related securities (for example, in connection with an exchange of Senior Loans for other instruments following a workout or other resolution of a troubled investment). In addition, the Fund may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. The Fund’s goal is ultimately to realize gains upon its disposition of such equity interests. However, the equity interests it receives may not appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences. The Fund also may be unable to realize any value if a Portfolio Company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow the Fund to sell the underlying equity interests. The Fund often seeks puts or similar rights to give it the right to sell its equity securities back to the Portfolio Company issuer. The Fund may be unable to exercise these put rights for the consideration provided in its investment documents if the issuer is in financial distress.
Risks Related to The Fund’s Shares
There is currently no public market for the Fund’s Shares, and the liquidity of the Shares is limited.
There is currently no public market for the Fund’s Shares, and a market for the Shares may never develop. The Fund’s Shares are not registered under the Securities Act, or any state securities law and are restricted as to transfer by law and the terms of the Fund’s Charter. The Shareholders generally may not sell, assign or transfer Shares without the prior written consent of the Investment Adviser, which the Investment Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, the Shareholders are not entitled to redeem their Shares. The Shareholders must be prepared to bear the economic risk of an investment in the Fund’s Shares for an indefinite period of time. While the Fund may engage in a liquidity event in the future, there can be no assurance that a liquidity event will be consummated for Shareholders.
The Fund may not be able to pay distributions. The Fund’s distributions may not grow over time and/or a portion of the Fund’s distributions may be a return of capital.
The Fund intends to pay distributions to the Shareholders. The Fund cannot assure investors that it will achieve investment results that will allow the Fund to sustain a specified level of cash distributions or make periodic increases in cash distributions. The Fund’s ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. All distributions will be paid at the discretion of the Board and will depend on the Fund’s earnings, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The Fund cannot assure you that it will continue to pay distributions to the Shareholders.
When the Fund makes distributions, it will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in the Fund’s Shares and, assuming that an investor holds the Fund’s Shares as a capital asset, thereafter as a capital gain.
If the current period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in the Fund’s equity securities may not receive distributions consistent with historical levels or at all or that the Fund’s distributions may not grow over time and a portion of its distributions may be a return of capital.
The Fund intends to make distributions on a quarterly basis to Shareholders out of assets legally available for distribution. The Fund cannot assure you that it will achieve investment results that will allow it to make a specified level of cash distributions. The Fund’s ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Memorandum, including the COVID-19 pandemic as described above. For example, if the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories in the jurisdictions, including the United States, affected by the COVID-19 pandemic were to continue for an extended period of time, such closures could result in reduced cash flows to the Fund from its existing Portfolio Companies, which could reduce cash available for distribution to Shareholders. If the Fund violates certain covenants under its existing or future credit facilities or other leverage, it may be limited in its ability to make distributions. If the Fund declares a distribution and if more Shareholders opt to receive cash distributions rather than participate in the dividend reinvestment plan, the Fund may be forced to sell some of its investments in order to make cash distribution payments. To the extent the Fund makes distributions to Shareholders that include a return of capital, such portion of the distribution essentially constitutes a return of the Shareholders’ investment. Although such return of capital may not be taxable, such distributions would generally decrease a Shareholder's adjusted tax basis in the Shares and may therefore increase such Shareholder’s tax liability for capital gains upon the future sale of such stock. A return of capital distribution may cause a Shareholder to recognize a capital gain from the sale of Shares even if the Shareholder sells its shares for less than the original purchase price.
Due to the COVID-19 pandemic or other disruptions in the economy, the Fund may not be able to increase its dividends and may reduce or defer its dividends and choose to incur U.S. federal excise tax in order preserve cash and maintain flexibility.
In order to maintain its tax treatment as a RIC, the Fund must distribute to shareholders for each taxable year at least 90% of its investment company taxable income (i.e., net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses). If the Fund qualifies for taxation as a RIC, it generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that it timely distributes to shareholders. The Fund will be subject to a 4% U.S. federal excise tax on undistributed earnings unless it distributes each calendar year at least the sum of (i) 98.0% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year, and (iii) any ordinary income and net capital gains for preceding years that were not distributed during such years and on which it paid no federal income tax.
Under the Code, the Fund may satisfy certain of its RIC distributions with dividends paid after the end of the current year. In particular, if the Fund pays a distribution in January of the following year that was declared in October, November, or December of the current year and is payable to shareholders of record in the current year, the dividend will be treated for all U.S. federal tax purposes as if it were paid on December 31 of the current year. In addition, under the Code, the Fund may pay dividends, referred to as “spillover dividends,” that are paid during the following taxable year that will allow it to maintain its qualification for taxation as a RIC and eliminate its liability for corporate-level U.S. federal income tax. Under these spillover dividend procedures, the Fund may defer distribution of income earned during the current year until December of the following year. For example, the Fund may defer distributions of income earned during 2021 until as late as December 31, 2022. If the Fund chooses to pay a spillover dividend, it will incur the 4% U.S. federal excise tax on some or all of the distribution.
Due to the COVID-19 pandemic or other disruptions in the economy, the Fund may take certain actions with respect to the timing and amounts of its distributions in order to preserve cash and maintain flexibility. For example, the Fund may not be able to increase its dividends. In addition, the Fund may reduce its dividends and/or defer its dividends to the following taxable year. If the Fund defers its dividends, it may choose to utilize the spillover dividend rules discussed above and incur the 4% U.S. federal excise tax on such amounts. To further preserve cash, the Fund may combine these reductions or deferrals of dividends with one or more distributions that are payable partially in its stock as discussed below under “The Fund may choose to pay a portion of its dividends in its own Shares, in which case you may be required to pay U.S. federal income taxes in excess of the cash you receive.”
The Fund may choose to pay a portion of its dividends in its own Shares, in which case you may be required to pay U.S. federal income taxes in excess of the cash you receive.
The Fund has adopted a dividend reinvestment plan that will provide for reinvestment of its dividends and other distributions on behalf of its Shareholders that elect to opt in to such plan. The Fund may distribute taxable dividends that are payable in part in its shares. Taxable Shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of its current and accumulated earnings and profits. The tax rate for ordinary income will vary depending on a Shareholder’s particular characteristics. For individuals, the top marginal federal ordinary income tax rate effective beginning in 2018 is 37%. To the extent distributions paid by the Fund to non-corporate Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for a maximum qualified dividend federal tax rate of 20%. However, in this regard, it is anticipated that distributions paid by the Fund will generally not be attributable to such dividends and, therefore, generally will not qualify for the preferential U.S. federal tax rate. Distributions of the Fund’s net capital gains (which is generally its realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains currently at a maximum federal tax rate of 20%.
As a result of receiving dividends in the form of the Fund’s Shares, a U.S. Shareholder may be required to pay tax with respect to such dividends in excess of any cash received. Under certain applicable provisions of the Code and the published guidance, distributions payable of a publicly offered RIC that are in cash or in shares of stock at the election of Shareholders may be treated as taxable distributions. The IRS has issued a revenue procedure indicating that this rule will apply if the total amount of cash to be distributed is not less than 20% of the total distribution, which amount has temporarily been reduced to 10% for distributions on or after November 1, 2021, and on or before June 30, 2022. Under this revenue procedure, if too many Shareholders elect to receive their distributions in cash, the cash available for distribution must be allocated among the Shareholders electing to receive cash (with the balance of distributions paid in stock). If the Fund decides to make any distributions consistent with this revenue procedure that are payable in part in its stock, taxable Shareholders receiving such distributions will be required to include the full amount of the distribution (whether received in cash, stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain distribution) to the extent of its current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. Shareholder may be required to pay tax with respect to such distributions in excess of any cash received. If a U.S. Shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the Fund’s Shares at the time of the sale. Furthermore, with respect to non-U.S. Shareholders, the Fund may be required to withhold U.S. federal tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares. In addition, if a significant number of the Fund’s Shareholders determine to sell their Shares in order to pay taxes owed on dividends, it may put downward pressure on the value of the Shares.
In addition, as discussed above, the Fund’s loans may contain a PIK interest provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To avoid the imposition of U.S. federal income tax at corporate rates, the Fund will need to make sufficient distributions, a portion of which may be paid in Shares, regardless of whether the Fund’s recognition of income is accompanied by a corresponding receipt of cash.

Investing in the Fund’s Shares may involve an above-average degree of risk.
The investments the Fund has made and intends to make in accordance with its investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. The Fund’s investments in Portfolio Companies may be highly speculative and aggressive and, therefore, an investment in the Fund’s Shares may not be suitable for someone with lower risk tolerance.
Shareholders may experience dilution.
Shareholders will not have preemptive rights to subscribe for or purchase any Shares issued in the future. To the extent the Fund issues additional equity interests, including in a public offering, a rights offering, or following a subsequent closing, a Shareholder’s percentage ownership interest in the Fund will be diluted. In addition, depending upon the terms and pricing of any additional offerings or rights offerings and the value of the Fund’s investments, a Shareholder may also experience dilution in the NAV and fair value of the Shares.
Provisions of the MGCL and the Fund’s Charter and Bylaws could deter takeover attempts and have an adverse effect on the price of the Shares.
The MGCL and the Fund’s Charter and Bylaws contain provisions that may discourage, delay or make more difficult a change in control or the removal of directors. The Fund is subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. The Board has adopted a resolution exempting from the Maryland Business Combination Act any business combination between the Fund and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of the Fund’s Independent Directors. If the resolution exempting business combinations is repealed or the Board does not approve a business combination, the Maryland Business Combination Act may discourage third parties from trying to acquire control of the Fund and increase the difficulty of consummating such an offer. The SEC staff has rescinded its position that, under the 1940 Act, an investment company may not avail itself of the Maryland Control Share Acquisition Act. As a result, the Fund will amend its Bylaws to be subject to the Maryland Control Share Acquisition Act only if the Board determines that it would be in the Fund’s best interests to do so, including in light of the Board's fiduciary obligations, applicable federal and state laws, and the particular circumstances surrounding the Board's decision. If such conditions are met, and the Fund amends its Bylaws to repeal the exemption from the Maryland Control Share Acquisition Act, the Maryland Control Share Acquisition Act also may make it more difficult for a third party to obtain control of the Fund and increase the difficulty of consummating such a transaction.
The Fund has also adopted certain measures that may make it difficult for a third-party to obtain control of it, including provisions of its Charter classifying the Board in three staggered terms and authorizing the Board to classify or reclassify shares of its capital stock in one or more classes or series and to cause the issuance of additional shares of its stock. These provisions, as well as other provisions of the Fund’s Charter and Bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Fund’s Shareholders.
There are restrictions on the ability of holders of the Fund’s Shares to transfer such Shares in excess of the restrictions typically associated with a private offering of securities under Regulation D and other exemptions from registration under the Securities Act, and these restrictions could limit the liquidity of an investment in the Fund’s Shares and the price at which holders may be able to sell their Shares.
The Fund is relying on an exemption from registration under the Securities Act and state securities laws in offering its Shares pursuant to a Subscription Agreement. As such, absent an effective registration statement covering the Shares, such Shares may be resold only in transactions that are exempt from the registration requirements of the Securities Act and with the prior written consent of the Investment Adviser. The Shares will have limited transferability, which could delay, defer or prevent a transaction or a change of control of the Fund that might involve a premium price for its securities or otherwise be in the best interest of Shareholders.

Shareholders may be subject to filing requirements under the Exchange Act as a result of an investment in the Fund.
Because the Fund’s Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of the Fund’s Shares must be disclosed in a Schedule 13D or Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their dividends may see their percentage stake in the Fund increase to more than 5%, thus triggering this filing requirement. Although the Fund will provide in its semi-annual and annual reports the amount of outstanding Shares and the amount of the investor’s Shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of 10% or more of the Shares are subject to reporting obligations under Section 16(a) of the Exchange Act.
Shareholders may be subject to the short-swing profits rules under the Exchange Act as a result of an investment in the Fund.
Persons who hold more than 10% of a class of the Fund’s Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered Shares within a six-month period.
The Fund has broad discretion over the use of proceeds of the private offering of its Shares and will use proceeds in part to satisfy operating expenses.
The Fund has significant flexibility in applying the proceeds of the private offering of its Shares and may use the net proceeds from the offering in ways with which investors may not agree, or for purposes other than those contemplated at this time. The Fund will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from net proceeds. The Fund’s ability to achieve its investment objective may be limited to the extent that net proceeds of this offering, pending full investment, are used to pay operating expenses.

DIVIDENDS AND DISTRIBUTIONS
The Fund generally intends to distribute substantially all of its available net investment income on a quarterly basis, as determined by the Board in its discretion, and in accordance with RIC requirements. Net realized capital gains, if any, will generally be distributed or deemed distributed at least annually. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Subject to the requirements of Section 852(a) of the Code, distributions of proceeds will be made to the Shareholders pro rata based on the number of Shares held by each Shareholder.
Distributions by the Fund generally are taxable to U.S. shareholders as either dividend income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) generally will be taxable as dividend income to U.S. shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains that are currently taxable at a current maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. shareholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares.
Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. shareholder.
The Fund may elect to retain the Fund’s net capital gains or a portion thereof for investment and be subject to U.S. federal income tax at corporate rates on the amount retained. In such case, the Fund may designate the retained amount as undistributed net capital gains in a notice to the Shareholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each Shareholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by the Fund on the net capital gain; and (iii) increase the tax basis for the shares of the Fund’s held by an amount equal to the deemed distribution less the tax credit.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. shareholders on December 31 of the year in which the dividend was declared.
If an investor purchases the Fund’s Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
The Fund or the applicable withholding agent will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice on IRS Form 1099-DIV reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from the Fund generally will be reported to the IRS (including the amount of dividends, if any, that are “Qualifying Dividends” (defined below) eligible for the 20% maximum rate). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation. Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

TRANSFERS OF SHARES
Because the Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Fund’s Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Investment Adviser’s consent is granted in writing, which consent, will not be withheld unreasonably, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at the Fund’s option, be required to provide the Fund with a legal opinion, in form and substance satisfactory to the Fund, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until the Fund is liquidated.
The Shares will not be listed on a national stock exchange, and no public market for the Shares is expected to develop. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the transfer on the Fund’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by the Fund.
The Fund has not implemented a share repurchase program and does not currently intend to do so. The Board may in future, in its sole discretion, implement a share repurchase program.

CALCULATION OF NET ASSET VALUE; VALUATION
The net asset value of the Fund is determined by the Board based on policies and procedures it has approved and on the input of the Investment Adviser and third-party valuation firms. See “Valuation of Portfolio Investments.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Fund and to an investment in the Shares. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that the Fund has assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold Shares as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire Shares in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in the Shares, which may differ substantially from those described herein. This discussion assumes that Shareholders hold Shares as capital assets (within the meaning of the Code).The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date hereof and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought and will not seek any ruling from the IRS regarding any matter discussed herein. Prospective investors should be aware that, although the Fund intends to adopt positions it believes are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by the Fund and that, if challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. Holder” generally is a beneficial owner of the Shares that is for U.S. federal income tax purposes:
•a citizen or individual resident of the United States;
•a corporation (or other entity treated as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. Holder” is a beneficial owner of the Shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares should consult its tax advisers with respect to the purchase, ownership and disposition of such Shares.
THIS SUMMARY DOES NOT DISCUSS ALL OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING U.S. FEDERAL INCOME, GIFT AND ESTATE TAX AND STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUND.
Taxation as a Regulated Investment Company
The Fund has elected to be treated, and intends to qualify each year, as a RIC. As a RIC, the Fund generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that it timely distributes to

Shareholders as distributions. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, the Fund must fulfill the “Annual Distribution Requirement”; that is, it generally must timely distribute to Shareholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses.
If the Fund:
•qualifies as a RIC; and
•satisfies the Annual Distribution Requirement,
then the Fund will not be subject to U.S. federal income tax on the portion of income it timely distributes (or are deemed to distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to Shareholders.
The Fund will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (i) 98% of net ordinary income for each calendar year, (ii) 98.2% of capital gain net income (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) any net ordinary income and capital gain net income that the Fund recognized in preceding years, but were not distributed during such years, and on which it paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While the Fund intends to distribute any net ordinary income and capital gain net income in order to avoid imposition of this 4% U.S. federal excise tax, the Fund may not be successful in avoiding entirely the imposition of this tax. In that case, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.
In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:
•continue to be registered under the 1940 Act as a non-diversified, closed-end management investment company;
•derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock or securities (the “90% Income Test”); and
•diversify its holdings so that at the end of each quarter of the taxable year:
◦at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of the issuer; and
◦no more than 25% of the value of the Fund’s assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).
The Fund may be required to recognize taxable income in circumstances in which it does not receive cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), the Fund must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by it in the same taxable year. The Fund may also have to include in income other amounts that it has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any OID or other amounts accrued will be included in the Fund’s investment company taxable income for the year of accrual, the Fund may be required to make a distribution to

Shareholders in order to satisfy the Annual Distribution Requirement, even though it will not have received the corresponding cash amount.
Although the Fund does not presently expect to do so, it is authorized to borrow funds, to sell assets and to make taxable distributions of its stock and debt securities in order to satisfy distribution requirements. The Fund’s ability to dispose of assets to meet distribution requirements may be limited by (i) the illiquid nature of its portfolio and/or (ii) other requirements relating to its status as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous. If the Fund is unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, it may fail to maintain its qualification for tax treatment as a RIC and become subject to U.S. federal income tax as an ordinary corporation.
Under the 1940 Act, the Fund is not permitted to make distributions to its shareholders while debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. In addition, the Fund may be prohibited under the terms of its credit facilities from making distributions unless certain conditions are satisfied. If the Fund is prohibited from making distributions, the Fund may fail to qualify for tax treatment as a RIC and become subject to U.S. federal income tax as an ordinary corporation.
Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) generate income that will not be qualifying income for purposes of the 90% Income Test described above.
In the event the Fund invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Fund does not expect to satisfy the requirements necessary to pass through to Shareholders their share of any foreign taxes paid by the Fund.
If the Fund were unable to qualify for treatment as a RIC, it would be subject to U.S. federal income tax on such income at regular corporate rates (and also would be subject to any applicable state and local taxes), regardless of whether it makes any distributions to Shareholders. The Fund would not be able to deduct distributions to Shareholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to Shareholders as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividends received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such distributions as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, the Fund would be required to distribute all previously undistributed earnings attributable to the period it failed to qualify as a RIC by the end of the first year that it intends to requalify as a RIC. If the Fund fails to requalify as a RIC for a period greater than two taxable years, it may be subject to U.S. federal income tax at regular corporate rates on any net built-in gains with respect to certain assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if it had been liquidated) that the Fund elects to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.
Taxation of U.S. Holders
Distributions by the Fund generally are taxable to U.S. Holders as ordinary income or capital gain. Distributions of “investment company taxable income” (which is, generally, net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Holders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Fund to non-corporate Shareholders are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by the Fund should not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gains (which are generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Holder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of Shareholders taxed at individual rates, regardless of the U.S. Holder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such holder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.
The Fund may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, the Fund will pay U.S. federal income tax on the retained amount, each U.S. Holder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Fund. If the amount of tax that a U.S. Holder is treated as having paid exceeds the tax such holder owes on the capital gain distribution, such excess generally may be refunded or claimed as a credit against the U.S. Holder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s adjusted tax basis for his, her or its Shares. In order to utilize the deemed distribution approach, the Fund must provide written notice to holders prior to the expiration of 60 days after the close of the relevant taxable year.
In accordance with certain applicable Treasury regulations and a revenue procedure issued by the IRS, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20% of the aggregate declared distribution. This 20% amount has temporarily been reduced to 10% for distributions on or after November 1, 2021, and on or before June 30, 2022. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive the lesser of (a) the portion of the distribution such shareholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable shareholders receiving such distributions will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of its current and accumulated earnings and profits for U.S. federal income tax purposes.
As a result of receiving distributions in the form of the Fund’s Shares, a U.S. Holder may be required to pay U.S. federal income tax with respect to such distributions in excess of any cash received. If a U.S. Holder sells the stock such holder receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the Shares at the time of the sale. In addition, if a significant number of Shareholders determine to sell Shares in order to pay U.S. federal income taxes owed on distributions, it may put downward pressure on the trading price of Shares.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund make such an election, the U.S. Holder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to its shareholders of record on a specified date in such a month and actually paid during

January of the following year, will be treated as if it had been received by U.S. Holders on December 31 of the year in which the dividend was declared.
If a U.S. Holder sells or exchanges its Shares, the U.S. Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the shares sold and the amount of proceeds received in exchange. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the Shares have been held by the U.S. Holder for more than one year. Any loss recognized on a sale or exchange of shares that were held by the U.S. Holder for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.
Backup Withholding. The Fund or the applicable withholding agent may be required to withhold U.S. federal income tax, or backup withholding, at the then applicable rate from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such U.S. Holder is exempt from backup withholding, or (2) with respect to whom the IRS notifies the Fund that such U.S. Holder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s U.S. taxpayer identification number is generally his or her social security number. Any amount withheld as backup withholding is allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that proper information is timely provided to the IRS.
Limitations on Deductibility of Certain Losses and Expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. No assurance can be provided that the Fund will qualify as a publicly offered regulated investment company for any taxable year. For any period that the Fund is not a publicly offered regulated investment company, for purposes of computing the taxable income of a non-corporate U.S. Holder, (i) the Fund’s earnings will be computed without taking into account such non-corporate U.S. Holder’s allocable portion of the Fund’s affected expenses, (ii) such non-corporate risk U.S. Holder’s allocable portion of the Fund’s affected expenses will be treated as an additional distribution to the holder, (iii) such non-corporate U.S. Holder will be treated as having paid or incurred the allocable portion of the Fund’s affected expenses for the calendar year, and (iv) such allocable portion of the Fund’s affected expenses will be deductible by such holder only to the extent permitted under the limitations described below. For non-corporate U.S. Holders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC. In particular, these expenses, which are treated as “miscellaneous itemized deductions”, are currently not deductible by individuals (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a holder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.
Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Fund is expected to conduct could give rise to unrelated business taxable income (“UBTI”). However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of such holder’s ownership of the Fund’s shares and receipt of dividends paid with respect to Shares. Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its stock. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Fund should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals are adopted and applied to RICs, the treatment of dividends payable to tax-exempt U.S. Holders could be adversely affected.
Taxation of Non-U.S. Holders
Subject to the below discussions regarding backup withholding and FATCA (defined below), distributions of the Fund’s “investment company taxable income” to Non-U.S. Holders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Fund’s distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Holder, the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Actual or deemed distributions of net capital gains to a Non-U.S. Holder, and gains realized by a Non-U.S. Holder upon the sale of Shares, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Holder.
The tax consequences to Non-U.S. Holders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Holders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.
Backup Withholding. A Non-U.S. Holder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the Non-U.S. Holder provides the Fund or the withholding agent with an IRS Form W-8BEN (or an acceptable substitute form) establishing that it is a Non-U.S. Holder or otherwise establishes an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners of the Shares could be subject to this 30% withholding tax with respect to distributions on their Shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

ERISA CONSIDERATIONS
The following summary of certain aspects of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) is based upon ERISA, judicial decisions, U.S. Department of Labor (“DOL”) regulations and rulings in existence on the date hereof. This summary is general in nature and does not address every ERISA issue that may be applicable to the Fund or a particular investor. Accordingly, each prospective investor should consult with its own counsel in order to understand the ERISA issues affecting the Fund and the investor.
General
Persons who are fiduciaries with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of ERISA (an “ERISA Plan”), an individual retirement account or a Keogh plan subject solely to the provisions of the Internal Revenue Code (an “Individual Retirement Fund”) should consider, among other things, the matters described below before determining whether to invest in the Fund.
ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, DOL regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors of the potential investment, including the fact that the returns may be subject to U.S. federal tax as unrelated business taxable income, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan’s funding objectives, and the limitation on the rights of investors to redeem their Shares. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.
Representations by Plans
A decision to invest in the Fund by an ERISA Plan is subject to ERISA’s fiduciary duties. Accordingly, fiduciaries of ERISA Plans should consult with their own counsel as to the consequences under ERISA of an investment in the Fund.
An ERISA Plan proposing to invest in the Fund will be required to represent that it is, and any fiduciaries responsible for the ERISA Plan’s investments are, aware of and understand the Fund’s investment objectives, policies and strategies, and that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.
Future Regulations and Rulings
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA of the acquisition and ownership of Shares.

ELIGIBLE INVESTORS
Each prospective investor in the Fund will be required to certify that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and a “qualified client” within the meaning of Rule 205-3 of the Advisers Act. The criteria for qualifying as an "accredited investor" and a “qualified client” is set forth in the Subscription Agreement that must be completed by each prospective investor.
In addition, Shares are generally being offered only to investors that are either (i) U.S. persons for U.S. federal income tax purposes or (ii) non-U.S. persons that meet additional eligibility standards as defined by the Fund in its sole discretion. Investors who meet such qualifications are referred to in this Memorandum as "Eligible Investors." The qualifications required to invest in the Fund will appear in the Subscription Agreement that must be completed by each prospective investor. Existing Shareholders who request to purchase additional Shares will be required to qualify as Eligible Investors and to complete an additional investor certification prior to any additional purchase.

PURCHASING SHARES
The Fund’s Investment Period will commence on the Initial Closing Date and shall continue until June 21, 2025, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of the outstanding Shares elect to forego any such extension, upon not less than ninety days’ prior written notice to the Investment Adviser. The Investment Adviser may also terminate the Investment Period of the Fund as of an earlier date in its discretion.
During the Investment Period, any amounts the Fund receives as a return of capital with respect to its investments may, in the sole discretion of the Investment Adviser, be retained by the Fund, without reducing the Shareholders’ unfunded Capital Commitments, for the purpose of making Fund investments and/or for such other permissible purposes as set out in the Fund’s operating documents. While the Fund expects to distribute approximately its entire net investment income on a quarterly basis and substantially all of its taxable income on an annual basis, the Fund may retain certain net capital gains for reinvestment. For additional information see “Certain U.S. Federal Income Tax Considerations.”
After the end of the Investment Period, the Shareholders will be released from any further obligation with respect to their then current unfunded Capital Commitments, except to the extent necessary to: (x) fund liabilities and expenses throughout the term of the Fund (including to repay outstanding financings of the Fund); (y) complete Fund investments that are in process or that have been committed to as of the end of the Investment Period; and (z) make follow-`on investments in an aggregate amount up to 10% of the gross assets of the Fund.

PRIVACY NOTICE
The information contained in this Memorandum is provided to help investors understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.
In order to provide investors with individualized service, the Fund collects certain nonpublic personal information about potential and current investors from information they provide on their subscription agreement or other forms (such as their address and social security number), as well as information about their account transactions with the Fund (such as purchases of Shares and account balances). The Fund may also collect such information through account inquiries by mail, email, telephone, or web site.
The Fund does not disclose any nonpublic personal information about potential investors or Shareholders to anyone, except as permitted by law. Specifically, so that the Fund, the Investment Adviser and their affiliates may continue to offer services that best meet potential investors’ or Shareholders’ investing needs, the Fund may disclose the information it collects, as described above, to companies that perform administrative or marketing services on behalf of the Fund, such as transfer agents, or printers and mailers that assist the Fund in the distribution of investor materials. These companies will use this information only for the services for which they have been hired, and are not permitted to use or share this information for any other purpose.
The Fund will continue to adhere to the privacy policies and practices described in this notice if you no longer hold Shares of the Fund.
The Fund and the Investment Adviser maintain internal security procedures to restrict access to personal and account information to those officers and employees who need to know that information to service investors’ account. The Fund maintains physical, electronic and procedural safeguards to protect nonpublic personal information.

SUMMARY OF THE CHARTER
An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Charter that is included as Exhibit (a)(2) to this Form N-2. A prospective investor and his or her adviser should carefully review the Charter, as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Charter that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Charter.
Capital Stock
Under the Charter, the Fund has the authority to issue 500,000,000 shares of common stock, $0.01 par value per share. As of December 7, 2022, 31,233,990 of the Fund’s Shares were issued and outstanding. The table below provides this information as of December 7, 2022.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common stock, par value $0.01 per share	500,000,000	—	31,233,990
The Fund does not have any other class of capital stock outstanding, including preferred stock, nor does it expect to issue any class of preferred stock. The rights of all stockholders and the terms of all stock, including the Shares, are subject to the provisions of the Charter and Bylaws. Except as may otherwise be permitted under Maryland law and the Charter, any amendments to the Charter – including those which alter the rights and powers conferred by the Charter on stockholders – are valid only if declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be case on the matter.
See “General Description of the Registrant — The Private Offering,” “Dividends and Distributions,” “Transfers of Shares,” “Certain U.S. Federal Income Tax Considerations,” “Eligible Investors,” “Purchasing Shares,” and “Summary of the Charter — Appraisal Rights” for further discussion of certain attributes of the Fund’s Shares.
Shareholders
Persons who purchase Shares will be Shareholders of the Fund.
Liability of Shareholders
Under Maryland law and the Charter, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Shareholder, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Shareholder, or the Board may reduce any amount payable by the Fund to a Shareholder in respect of a redemption of Shares, in accordance with the Charter in certain circumstances.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Maryland law requires a corporation (unless its charter provides otherwise, which the Fund’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
The Charter obligates the Fund, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Fund or any individual who, while a director or officer of the Fund and at the Fund’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Charter also permits the Fund to indemnify and advance expenses to any person who served a predecessor of the Fund’s in any of the capacities described above and any of the Fund’s employees or agents or any employees or agents of its predecessor.
In accordance with the 1940 Act, the Fund will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his or her office.
Certain Provisions of the MGCL and the Charter and Bylaws
The MGCL and the Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire the Fund by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Fund to negotiate first with the Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Amendment of the Charter
The Charter generally provides that Shareholders are entitled to cast at least a majority of the votes for approval of a dissolution, amendment to the Charter, merger, conversion to another form of entity, transfer of all or substantially all of the Fund’s assets, a share exchange, or similar transactions outside the ordinary course of business.
The Fund’s Charter provides that its bylaws may be amended, altered, repealed or replaced and a new agreement and declaration of trust may be adopted, either (a) by the vote of the Shareholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders or (b) by vote of a majority of the Board; provided, however, that any amendment to the provision of the bylaws relating to amendments will require the vote of (i) a majority of the Board and (ii) Shareholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of Shareholders.
Term, Dissolution, and Liquidation
After the end of the Investment Period, Shareholders will be released from any further obligation with respect to their then current unfunded Capital Commitments, except to the extent necessary to: (x) fund liabilities and expenses throughout the term of the Fund (including to repay outstanding financings of the Fund); (y) complete Fund investments that are in process or that have been committed to as of the end of the Investment Period; and (z) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Fund.
The Fund shall be dissolved:
i.upon the affirmative vote to dissolve the Fund by either (i) a majority of the Directors of the Board, or (ii) Shareholders holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Shareholders; or
ii.as required by operation of law.
Upon the occurrence of any event of dissolution, one or more Directors of the Board or the Investment Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Directors of the Board or the Investment Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund's assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Shareholders) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Shareholders; and (iii) finally to the Shareholders (including the Investment Adviser) proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Shareholders in facilitating an orderly liquidation.
The Board may, in its sole discretion, and if determined to be in the best interests of the Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the 1940 Act and applicable Maryland law, and could result in additional expenses to the Shareholders.
Election of Directors; Term
The Fund’s Bylaws provide that an annual meeting of the Shareholders for the election of directors, amongst other things, will be held on a date and at a time set by the Board. Accordingly, the Fund will hold an annual meeting of its Shareholders (the “Annual Meeting”), at which a nominee for director shall be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. Each director will hold office for a term ending at the next Annual Meeting following his or her election and when his or her successor is duly elected and qualifies. At each Annual Meeting, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next Annual Meeting following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Pursuant to the Charter, the Board may amend the Bylaws from time to time to alter the vote required to elect a director.
Number of Directors; Vacancies; Removal
The Charter provides that the number of directors will be set only by the Board in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board may at any time increase or decrease the number of directors. However, unless the Bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than eleven. The Fund has elected to be subject to the provision of Subtitle

8 of Title 3 of the MGCL providing that, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act.
The Charter also provides that any director, or the entire Board, may be removed with or without cause by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors.
The Charter also provides that any tender offer made by any person, including any ‘‘mini-tender’’ offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide the Fund with notice of such tender offer at least ten business days before initiating the tender offer. The Charter prohibits any Shareholder from transferring Shares of common stock to a person who makes a tender offer which does not comply with such provisions unless such Shareholder has first offered such Shares of common stock to the Fund at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of the Fund’s expenses in connection with that offeror’s noncompliance.
Action by Stockholders
Under the MGCL, unless a corporation’s charter provides otherwise (which the Charter does not), shareholder action can be taken only at an annual or special meeting of shareholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal indefinitely.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
The Bylaws provide that with respect to an Annual Meeting, nominations of persons for election to the Board and the proposal of business to be considered by Shareholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by or at the direction of the Board or (3) by a Shareholder who was a Shareholder of record at the record date set by the Board for the purpose of determining Shareholders entitled to vote at the meeting, at the time of giving notice as provided for in the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of Shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the discretion of the Board or (2) provided that the special meeting has been called for the purpose of electing directors, by a Shareholder who was a Shareholder of record at the record date set by the Board for the purpose of determining Shareholders entitled to vote at the meeting, at the time of giving notice as provided for in the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Bylaws. The purpose of requiring Shareholders to give the Fund advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although the Bylaws do not give the Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Shareholder proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Fund and its Shareholders.

Calling of Special Meeting of Shareholders
The Bylaws provide that special meetings of Shareholders may be called by the Board and certain of the Fund’s officers. Additionally, the Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the Shareholders requesting the meeting, a special meeting of Shareholders will be called by the secretary of the Fund upon the written request of Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Certain Matters
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The Charter generally provides for approval of these matters by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. The Fund’s Bylaws further provide that the Bylaws may be amended, altered, repealed or replaced and new bylaws may be adopted, either (a) by the vote of the stockholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders or (b) by vote of a majority of the Board; provided, however, that any amendment to the provision of the Bylaws relating to amendments will require the vote of (i) a majority of the Board and (ii) stockholders entitled to cast at least a majority of the votes entitled to be cast thereon at any duly organized annual or special meeting of stockholders.
Appraisal Rights
As permitted by the MGCL, the Charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of the entire Board determines that such rights shall apply.
Business Combinations
Under Maryland law, certain ‘‘business combinations’’ between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, which the Fund refers to as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under this statute if the Fund’s Board approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination generally must be recommended by the Board and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. The Fund’s Board has adopted a resolution that any business combination between the Fund and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of the Fund and increase the difficulty of consummating any offer.
The Business Combination Act will not apply to the Fund to the extent it has less than 100 beneficial owners.
Control Share Acquisitions
The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in its bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of the Fund’s common stock and, as a result, any control shares of the Fund will have the same voting rights as all of the other shares of common stock of the Fund. Such provision could be amended or eliminated at any time in the future. However, the Board will amend the Bylaws to be subject to the Maryland Control Share Acquisition Act only if the Board determines that it would be in the Fund’s best interests to do so, including in light of the Board’s fiduciary obligations, applicable federal and state laws, and the particular facts and circumstances surrounding the Board’s decision.
The Maryland Control Share Acquisition Act will not apply to the Fund to the extent it has less than 100 beneficial owners.
Forum Selection Clause
The Bylaws provide that, unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as defined by the MGCL, (b) any derivative action or proceeding brought on the Fund’s behalf, (c) any action asserting a claim of breach of any duty owed by any of the Fund’s directors, officers or employees to the Fund or to the Fund’s Shareholders, (d) any action asserting a claim against the Fund or any of the Fund’s directors, officers or employees arising pursuant to any provision of the MGCL or the Charter or Bylaws or (e) any action asserting a claim against the Fund or any of the Fund’s directors, officers or employees that is governed by the internal affairs doctrine shall be, in each case, the Supreme Court for the State of New York, New York County or the Circuit Court for Baltimore City, Maryland, or, if those courts do not have jurisdiction, the United Stated District Courts located in the Southern District of New York or the United States District Court for the District of Maryland, Northern Division. By accepting shares of the Fund’s common stock, Shareholders are agreeing to be bound by these provisions. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder.
While the applicability of forum selection clauses to claims brought under federal securities law may be subject to challenge, including pursuant to Section 44 under the 1940 Act, which generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in the Bylaws will likely make it more difficult for a Shareholder to successfully pursue litigation against the Fund or those covered by the Fund’s forum selection clause in another jurisdiction, including one that may be more favorable to such Shareholder.
Conflict with the 1940 Act
The Bylaws provide that, if and to the extent that any provision of the MGCL, or any provision of the Charter or the Bylaws, conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

REPORTS TO SHAREHOLDERS
The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

FISCAL YEAR
The Fund's fiscal year is the 12-month period ending on December 31. The Fund's first taxable year concluded on December 31, 2021. Thereafter, the Fund's taxable year is the 12-month period ending on December 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL
The Board has selected PricewaterhouseCoopers LLP, New York, New York, as independent registered public accountants for the Fund.
Eversheds Sutherland (US) LLP has acted as legal counsel to the Fund in connection with the organization, offering, and certain legal matters related to the Fund.

NC SLF INC.
PART B
STATEMENT OF ADDITIONAL INFORMATION AUGUST 12, 2022
AS AMENDED OCTOBER 28, 2022 AND DECEMBER 7, 2022
This statement of additional information (“SAI”) is not a prospectus. This SAI should be read with Part A of the Registration Statement. All of the information required by Part B of the Registration Statement has been included in Part A of the Registration Statement.
Inquiries concerning the Fund (including information concerning subscription procedures), or requests to obtain a free additional copy of Part A of the Registration Statement, dated August 12, 2022, as amended October 28, 2022 and December 7, 2022, should be directed to: NCSLF-IR@churchillam.com.

NC SLF INC.
Shares of Common Stock
PRIVATE OFFERING MEMORANDUM
, 2022

NC SLF INC.
PART C
Other Information
ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS
(1) FINANCIAL STATEMENTS
The following financial statements of NC SLF Inc. are included in Part C of this Registration Statement.
INTERIM FINANCIAL STATEMENTS
AUDITED FINANCIAL STATEMENTS
C-1

(2) EXHIBITS

Exhibit No.	Description
(a)(1)	Articles of Incorporation of the Fund(1)
(a)(2)	Form of Articles and Amendment and Restatement of the Fund(2)
(b)	Bylaws of the Registrant(2)
(c)	Not Applicable.
(d)(1)	Description of Securities(3)
(d)(2)	Form of Subscription Agreement(2)
(d)(3)	Form of Stock Certificate(2)
(e)	Form of Distribution Reinvestment Plan(6)
(f)	Not Applicable.
(g)	Amended and Restated Investment Advisory and Management Agreement by and between the Fund and the Investment Adviser(6)
(h)	Not Applicable.
(i)	Not Applicable.
(j)	Custody Agreement between NC SLF Inc. and U.S. Bank National Association, as custodian(2)
(k)(1)	Administration Agreement by and between the Fund and the Administrator(2)
(k)(2)	Transfer Agent Servicing Agreement by the Fund and U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services(2)
(k)(3)	Revolving Credit Agreement, dated September 9, 2021, by and among the Fund, as the borrower, Wells Fargo, National Association, as administrative agent, and the lenders(4)
(l)	Not Applicable.
(m)	Not Applicable.
(n)	Consent of PricewaterhouseCoopers LLP*
(o)	Not Applicable.
(p)	Not Applicable.
(q)	Not Applicable.
(r)(1)	Code of Ethics of the Fund(5)
(r)(2)	Code of Ethics of Investment Adviser(5)
(s)	Not Applicable.
__________________
*Filed herewith..
**To be filed by amendment.
(1)Incorporated by reference to the Fund’s Registration Statement on Form 10 filed on April 1, 2021.
(2)Incorporated by reference to the Fund’s Amendment No. 1 to the Registration Statement on Form 10 filed on May 13, 2021.
(3)Incorporated by reference to the Fund’s Annual Report on Form 10-K filed on March 11, 2022.
(4)Incorporated by reference to the Fund’s Current Report on Form 8-K filed on September 15, 2021.
(5)Incorporated by reference to the Fund’s Registration Statement on Form N-2 filed on August 12, 2022.
(6)Incorporated by reference to the Fund’s Amendment No. 1 to Registration Statement on Form N-2 filed on October 28, 2022.
C-2

NC SLF INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	Unaudited
Assets
Investments
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $195,166 and $116,152, respectively)	$190,641	$116,347
Cash and cash equivalents	33,416	40,794
Interest receivable	692	253
Receivable for investments sold	691	1
Prepaid expenses	14	69
Total assets	225,454	157,464

Liabilities
Secured borrowings (net of $70 and $148 deferred financing cost, respectively)	$52,430	$64,852
Payable for investments purchased	9,792	32,056
Interest Payable	158	86
Distributions payable	1,979	—
Directors’ fees payable (See Note 4)	15	15
Accounts payable and accrued expenses	535	258
Total liabilities	64,909	97,267

Commitments and contingencies (See Note 6)

Net Assets: (See Note 7)
Common shares, par value $0.01 per share, 500,000,000 shares authorized, 16,492,744 and 6,000,100 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	$165	$60
Paid-in-capital in excess of par value	164,825	59,930
Total distributable earnings (loss)	(4,445)	207
Total net assets	160,545	60,197

Total liabilities and net assets	$225,454	$157,464

Net asset value per share (See Note 8)	$9.73	$10.03
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021(1)	2022	2021(1)
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$2,495	$2	$4,440	$2
Other income	131	—	133	—
Total investment income	2,626	2	4,573	2

Expenses:
Interest and debt financing expenses	379	—	577	—
Organizational expenses	—	67	—	67
Management fees (See Note 4)	407	2	777	2
Professional fees	159	129	253	129
Directors’ fees (See Note 4)	14	12	29	12
Administration fees (See Note 4)	58	49	115	49
Other general and administrative expenses	45	42	79	42
Total expenses before management fee waiver	1,062	301	1,830	301
Management fee waiver (See Note 4)	(407)	—	(777)	—
Net expenses after management fee waiver	655	301	1,053	301
Net investment income (loss)	1,971	(299)	3,520	(299)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	7	—	10	—
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments	(3,890)	—	(4,720)	—
Total net realized and unrealized gain (loss) on investments	(3,883)	—	(4,710)	—

Net increase (decrease) in net assets resulting from operations	$(1,912)	$(299)	$(1,190)	$(299)

Per share data:
Net investment income (loss) per share	$0.14	$(1.89)	$0.27	$(1.89)
Net increase (decrease) in net assets resulting from operations per share	$(0.14)	$(1.89)	$(0.09)	$(1.89)
Weighted average common shares outstanding	13,610,199	157,995	13,007,237	157,995
__________________
(1)Period from April 16, 2021 (Commencement of Operations) through June 30, 2021.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021(1)	2022	2021(1)
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$1,971	$(299)	$3,520	$(299)
Net realized gain (loss) on investments	7	—	10	—
Net change in unrealized appreciation (depreciation) on investments	(3,890)	—	(4,720)	—
Net increase (decrease) in net assets resulting from operations	(1,912)	(299)	(1,190)	(299)
Shareholder distributions:
Distributions of investment income	(1,979)	—	(3,462)	—
Net increase (decrease) in net assets resulting from shareholder distributions	(1,979)	—	(3,462)	—
Capital share transactions:
Issuance of common shares	30,000	60,000	105,000	60,000
Net increase (decrease) in net assets resulting from capital share transactions	30,000	60,000	105,000	60,000
Total increase (decrease) in net assets	26,109	59,701	100,348	59,701
Net assets, at beginning of period	134,436	(238)	60,197	(238)
Net assets, at end of period	$160,545	$59,463	$160,545	$59,463
__________________
(1)Period from April 16, 2021 (Commencement of Operations) through June 30, 2021.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(dollars in thousands, except share and per share data)

	Six Months Ended June 30,
	2022	2021(1)
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$(1,190)	$(299)

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(80,508)	(14,246)
Proceeds from principal repayments of investments and sales of investments	1,638	—
Amortization of premium/accretion of discount, net	(134)	0	(2)
Net realized (gain) loss on investments	(10)	—
Net change in unrealized (appreciation) depreciation on investments	4,720	—
Amortization of deferred financing costs	159	—
Changes in operating assets and liabilities:
Interest receivable	(439)	(2)
Receivable for investments sold	(690)	—
Prepaid expenses	55	(9)
Accrued organizational expenses	—	17
Payable to affiliates	—	80
Payable for investments purchased	(22,264)	—
Interest payable	72	—
Management fees payable	—	2
Directors’ fee payable	—	12
Accounts payable and accrued expenses	277	199
Net cash provided by (used in) operating activities	(98,314)	(14,246)

Cash flows from financing activities:
Proceeds from issuance of common shares	105,000	60,000
Shareholder distributions	(1,483)	—
Proceeds from secured borrowings	113,500	—
Repayments of secured borrowings	(126,000)	—
Payments of deferred financing costs	(81)	—
Net cash provided by (used in) financing activities	90,936	60,000

Net increase (decrease) in cash and cash equivalents	(7,378)	45,754
Cash and cash equivalents, beginning of period	40,794	1
Cash and cash equivalents, end of period	$33,416	$45,755

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$490	$—
__________________
(1)Period from April 16, 2021 (Commencement of Operations) through June 30, 2021.
(2)Less than $1.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
June 30, 2022
(dollars in thousands)

Portfolio Company(1) (2)	Footnotes	Investment	Spread Above Reference Rate(3)	Interest Rate(3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets(5)
Investments
Debt Investments
Automotive
American Auto Auction Group		First Lien Term Loan	S + 5.00%	7.12%	12/30/2027	$10,681	$10,580	$10,030	6.2%
Total Automotive							10,580	10,030	6.2%
Banking, Finance, Insurance, Real Estate
Risk Strategies (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	S + 5.50%	7.62%	11/1/2026	11,400	(112)	(111)	(0.1)%
Total Banking, Finance, Insurance, Real Estate							(112)	(111)	(0.1)%
Capital Equipment
Hyperion		First Lien Term Loan	L + 4.50%	6.79%	8/28/2028	4,315	4,298	4,100	2.6%
Total Capital Equipment							4,298	4,100	2.6%
Chemicals, Plastics, & Rubber
Ascensus Specialties	(4) (8)	First Lien Term Loan	L + 4.25%	6.54%	6/30/2028	14,363	14,113	13,955	8.7%
Spartech	(4) (8)	First Lien Term Loan	L + 4.75%	6.54%	5/6/2028	9,975	9,975	9,900	6.2%
Total Chemicals, Plastics, & Rubber							24,088	23,855	14.9%
Construction & Building
Sciens Building Solutions, LLC	(4) (8)	First Lien Term Loan	L + 5.75%	8.04%	12/15/2027	10,171	9,983	9,844	6.1%
Sciens Building Solutions, LLC (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	8.04%	12/15/2027	5,320	1,215	1,093	0.7%
Total Construction & Building							11,198	10,937	6.8%
Consumer Goods: Durable
Petmate		First Lien Term Loan	L + 5.50%	7.29%	9/15/2028	12,949	12,830	11,497	7.1%
Total Consumer Goods: Durable							12,830	11,497	7.1%
Containers, Packaging & Glass
Five Star Packing	(4)	First Lien Term Loan	S + 4.25%	5.94%	5/5/2029	5,607	5,524	5,525	3.4%
Pelican Products	(4) (8)	First Lien Term Loan	L + 4.25%	6.04%	12/29/2028	7,960	7,886	7,645	4.8%
Resource Label Group	(4) (8)	First Lien Term Loan	L + 4.25%	6.54%	7/7/2028	4,928	4,911	4,620	2.9%
Total Containers, Packaging & Glass							18,321	17,790	11.1%
Healthcare & Pharmaceuticals
Forefront Dermatology	(4) (8)	First Lien Term Loan	S + 4.25%	5.94%	4/2/2029	3,936	3,859	3,861	2.4%
Forefront Dermatology (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	S + 4.25%	5.94%	4/2/2029	736	116	102	0.1%
Gastro Health	(4)	First Lien Term Loan	L + 4.50%	6.79%	7/3/2028	6,278	6,235	6,121	3.8%
Gastro Health (Delayed Draw)	(4)	First Lien Term Loan	L + 4.50%	6.79%	7/3/2028	2,092	2,078	2,039	1.3%
PromptCare	(4) (8)	First Lien Term Loan	L + 6.00%	8.29%	9/1/2027	9,355	9,204	9,050	5.6%

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
June 30, 2022
(dollars in thousands)

Portfolio Company(1) (2)	Footnotes	Investment	Spread Above Reference Rate(3)	Interest Rate(3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets(5)
PromptCare (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 6.00%	8.29%	9/1/2027	3,983	870	779	0.5%
Southern Veterinary Partners	(4)	First Lien Term Loan	S + 5.50%	7.19%	10/5/2027	9,000	8,820	8,820	5.5%
Total Healthcare & Pharmaceuticals							31,182	30,772	19.2%
High Tech Industries
Revalize (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 5.75%	8.04%	4/15/2027	1,300	1,289	1,253	0.8%
Revalize (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	8.04%	4/15/2027	1,872	(8)	(68)	—%
Revalize (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 5.75%	8.04%	4/15/2027	5,063	5,047	4,880	2.9%
Total High Tech Industries							6,328	6,065	3.7%
Services: Business
AG Group Holdings, Inc.	(4)	First Lien Term Loan	S + 4.00%	5.69%	12/29/2028	10,508	10,483	10,248	6.4%
Busines Solver	(4) (8)	First Lien Term Loan	L + 5.75%	8.04%	12/1/2027	8,959	8,877	8,731	5.4%
Busines Solver (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	8.04%	12/1/2027	2,418	(11)	(62)	—%
Evergreen Services Group	(4) (8)	First Lien Term Loan	S + 6.00%	8.12%	6/15/2029	9,209	9,026	9,026	5.6%
Evergreen Services Group (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	S + 6.00%	8.12%	6/15/2029	2,191	(22)	(44)	—%
Integrated Power Services	(4)	First Lien Term Loan	L + 4.75%	7.04%	11/22/2028	3,520	3,488	3,411	2.1%
Integrated Power Services (Delayed Draw)	(4) (6)	First Lien Term Loan	L + 4.75%	7.04%	11/22/2028	1,548	669	628	0.4%
LSCS Holdings Inc.	(4)	First Lien Term Loan	L + 4.50%	6.29%	12/16/2028	11,253	11,201	11,048	6.9%
Soliant Health	(4)	First Lien Term Loan	L + 4.25%	6.54%	3/31/2028	7,270	7,255	7,203	4.5%
TouchTunes Interactive	(4)	First Lien Term Loan	S + 5.25%	7.37%	4/2/2029	7,651	7,576	7,581	4.7%
Total Services: Business							58,542	57,770	36.0%
Services: Consumer
All My Sons	(4)	First Lien Term Loan	L + 4.75%	7.04%	10/25/2028	6,100	6,045	6,066	3.8%
Excel Fitness	(4) (8)	First Lien Term Loan	S + 5.25%	7.37%	4/27/2029	12,000	11,866	11,870	7.4%
Total Services: Consumer							17,911	17,936	11.2%
Total Debt Investments							195,166	190,641	118.7%
Cash equivalents	(7)						$900	$900	0.6%
Total Investments							$196,066	$191,541	119.3%
__________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)The issuer of the debt investment held by the Company is domiciled in the United States.
(3)All of the investments bear interest at rates that may be determined by reference to London Interbank Offered Rate (“LIBOR” or "L"), as well as Secured Overnight Financing Rate ("SOFR" or "S"), which reset monthly or quarterly. For each such investment, the Company has provided the spread over LIBOR and SOFR and the current contractual interest rate in effect at June 30, 2022. As of June 30, 2022, the effective rates for the 1M L and 3M L are 1.79%, and 2.29%, respectively. As of June 30, 2022, the effective rates for 1M S and 3M S are 1.69%, and 2.12%, respectively.

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
June 30, 2022
(dollars in thousands)
For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of June 30, 2022. Certain investments are subject to a LIBOR or SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 3 “Fair Value Measurements” for more information.
(5)Percentage is based on net assets of $160,545 as of June 30, 2022.
(6)Position is an unfunded loan commitment, and no interest is being earned. The investment may be subject to an unused/letter of credit facility fee.
(7)Cash equivalents balance represents amounts held in an interest-bearing money market fund issued by U.S. Bank Trust Company National Association (as successor in interest to U.S. Bank National Association).
(8)Investment is a unitranche position.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2021
(dollars in thousands)

Portfolio Company(1) (2)	Footnotes	Investment	Spread Above Reference Rate(3)	Interest Rate(3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets(5)
Investments
Debt Investments
Capital Equipment
Hyperion	(4)	First Lien Term Loan	L + 4.50%	5.00%	8/28/2028	$4,337	$4,317	$4,321	7.2%
Total Capital Equipment							4,317	4,321	7.2%
Chemicals, Plastics, & Rubber
Ascensus Specialties	(4) (8)	First Lien Term Loan	L + 4.25%	5.00%	6/30/2028	14,436	14,162	14,319	23.8%
Total Chemicals, Plastics, & Rubber							14,162	14,319	23.8%
Construction & Building
Sciens Building Solutions, LLC	(4) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/15/2027	10,222	10,019	10,019	16.6%
Sciens Building Solutions, LLC (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/15/2027	5,323	(53)	(53)	(0.1%)
Total Construction & Building							9,966	9,966	16.5%
Consumer Goods: Durable
Petmate	(4)	First Lien Term Loan	L + 5.50%	6.25%	9/15/2028	13,014	12,884	12,884	21.4%
Total Consumer Goods: Durable							12,884	12,884	21.4%
Containers, Packaging & Glass
Pelican Products	(4) (8)	First Lien Term Loan	L + 4.25%	4.75%	12/29/2028	8,000	7,920	7,920	13.2%
Resource Label Group	(8)	First Lien Term Loan	L + 4.25%	5.00%	7/7/2028	4,952	4,933	4,951	8.2%
Total Containers, Packaging & Glass							12,853	12,871	21.4%
Healthcare & Pharmaceuticals
Gastro Health	(4)	First Lien Term Loan	L + 4.50%	5.25%	7/3/2028	5,558	5,530	5,558	9.2%
Gastro Health (Delayed Draw)	(4)	First Lien Term Loan	L + 4.50%	5.25%	7/3/2028	1,853	1,491	1,500	2.5%
PromptCare	(4) (8)	First Lien Term Loan	L + 6.00%	7.00%	9/1/2027	9,403	9,230	9,248	15.4%
PromptCare (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 6.00%	7.00%	9/1/2027	3,988	819	793	1.3%
Total Healthcare & Pharmaceuticals							17,070	17,099	28.4%
High Tech Industries
Revalize (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 5.75%	6.75%	4/15/2027	1,266	1,254	1,266	2.1%
Revalize (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	6.75%	4/15/2027	1,912	(9)	(1)	—%
Revalize (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 5.75%	6.75%	4/15/2027	5,084	5,067	5,027	8.3%
Total High Tech Industries							6,312	6,292	10.4%
Services: Business
Busines Solver	(4) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/1/2027	8,982	8,893	8,893	14.8%
Busines Solver (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/1/2027	2,418	(12)	(12)	—%
Integrated Power Services	(4)	First Lien Term Loan	L + 4.75%	5.50%	11/22/2028	3,538	3,502	3,502	5.8%

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2021
(dollars in thousands)

Portfolio Company(1) (2)	Footnotes	Investment	Spread Above Reference Rate(3)	Interest Rate(3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets(5)
Integrated Power Services (Delayed Draw)	(4)	First Lien Term Loan	L + 4.75%	5.50%	11/22/2028	1,552	672	672	1.1%
LSCS Holdings Inc	(4)	First Lien Term Loan	L + 4.50%	5.00%	12/16/2028	11,310	11,253	11,253	18.7%
Soliant Health	(4)	First Lien Term Loan	L + 4.25%	5.00%	3/31/2028	8,012	7,992	7,999	13.3%
Total Services: Business							32,300	32,307	53.7%
Services: Consumer
All My Sons	(4)	First Lien Term Loan	L + 5.00%	5.75%	10/25/2028	6,351	6,288	6,288	10.4%
Total Services: Consumer							6,288	6,288	10.4%
Total Debt Investments							116,152	116,347	193.2%
Cash equivalents	(7)						$39,949	$39,949	66.4%
Total Investments							$156,101	$156,296	259.6%
__________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)The issuer of the debt investment held by the Company is domiciled in the United States.
(3)The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”) which reset monthly or quarterly. For each such investment, the Company has provided the spread over LIBOR and the current contractual interest rate in effect at December 31, 2021. As of December 31, 2021, rates for 1M L and 3M L are 0.10% and 0.21%, respectively. For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of December 31, 2021. Certain investments are subject to a LIBOR floor. For fixed loans, a spread above reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 3 “Fair Value Measurements” for more information.
(5)Percentage is based on net assets of $60,197 as of December 31, 2021.
(6)Position is an unfunded loan commitment, and no interest is being earned. The investment may be subject to an unused/letter of credit facility fee.
(7)Cash equivalents balance represents amounts held in an interest-bearing money market fund issued by U.S. Bank National Association.
(8)Investment is a unitranche position.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
1.ORGANIZATION
NC SLF Inc. (the “Company”) was formed on January 29, 2021, as a corporation under the laws of the state of Maryland. The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company has elected, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”). The Company was initially funded on April 16, 2021 (the “Commencement of Operations”).
Churchill Asset Management LLC (the “Investment Adviser”) is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Investment Adviser manages the Company’s day-to-day operations and provides it with investment advisory and management services. Nuveen Churchill Administration LLC (the “Administrator”) provides the administrative services necessary to conduct the Company's day-to-day operations. Teachers Insurance and Annuity Association of America (“TIAA”) is the ultimate parent company of the Investment Adviser and the Administrator.
The Company's investment objective is to generate current income and capital appreciation primarily by investing in or originating first lien and unitranche leveraged loans made to private-equity owned U.S. middle-market companies that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts, which the Investment Adviser believes have sustainable, leading positions in their respective markets with scalable revenues and operating cash flow, experienced management teams, and other positive business characteristics. The Company expects to make investments through both primary originations and open-market secondary purchases. The Company predominantly targets investments in U.S. middle market businesses. The Company defines middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization of approximately $10 million to $200 million. The Company focuses on making loans that it directly originates to U.S. middle market companies that are meeting their financial and operational obligations, with a portfolio expected to comprise primarily of first-lien senior secured debt and unitranche loans.
NC SLF SPV I, LLC (“SPV I”) is a Delaware limited liability company that was formed on August 10, 2021. SPV I is a wholly owned subsidiary of the Company and is consolidated in these consolidated financial statements commencing from the date of its formation. As of June 30, 2022, SPV I had not commenced operations.
The Company may from time to time conduct a private offering of its common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on exemptions from the registration requirements of the 1933 Act (the “Private Offering”). Each investor will purchase shares pursuant to a subscription agreement entered into with the Company. The Company completed its initial closing of the Private Offering on June 21, 2021 (the “Initial Closing Date”) and subsequently commenced investment operations. The Company may conduct subsequent closings at times during its investment period (the “Investment Period”), which commenced on the Initial Closing Date and initially will continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one-year period, unless the holders of a majority of the Company's outstanding common stock elect to forego any such extension upon not less than ninety days prior written notice. Holders of a majority of the Company's outstanding common stock may also terminate the Investment Period as of any earlier anniversary of the Initial Closing Date upon not less than ninety days written notice. Each investor will be expected to make capital contributions to purchase the Company's common stock each time a drawdown notice is issued based on such investor's capital commitment. Pursuant to the subscription agreement entered into with each investor, the Company will commence the wind up of operations two years following the expiration of the Investment Period, subject to additional extensions, each for an additional one-year period, upon approval of the holders of a majority of the Company's then outstanding common stock.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
2.SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services—Investment Companies, and pursuant to Regulation S-X. U.S. GAAP for an investment company requires investments to be recorded at fair value. The carrying value for all other assets and liabilities approximates their fair value.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash represents cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value.
Valuation of Portfolio Investments
At all times consistent with U.S. GAAP, the 1940 Act and ERISA (as defined below), the Company will conduct a valuation of its assets, pursuant to which its net asset value (“NAV”) is determined.
The Company's underlying assets are considered, for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any regulations promulgated thereunder, and Section 4975 of the Code, to be assets of certain employee benefit plans and other plans that purchase shares. The Company's investments and the activities of the Investment Adviser are subject to and, in certain cases, limited by, such laws.
Portfolio investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act and ERISA rules. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly-traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, the fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for some of the securities in which we invest and that fair value for those investments must be determined using unobservable inputs.
Portfolio investments are valued on a quarterly basis, or more frequently if required under the 1940 Act. For purposes of the 1940 Act, the Board of Directors of the Company (the “Board”) is ultimately and solely responsible for determining the fair value of our portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where our portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis.
Because (i) “benefit plan investors”, as defined in Section 3(42) of ERISA (“Benefit Plan Investors”), hold 25% or more of the Company’s outstanding shares, and (ii) the Company’s shares are not listed on a national securities exchange, unaffiliated third-parties (“Sub-Administrator(s)”) have been engaged to independently value the Company’s portfolio investments, in consultation with the Investment Adviser. The Company’s quarterly valuation procedures followed by the Sub-Administrator(s) are set forth below:
1.Portfolio investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
2.Portfolio investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with U.S. GAAP.
a.For portfolio investments, the personnel of one of the Sub-Administrators, in consultation with the investment professionals of the Investment Adviser, looks at the number of quotes readily available and perform the following:
i.Portfolio investments for which four or more quotes are received from a pricing service are valued using the mean of the bid and ask of the quotes obtained. If the variance between the bid and ask is greater than 10 percent, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, evaluate the reasonableness of the quotes, and if the quotes are determined to not be representative of fair value, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, value the investment in accordance with (3) below;
ii.Portfolio investments for which three quotes are received from a pricing service are first validated by the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser. The personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, evaluate the reasonableness of the quotes, and if the quotes are determined to be representative of fair value, then the mean of the bid and ask of the quotes is used. If the quotes are deemed to not be representative of fair value, then the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, value the investment in accordance with (3) below; and

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
iii.Portfolio investments for which two or less quotes are received from a pricing service the investment is valued in accordance with (3) below.
3.Portfolio investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued utilizing the following valuation process:
a.Each portfolio company or investment is initially valued by the personnel of one of the Sub-Administrators, in consultation with the investment professionals of the Investment Adviser; and
b.Preliminary valuation conclusions are then reviewed and validated with the Investment Adviser’s senior management.
The values assigned to portfolio investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of portfolio investments that do not have a readily available market value, the fair value of the Company’s portfolio investments may fluctuate from period to period and the fluctuations could be material.
For all valuations, the Audit Committee of the Board (the “Audit Committee”), which consists solely of directors who are not ‘‘interested persons’’ (as defined under Section 2(a)(19) of the 1940 Act) of the Company (the ‘‘Independent Directors’’), will review these preliminary valuations and the Board, a majority of whom are Independent Directors, will discuss the valuations and determine the fair value of each portfolio investment in the portfolio in good faith; provided, however, that to the extent the Company’s assets are treated as ‘‘plan assets’’ for purposes of ERISA, the Sub-Administrators will determine valuations using only those valuation methodologies reviewed and approved by the Audit Committee and the Board, and the Board will accept such valuations prepared by the Sub-Administrators in accordance therewith.
Investment Transactions and Revenue Recognition
Investment transactions are recorded on the applicable trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statements of assets and liabilities. Realized gains and losses on investment transactions are determined on a specific identification basis and are included as net realized gain (loss) on investments in the consolidated statements of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statements of operations and reflects the period’s change in fair value and cost of investments.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Company accrues interest income if it expects that ultimately it will be able to collect such income. Generally, when a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments, the Investment Adviser will place the loan on non-accrual status and the Company will cease recognizing interest income on that loan until all principal and interest is current through receipt or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. The Company may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. As of June 30, 2022 and December 31, 2021, there were no loans in the Company's portfolio on non-accrual status.
The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. As of June 30, 2022 and December 31, 2021, no loans in the portfolio contained PIK income provisions.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company’s investment activities, as well as any fees for managerial assistance services rendered

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the three and six months ended June 30, 2022, the Company earned other income of $131 and $133, respectively, primarily related to prepayment and amendment fees. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, the Company did not earn other income.
Deferred Financing Costs
Deferred financing costs include capitalized expenses related to the closing or amendments of borrowings. Amortization of deferred financing costs is computed on the straight-line basis over the term of the borrowings. The unamortized balance of such costs is included in deferred financing costs in the consolidated statements of assets and liabilities. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statements of operations.
Organizational Expenses and Offering Costs
Organizational expenses consist primarily of legal, incorporation and accounting fees incurred in connection with the organization of the Company. Organizational expenses are expensed as incurred and are shown in the Company's consolidated statements of operations. Any organizational expenses and offering costs in excess of $1 million will be borne by the Investment Adviser and cannot be recouped by the Investment Adviser. For the three and six months ended June 30, 2022, the Company did not incur any organizational expenses. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, the Company incurred organizational expenses of $67. As of June 30, 2022 and December 31, 2021, no organizational expenses were unpaid.
Offering costs consist primarily of fees and expenses incurred in connection with the offering of shares, legal, printing, and other costs associated with the preparation and filing of applicable registration statements and other offering documents. Offering costs are recognized as a deferred charge and are amortized on a straight-line basis over 12 months. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of paid-in-capital upon each such offering. For the three and six months ended June 30, 2022, the Company did not incur any offering costs. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, the Company did not incur any offering costs.
Income Taxes
For U.S. federal income tax purposes, the Company has elected, and intends to qualify annually, to be treated as a RIC under the Code, and intends to make the required distributions to its shareholders as specified therein. In order to qualify as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay income taxes only on the portion of its taxable income and gains it does not distribute.
The minimum distribution requirements applicable to RICs require the Company to distribute to its shareholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Company may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.
In addition, based on the excise distribution requirements, the Company is subject to a 4% nondeductible U.S. federal excise tax on undistributed income unless the Company distributes in a timely manner an amount equal to at least the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to U.S. federal income tax at corporate rates is considered to have been distributed. The Company intends to timely distribute to its shareholders substantially all of its annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, and may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. All penalties and interest associated with income taxes, if any, are included in income tax expense. For the three and six months ended June 30, 2022, the Company did not incur any excise tax expense. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, the Company did not incur any excise tax expense.
Dividends and Distributions to Common Shareholders
To the extent that the Company has taxable income available, the Company intends to make quarterly distributions to its common shareholders. Dividends and distributions to common shareholders are recorded on the applicable record date. The amount to be distributed to common shareholders is determined by the Board each quarter and is generally based upon the taxable earnings estimated by management and available cash. Net realized capital gains, if any, will generally be distributed at least annually, although the Company may decide to retain such capital gains for investment.
Functional Currency
The functional currency of the Company is the U.S. Dollar, and all transactions were in U.S. Dollars.
Recent Accounting Standards Updates
The FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting in March 2020. This update provides temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). Entities can elect not to apply certain modification accounting requirements to contracts affected by what the guidance calls reference rate reform, if certain criteria are met. This guidance was effective upon issuance and generally can be applied through December 31, 2022. The Company has agreements that have LIBOR as a reference rate with certain portfolio companies and also with certain lenders. Many of these agreements, including the credit agreement relating to the Subscription Facility (refer to Note 5), include an alternative successor rate or language for choosing an alternative successor rate if LIBOR reference is no longer considered to be appropriate. With respect to other agreements, the Company intends to work with its portfolio companies to modify agreements to choose an alternative successor rate. Contract modifications may be required to be evaluated in determining whether the modifications result in the establishment of new contracts or the continuation of existing contracts. The Company plans to adopt this amendment and apply this update, where applicable, to account for contract modifications due to changes in reference rates when LIBOR reference is no longer used. The Company did not utilize the optional expedients and exceptions provided by ASU 2020-04 during the three months ended June 30, 2022. The Company continues to evaluate the impact that the amendments in this update will have on the Company’s consolidated financial statements and disclosures when applied.
SEC Disclosure Update and Simplification
In December 2020, the SEC adopted a new rule providing a framework for fund valuation practices. New Rule 2a-5 under the 1940 Act (“Rule 2a-5”) establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Rule 2a-5 will permit boards, subject to board oversight and certain other conditions, to designate certain parties to perform fair value determinations. Rule 2a-5 also defines when market quotations are “readily available” for purposes of the 1940 Act and the threshold for determining whether a fund must determine the fair value of a security. The SEC also adopted new Rule 31a-4 under the 1940 Act (“Rule 31a-4”), which provides the recordkeeping requirements associated with fair value determinations. Finally, the SEC is rescinding previously issued guidance on related issues, including the role of the board in determining fair value and the accounting and auditing of fund investments. Rule 2a-5 and Rule 31a-4 became effective on March 8, 2021, and have a compliance date of September 8, 2022. A fund may voluntarily comply with the rules after the effective date, and in advance of the compliance date, under certain conditions. Management is currently assessing the impact of these provisions on the Company’s consolidated financial statements and SEC filings.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
3.Fair Value Measurements
Fair Value Disclosures
The following tables presents the fair value measurements of investments, by major class, and cash equivalents as of June 30, 2022 and December 31, 2021, according to the fair value hierarchy:

As of June 30, 2022	Level 1	Level 2	Level 3	Total
Assets:
First Lien Term Loans	$—	$25,627	$165,014	$190,641
Cash Equivalents	900	—	—	900
Total	$900	$25,627	$165,014	$191,541

As of December 31, 2021	Level 1	Level 2	Level 3	Total
Assets:
First Lien Term Loans	$—	$4,951	$111,396	$116,347
Cash Equivalents	39,949	—	—	39,949
Total	$39,949	$4,951	$111,396	$156,296

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the three and six months ended June 30, 2022:

	First Lien Term Loans	Total
Balance as of March 31, 2022	$121,511	$121,511
Purchase of investments	58,809	58,809
Proceeds from principal repayments and sales of investments	(1,271)	(1,271)
Amortization of premium/accretion of discount, net	53	53
Net realized gain (loss) on investments	6	6
Net change in unrealized appreciation (depreciation) on investments	(2,124)	(2,124)
Transfers out of Level 3	(23,152)	(23,152)
Transfers to Level 3	11,182	11,182
Balance as of June 30, 2022	$165,014	$165,014

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of June 30, 2022	$(2,124)	$(2,124)

	First Lien Term Loans	Total
Balance as of December 31, 2021	$111,396	$111,396
Purchase of investments	69,881	69,881
Proceeds from principal repayments and sales of investments	(1,498)	(1,498)
Amortization of premium/accretion of discount, net	114	114
Net realized gain (loss) on investments	9	9
Net change in unrealized appreciation (depreciation) on investments	(2,635)	(2,635)
Transfers out of Level 3	(17,204)	(17,204)
Transfers to Level 3	4,951	4,951
Balance as of June 30, 2022	$165,014	$165,014

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of June 30, 2022	$(2,635)	$(2,635)
The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the period from April 16, 2021 (Commencement of Operations) through June 30, 2021:

	First Lien Term Loans		Total
Balance as of April 16, 2021 (Commencement of Operations)	$—		$—
Purchase of investments	14,246		14,246
Amortization of premium/accretion of discount, net	0	(1)	0	(1)
Balance as of June 30, 2021	$14,246		$14,246

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of June 30, 2021	$—		$—
_______________
(1)Less than $1.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three and six months ended June 30, 2022, there were two investments that transferred out of Level 3 to Level 2

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
and one investment that transferred out of Level 2 to Level 3 as a result of changes in the observability of significant inputs for such portfolio companies. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, there were no transfers into or out of Level 3.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of June 30, 2022 and December 31, 2021 were as follows:

Investment Type	Fair Value as of June 30, 2022	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$59,410	Recent Transactions	Transaction Price	93.8	99.1	98.1
First Lien Term Loans	105,604	Yield Method	Implied Discount Rate	7.7	10.8	9.1
Total	$165,014

Investment Type	Fair Value as of December 31, 2021	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$61,366	Recent Transactions	Transaction Price	98.0	99.5	99.0
First Lien Term Loans	50,030	Yield Method	Implied Discount Rate	5.9	8.2	6.8
Total	$111,396
Debt investments are generally valued using an income analysis, which weighs market yield and credit performance discount rates. The market yield analysis compares market yield movements from the date of the closing of the investment to the reporting date. The credit performance analysis determines a yield per unit of leverage at closing and compares that to a current yield per unit of leverage (factoring any change in pricing and change in leverage as a result of the borrower’s actual performance) as of the reporting date. Material underperformance will typically require an increase in the weighting towards the credit performance analysis.
Alternative valuation methodologies may be used as appropriate for debt investments, and can include a market analysis, income analysis, or liquidation (recovery) analysis. A recent transaction, if applicable, may also be factored into the valuation if the transaction price is believed to be an indicator of value.
Weighted average inputs are calculated based on the relative fair value of the investments. Significant increases (decreases) in discount rates could result in lower (higher) fair value measurements. Significant decreases (increases) in comparable multiples may result in lower (higher) fair value measurements.
4.RELATED PARTY TRANSACTIONS
Investment Management Agreement
The Company entered into an investment management and advisory agreement (the “Investment Management Agreement”) with the Investment Adviser. Under the Investment Management Agreement, the Investment Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company. The Board, including all of the Independent Directors, approved the Investment Management Agreement in accordance with, and on the basis of an evaluation satisfactory to such directors as required by, the 1940 Act.
The Company pays the Investment Adviser a fee for its services under the Investment Management Agreement consisting of an annual base management fee (the “Management Fee”). During the Investment Period, the Management Fee is calculated at an annual blended rate with respect to the Company’s Assets Invested (defined below) at the end of each quarterly period by reference to (i) 0.75% in case of Assets Invested equal to or less than $500 million, (ii) 0.65% in case of Assets Invested greater than $500 million and equal to or less than $1 billion and (iii) 0.60% in case of Assets Invested greater than $1 billion. “Assets Invested” means, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as such term is defined in the

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
subscription agreements executed by each of the Company’s shareholders), and (ii) outstanding principal on borrowings. For the avoidance of doubt, the quarterly Management Fees payable to the Investment Adviser is calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter as set forth in the Investment Management Agreement. The Management Fee is payable quarterly in arrears.
During the Investment Period, the Management Fee payable each quarter is reduced by an amount equal to the marginal fee rate applied to the Company’s most recently acquired investment, multiplied by the Company's cumulative impairments and realized losses since inception (calculated net of any subsequently reversed impairments, realized losses and appreciation on net assets received in connection with written-down assets and reorganizations) (the “Cumulative Losses”) on the Company’s portfolio of investments (collectively, the “Withheld Amounts”). For a period of three years from the date of a previous reduction of the Management Fee by the Withheld Amounts (the "Recoupment Period"), any portion of such Withheld Amounts that is attributable to a subsequently reversed impairment and realized loss shall be payable to our Investment Adviser in the quarter in which such reversal occurs. In addition, upon expiration of each annual period and subject to the term of the Recoupment Period, the Investment Adviser will be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.
After the Investment Period, the Management Fee will be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Company's Assets Invested as of the end of the most recently completed calendar quarter and shall be payable quarterly in arrears. The term "Applicable Ratio" means a percentage calculated by (i) taking the sum of (A) the Assets Invested equal to or less than $500 million multiplied by 0.75%, plus (B) the Assets Invested greater than $500 million and equal to or less than $1 billion multiplied by 0.65%, plus (C) the Assets Invested greater than $1 billion multiplied by 0.60% and dividing such total by (ii) the total Assets Invested.
For the three and six months ended June 30, 2022, $407 and $777, respectively, of management fees were incurred by the Company, of which $407 and $777 are being waived in accordance with the Fee Waiver Agreement (defined below) during the respective periods.
For the period from April 16, 2021 (Commencement of Operations) to June 30, 2021, $2 of management fees were incurred by the Company.
On November 3, 2021, the Company entered into a management fee waiver agreement (the “Initial Fee Waiver Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser agreed to waive 100% of the management fees payable to the Adviser for the fiscal quarters ended September 30, 2021 and December 31, 2021. On March 8, 2022, the Company entered into a management fee waiver agreement with the Investment Adviser (the “Prior Fee Waiver Agreement”), pursuant to which the Investment Adviser agreed to extend the term of the Fee Waiver Agreement and waive 100% of the management fees payable to the Investment Adviser for the fiscal quarter ended March 31, 2022. On May 3, 2022, the Company entered into a management fee waiver agreement with the Investment Adviser (the “Fee Waiver Agreement”), pursuant to which the Investment Adviser agreed to extend the term of the Prior Fee Waiver Agreement and waive 100% of the management fees payable to the Investment Adviser for the fiscal quarter ended June 30, 2022.
For the avoidance of doubt, the Fee Waiver Agreement did not amend the calculation of the Management Fee as set forth in the Investment Management Agreement. Other than the waiver contemplated by the Fee Waiver Agreement, the terms of the Investment Management Agreement remained in full force and effect. Following the fiscal quarter ended June 30, 2022 with respect to the waiver granted by the Investment Adviser on the Management Fee payable, unless otherwise extended by the Company and the Investment Adviser, the Fee Waiver Agreement terminated and the original management fee terms of the Investment Management Agreement are in full force and effect.
The Investment Adviser and its affiliates manage other funds that have investment mandates that are similar, in whole or in part, to the Company's investment mandates. The Investment Adviser and its affiliates may determine

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
that an investment is appropriate for the Company or for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that the Company should invest side-by-side with one or more of those other funds. Any such investments will be made only to the extent permitted by applicable law, interpretive positions of the SEC and the Investment Adviser's allocation procedures. On June 7, 2019, the SEC issued an exemptive order to the Investment Adviser and certain other funds and accounts sponsored or managed by the Investment Adviser and/or its affiliates, including future regulated funds such as the Company (the ‘‘Exemptive Order’’), which permits us to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, the Company is permitted to co-invest with its affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of the Company's independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of the Company's stockholders and is consistent with its then-current investment objective and strategies. As the Company's assets are treated as "plan assets" under ERISA, the Company will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and the Company's respective future investments are at the same level of such issuer's capital structure; provided, that in no event will the Company co-invest with any other fund or entity in contravention of the 1940 Act.
In addition, pursuant to an exemptive order issued by the SEC on April 8, 2020 and applicable to all BDCs through December 31, 2020 (the “Temporary Relief”), the Company was permitted, subject to the satisfaction of certain conditions, to co-invest in our existing portfolio companies with certain affiliates that are private funds if such private funds had not previously invested in such existing portfolio company. Without the Temporary Relief, such private funds would not be able to participate in such co-investments with us unless the private funds had previously acquired securities of the portfolio company in a co-investment transaction with the Company. Although the Temporary Relief expired on December 31, 2020, the SEC’s Division of Investment Management had indicated that until March 31, 2022, it would not recommend enforcement action, to the extent that any BDC with an existing co-investment order continues to engage in certain transactions described in the Temporary Relief, pursuant to the same terms and conditions described therein. The conditional exemptive order is no longer effective; however, on April 15, 2022, the Company filed an application to amend the Exemptive Order (the “Application”) to permit the Company to continue to co-invest in its existing portfolio companies with certain affiliates that are private funds if such private funds had not previously invested in such existing portfolio company, subject to certain conditions. There can be no assurance if and when the Company will receive the exemptive order.
Administration Agreement
The Company entered into an administration agreement (the “Administration Agreement”) with the Administrator. Pursuant to the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Investment Adviser, the Administrator also may provide significant managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. The Administrator has entered into a sub-administration agreement with U.S. Bank, National Association (“U.S. Bank”) to provide the Company with certain fund administration and bookkeeping services. For the three and six months ended June 30, 2022, the Company incurred $58 and $115, respectively, in Administration fees which are included in Administration fees in the accompanying consolidated statements of operations. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, the Company incurred $49 in Administration fees which are included in Administration fees in the accompanying statements of operations. As of June 30, 2022 and December 31, 2021, $235 and $133, respectively, were unpaid and are included in Accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
Directors’ Fees
The Board currently consists of three members, two of whom are Independent Directors. The Board has established an Audit Committee, a Nominating and Corporate Governance Committee, and a Special Transactions Committee, each solely consisting of the Independent Directors, and may establish additional committees in the future. For the three and six months ended June 30, 2022, the Company incurred $14 and $29, respectively, in fees which are included in Directors’ fees in the accompanying consolidated statements of operations. For the period from April 16, 2021 (Commencement of Operations) through June 30, 2021, the Company incurred $12 in fees which are included in Directors’ fees in the accompanying statements of operations. As of June 30, 2022 and December 31, 2021, $15 and $15, respectively, were unpaid and are included in Directors’ fees payable in the accompanying consolidated statements of assets and liabilities.
5.SECURED BORROWINGS
On September 9, 2021, the Company entered into a revolving credit agreement (the ‘‘Subscription Facility’’) with Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent for certain secured parties, sole lead arranger, bookrunner, letter of credit issuer and the lender.
The Subscription Facility has a stated maturity date of September 9, 2022 (subject to an extension under the revolving credit agreement) and a maximum facility amount of $65,000, subject to availability under the "Borrowing Base". The Borrowing Base is calculated based on the unfunded capital commitments of certain investors that have subscribed to purchase shares of the Company, to the extent the capital commitments of such investors have also been approved by Wells Fargo for inclusion in the Borrowing Base and meet certain additional criteria. The Subscription Facility bears interest at a rate of LIBOR plus 1.90% per annum. The Company also pays an unused commitment fee of 0.25% per annum.
The Subscription Facility is structured as a revolving credit facility secured by the capital commitments of the Company’s subscribed investors. The Subscription Facility contains certain financial covenants and events of default and the Company was in compliance with all covenants and other requirements noted in the Subscription Facility agreement.
In accordance with the 1940 Act, the Company is currently only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act, is maintained at a level of at least 150% after such borrowings. As of June 30, 2022 and December 31, 2021, asset coverage was 405.8% and 192.6%, respectively.
The carrying amount of the Company’s assets and liabilities, including the Subscription Facility, other than investments at fair value, approximate fair value due to their short maturities. The borrowings consisted of the following as of June 30, 2022 and December 31, 2021:

June 30, 2022
Subscription Facility
Total Commitment	$65,000
Borrowings Outstanding(1)	52,500
Unused Portion(2)	12,500
Amount Available(3)	12,500
_________________
(1)Borrowings outstanding on the consolidated statements of assets and liabilities are net of deferred financing costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)

December 31, 2021
Subscription Facility
Total Commitment	$65,000
Borrowings Outstanding(1)	65,000
Unused Portion(2)	—
Amount Available(3)	—
_________________
(1)Borrowings outstanding on the consolidated statements of assets and liabilities are net of deferred financing costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.
For the three and six months ended June 30, 2022, the components of interest expense and debt financing expenses were as follows:

For the Three Months Ended June 30, 2022
Borrowing interest expense	$269
Unused fees	19
Amortization of deferred financing costs	91
Total interest and debt financing expenses	$379
Average interest rate(1)	3.3%
Average daily borrowings	$34,747
__________________
(1)Average interest rate includes borrowing interest expense and unused fees.

For the Six Months Ended June 30, 2022
Borrowing interest expense	$371
Unused fees	47
Amortization of deferred financing costs	159
Total interest and debt financing expenses	$577
Average interest rate(1)	3.1%
Average daily borrowings	$27,138
__________________
(1)Average interest rate includes borrowing interest expense and unused fees.
Contractual Obligations
The following tables shows the contractual maturities of our debt obligations as of June 30, 2022 and December 31, 2021:

	Payments Due by Period
As of June 30, 2022	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Subscription Facility	$52,500	$52,500	$—	$—	$—
Total debt obligations	$52,500	$52,500	$—	$—	$—

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)

	Payments Due by Period
As of December 31, 2021	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Subscription Facility	$65,000	$65,000	$—	$—	$—
Total debt obligations	$65,000	$65,000	$—	$—	$—
6.COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnification or warranties. Future events could occur that might lead to the enforcement of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of June 30, 2022 and December 31, 2021 for any such exposure.
As of June 30, 2022 and December 31, 2021, the Company had the following unfunded commitments to fund delayed draw loans:

Portfolio Company	June 30, 2022	December 31, 2021
Busines Solver	$2,418	$2,418
Gastro Health	—	353
Dermatology Intermediate Holdings III, Inc	620	—
Integrated Power Services	872	872
PromptCare	3,074	3,129
Redwood Services Group LLC	2,191	—
Revalize	1,872	1,912
RSC Acquisition, Inc.	11,400	—
Sciens Building Solutions, LLC	4,056	5,323
Total unfunded commitments	$26,503	$14,007
The Company believes its assets will provide adequate coverage to satisfy these unfunded commitments. As of June 30, 2022, the Company had cash and cash equivalents of $33,416, undrawn capital commitments of $491,499, and $12,500 in available borrowings under the Subscription Facility.
From time to time, the Company may become a party to certain legal proceedings incidental to the ordinary course of its business. As of June 30, 2022 and December 31, 2021, management was not aware of any pending or threatened litigation.
7.NET ASSETS
The Company has the authority to issue 500,000,000 common shares at $0.01 per share par value. On April 16, 2021, the Company issued 100 common shares for $1 to the Investment Adviser in connection with its formation.
On June 21, 2021, the Company held its Initial Closing and entered into subscription agreements with a number of investors in connection with the Private Offering. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Company's shares of common stock up to the amount of their respective capital commitment each time the Company delivers a drawdown notice. On June 29, 2021, the Investment Adviser transferred its 100 common shares to an affiliated entity of the Company, TIAA SMA Strategies LLC (“TIAA SMA”).
As of June 30, 2022, the Company had received capital commitments totaling $656,500 ($491,499 remaining undrawn), of which $6,500 ($4,866 remaining undrawn) is from TIAA SMA. As of June 30, 2022, TIAA SMA owned 163,294 shares of the Company's common stock.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
The following table summarizes total shares issued and proceeds received related to capital activity from inception through June 30, 2022:

Date	Shares Issued	Proceeds Received	Issuance Price per Share
June 27, 2022	3,015,076	$30,000	$9.95
January 14, 2022	7,477,568	$75,000	$10.03
June 29, 2021	6,000,000	$60,000	$10.00
April 16, 2021	100	$1	$10.00
The following table summarizes the Company's dividends declared from inception through June 30, 2022:

Date Declared	Record Date	Payment Date	Dividend per Share
June 30, 2022	June 30, 2022	July 12, 2022	$0.12
March 30, 2022	March 31, 2022	April 12, 2022	$0.11
8.CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a schedule of the Company's financial highlights for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021(3)
Per share data:
Net asset value at beginning of period	$10.03	$10.00	(1)
Net investment income (loss)(2)	0.27	(1.89)
Net change in unrealized appreciation (depreciation)	(0.36)	—
Net increase (decrease) in net assets resulting from operations(2)	(0.09)	(1.89)
Stockholder distributions from income(4)	(0.23)	—
Other(5)	0.02	1.80
Net asset value at end of period	$9.73	$9.91
Net assets at end of period	$160,545	$59,463
Shares outstanding at end of period(2)	16,492,744	6,000,100
Total Return(6)	(0.70)%	(0.90)%
Ratio to average net assets:
Ratio of net expenses to average net assets(7)	2.46%	4.09%
Ratio of net investment income (loss) to average net assets(7)	5.33%	(4.05)%
Portfolio turnover rate(8)	1.11%	—%
__________________
(1)Represents the issuance price per share of all shares issued and outstanding as of April 16, 2021.
(2)The per share data was derived by using the weighted average shares outstanding during the period.
(3)Period from April 16, 2021 (Commencement of Operations) through June 30, 2021.
(4)The per share data for distributions reflects the actual amount of distributions declared during the period.
(5)Includes the effect of share issuances above (below) NAV and the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date.
(6)Total return is calculated as the change in NAV per share during the period, plus distributions per share, if any, divided by the beginning NAV per share. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at the quarter end NAV per share preceding the distribution.
(7)Ratios are annualized except for amounts relating to organizational costs and the management fee waiver. The ratio of total expenses to average net assets was 3.12% for the six months ended June 30, 2022, excluding the effect of the management fee waiver which represented (0.66)% of average net assets. Average net assets is calculated utilizing quarterly net assets.
(8)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars amounts in thousands, except per share data)
9.SUBSEQUENT EVENTS
The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of June 30, 2022.

AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of NC SLF Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of assets and liabilities, including the consolidated schedule of investments, of NC SLF Inc. and its subsidiary (the “Company”) as of December 31, 2021 and April 16, 2021, and the related consolidated statements of operations, changes in net assets and cash flows for the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and April 16, 2021, and the results of its operations, changes in its net assets and its cash flows for the period from April 16, 2021 (Commencement of Operations) through December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 2021 by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 11, 2022

We have served as the Company’s auditor since 2021.

NC SLF INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	December 31, 2021	April 16, 2021
Assets
Investments
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $116,152, and $0, respectively)	$116,347	$—
Cash and cash equivalents	40,794	1
Interest receivable	253	—
Receivable for investments sold	1	—
Prepaid expenses	69	—
Total assets	157,464	1

Liabilities
Secured borrowings (net of $148 and $0 deferred financing cost, respectively)	$64,852	$—
Accrued organizational expenses	—	106
Payable to affiliates (See Note 4)	—	98
Payable for investments purchased	32,056	—
Interest payable	86	—
Directors’ fees payable (See Note 4)	15	—
Accounts payable and accrued expenses	258	35
Total liabilities	97,267	239

Commitments and contingencies (See Note 6)

Net Assets: (See Note 7)
Common shares, par value $0.01 per share, 500,000,000 shares authorized, 6,000,100 and 100 shares issued and outstanding as of December 31, 2021 and April 16, 2021, respectively	$60	$0	(1)
Paid-in-capital in excess of par value	59,930	1
Total distributable earnings (loss)	207	(239)
Total net assets	60,197	(238)

Total liabilities and net assets	$157,464	$1

Net asset value per share (See Note 8)	$10.03	$(2,384.42)
______________
(1)Less than $1.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except share and per share data)

Period from April 16, 2021 (Commencement of Operations) through December 31, 2021
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$1,147
Other income	54
Total investment income	1,201

Expenses:
Interest and debt financing expenses	$181
Organizational expenses	66
Management fees (See Note 4)	229
Professional fees	383
Directors’ fees (See Note 4)	42
Administration fees (See Note 4)	151
Other general and administrative expenses	132
Total expenses before management fee waiver	1,184
Management fee waiver (See Note 4)	(227)
Net expenses after management fee waiver	957
Net investment income (loss) before excise taxes	244
Excise taxes	11
Net investment income (loss) after excise taxes	233

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	7
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments	195
Total net realized and unrealized gain (loss) on investments	202

Net increase (decrease) in net assets resulting from operations	$435

Per share data:
Net investment income (loss) per share	$0.05
Net increase (decrease) in net assets resulting from operations per share	$0.10
Weighted average common shares outstanding	4,292,408
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(dollars in thousands, except share and per share data)

For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$233
Net realized gain (loss) on investments	7
Net change in unrealized appreciation (depreciation) on investments	195
Net increase (decrease) in net assets resulting from operations	435
Capital share transactions:
Issuance of common shares	60,000
Net increase (decrease) in net assets resulting from capital share transactions	60,000
Total increase (decrease) in net assets	60,435
Net assets, at beginning of period	(238)
Net assets, at end of period	$60,197
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(dollars in thousands, except share and per share data)

For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$435

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(117,275)
Proceeds from principal repayments of investments and sales of investments	1,168
Amortization of premium/accretion of discount, net	(38)
Net realized (gain) loss on investments	(7)
Net change in unrealized (appreciation) depreciation on investments	(195)
Amortization of deferred financing costs	65
Changes in operating assets and liabilities:
Interest receivable	(253)
Receivable for investments sold	(1)
Prepaid expenses	(69)
Accrued organizational expenses	(106)
Payable to affiliates	(98)
Payable for investments purchased	32,056
Interest payable	86
Directors’ fee payable	15
Accounts payable and accrued expenses	223
Net cash provided by (used in) operating activities	(83,994)

Cash flows from financing activities:
Proceeds from issuance of common shares	60,000
Proceeds from secured borrowings	85,000
Repayments of secured borrowings	(20,000)
Payments of deferred financing costs	(213)
Net cash provided by (used in) financing activities	124,787

Net increase (decrease) in cash and cash equivalents	40,793
Cash and cash equivalents, beginning of period	1
Cash and cash equivalents, end of period	$40,794
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2021
(dollars in thousands)

Portfolio Company(1) (2)	Footnotes	Investment	Spread Above Reference Rate(3)	Interest Rate(3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets(5)
Investments
Debt Investments - 188.5%
Capital Equipment
Hyperion	(4)	First Lien Term Loan	L + 4.50%	5.00%	8/28/2028	$4,337	$4,317	$4,321	7.2%
Total Capital Equipment							4,317	4,321	7.2%
Chemicals, Plastics, & Rubber
Ascensus Specialties	(4) (8)	First Lien Term Loan	L + 4.25%	5.00%	6/30/2028	14,436	14,162	14,319	23.8%
Total Chemicals, Plastics, & Rubber							14,162	14,319	23.8%
Construction & Building
Sciens Building Solutions, LLC	(4) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/15/2027	10,222	10,019	10,019	16.6%
Sciens Building Solutions, LLC	(4) (6) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/15/2027	5,323	(53)	(53)	(0.1%)
Total Construction & Building							9,966	9,966	16.5%
Consumer Goods: Durable
Petmate	(4)	First Lien Term Loan	L + 5.50%	6.25%	9/15/2028	13,014	12,884	12,884	21.4%
Total Consumer Goods: Durable							12,884	12,884	21.4%
Containers, Packaging & Glass
Pelican Products	(4) (8)	First Lien Term Loan	L + 4.25%	4.75%	12/29/2028	8,000	7,920	7,920	13.2%
Resource Label Group	(8)	First Lien Term Loan	L + 4.25%	5.00%	7/7/2028	4,952	4,933	4,951	8.2%
Total Containers, Packaging & Glass							12,853	12,871	21.4%
Healthcare & Pharmaceuticals
Gastro Health	(4)	First Lien Term Loan	L + 4.50%	5.25%	7/3/2028	5,558	5,530	5,558	9.2%
Gastro Health (Delayed Draw)	(4)	First Lien Term Loan	L + 4.50%	5.25%	7/3/2028	1,853	1,491	1,500	2.5%
PromptCare	(4) (8)	First Lien Term Loan	L + 6.00%	7.00%	9/1/2027	9,403	9,230	9,248	15.4%
PromptCare (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 6.00%	7.00%	9/1/2027	3,988	819	793	1.3%
Total Healthcare & Pharmaceuticals							17,070	17,099	28.4%
High Tech Industries
Revalize (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 5.75%	6.75%	4/15/2027	1,266	1,254	1,266	2.1%
Revalize (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	6.75%	4/15/2027	1,912	(9)	(1)	—%
Revalize (Delayed Draw)	(4) (8)	First Lien Term Loan	L + 5.75%	6.75%	4/15/2027	5,084	5,067	5,027	8.3%
Total High Tech Industries							6,312	6,292	10.4%
Services: Business
Busines Solver	(4) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/1/2027	8,982	8,893	8,893	14.8%
Busines Solver (Delayed Draw)	(4) (6) (8)	First Lien Term Loan	L + 5.75%	6.50%	12/1/2027	2,418	(12)	(12)	—%
Integrated Power Services	(4)	First Lien Term Loan	L + 4.75%	5.50%	11/22/2028	3,538	3,502	3,502	5.8%
Integrated Power Services (Delayed Draw)	(4)	First Lien Term Loan	L + 4.75%	5.50%	11/22/2028	1,552	672	672	1.1%

NC SLF INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2021
(dollars in thousands)

LSCS Holdings Inc	(4)	First Lien Term Loan	L + 4.50%	5.00%	12/16/2028	11,310	11,253	11,253	18.7%
Soliant Health	(4)	First Lien Term Loan	L + 4.25%	5.00%	3/31/2028	8,012	7,992	7,999	13.3%
Total Services: Business							32,300	32,307	53.7%
Services: Consumer
All My Sons	(4)	First Lien Term Loan	L + 5.00%	5.75%	10/25/2028	6,351	6,288	6,288	10.4%
Total Services: Consumer							6,288	6,288	10.4%
Total Debt Investments							116,152	116,347	193.2%
Cash equivalents	(7)						$39,949	$39,949	66.4%
Total Investments							$156,101	$156,296	259.6%
__________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)The issuer of the debt investment held by the Company is domiciled in the United States.
(3)The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”) which reset monthly or quarterly. For each such investment, the Company has provided the spread over LIBOR and the current contractual interest rate in effect at December 31, 2021. As of December 31, 2021, rates for 1M L and 3M L are 0.10% and 0.21%, respectively. For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of December 31, 2021. Certain investments are subject to a LIBOR floor. For fixed loans, a spread above reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 3 “Fair Value Measurements” for more information.
(5)Percentage is based on net assets of $60,197 as of December 31, 2021.
(6)Position is an unfunded loan commitment, and no interest is being earned. The investment may be subject to an unused/letter of credit facility fee.
(7)Cash equivalents balance represents amounts held in an interest-bearing money market fund issued by U.S. Bank National Association.
(8)Investment is a unitranche position.
The accompanying notes are an integral part of these consolidated financial statements.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
1.ORGANIZATION
NC SLF Inc. (the “Company”) was formed on January 29, 2021, as a corporation under the laws of the state of Maryland. The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”) for the fiscal year ended December 31, 2021, and to qualify for RIC tax treatment annually thereafter. The Company was initially funded on April 16, 2021 (the “Commencement of Operations”).
Churchill Asset Management, LLC (the “Investment Adviser”) is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Investment Adviser manages the Company’s day-to-day operations and provides it with investment advisory and management services. Nuveen Churchill Administration LLC (the “Administrator”) provides the administrative services necessary to conduct the Company's day-to-day operations. Teachers Insurance and Annuity Association of America (“TIAA”) is the ultimate parent company of the Investment Adviser and the Administrator.
The Company's investment objective is to generate current income and capital appreciation primarily by investing in or originating first lien and unitranche leveraged loans made to private-equity owned U.S. middle-market companies that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts, which the Investment Adviser believes have sustainable, leading positions in their respective markets with scalable revenues and operating cash flow, experienced management teams, and other positive business characteristics. The Company expects to make investments through both primary originations and open-market secondary purchases. The Company will predominantly target investments in U.S. middle market businesses. The Company defines middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization of approximately $10 million to $200 million. The Company will focus on making loans that it directly originates to U.S. middle market companies that are meeting their financial and operational obligations, with a portfolio expected to comprise primarily of first-lien senior secured debt and unitranche loans.
NC SLF SPV I, LLC (“SPV I”) is a Delaware limited liability company that was formed on August 10, 2021. SPV I is a wholly owned subsidiary of the Company and is consolidated in these consolidated financial statements commencing from the date of its formation. As of December 31, 2021, SPV I had not commenced operations.
The Company may from time to time conduct a private offering of its common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on exemptions from the registration requirements of the 1933 Act (the “Private Offering”). Each investor will purchase shares pursuant to a subscription agreement entered into with the Company. The Company completed its initial closing of capital commitments on June 21, 2021 (the “Initial Closing Date”) and subsequently commenced investment operations. The Company may conduct subsequent closings at times during its investment period (the “Investment Period”), which will commence on the Initial Closing Date and shall initially continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one-year period, unless the holders of a majority of the Company's outstanding common stock elect to forego any such extension upon not less than ninety days prior written notice. Holders of a majority of the Company's outstanding common stock may also terminate the Investment Period as of any earlier anniversary of the Initial Closing Date upon not less than ninety days written notice. Each investor will be expected to make capital contributions to purchase the Company's common stock each time a drawdown notice is issued based on such investor's capital commitment. Pursuant to the subscription agreement entered into with each investor, the Company shall commence the wind up of operations two years following the expiration of the Investment Period, subject to additional extensions, each for an additional one-year period, upon approval of the holders of a majority of the Company's then outstanding common stock.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
2.SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“US GAAP”). The Company is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services—Investment Companies, and pursuant to Regulation S-X. Certain prior period amounts have been reclassified to conform to the current period presentation. US GAAP for an investment company requires investments to be recorded at fair value. The carrying value for all other assets and liabilities approximates their fair value.
Use of Estimates
The preparation of the consolidated financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash represents cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value.
Valuation of Portfolio Investments
At all times consistent with US GAAP, the 1940 Act and ERISA (as described below), the Company will conduct a valuation of its assets, pursuant to which its net asset value (“NAV”) is determined.
The Company's underlying assets are considered, for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any regulations promulgated thereunder, and Section 4975 of the Code, to be assets of certain employee benefit plans and other plans that purchase shares. The Company's investments and the activities of the Investment Adviser are subject to and, in certain cases, limited by, such laws.
Portfolio investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act and ERISA rules. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly-traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, the fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for some of the securities in which we invest and that fair value for those investments must be determined using unobservable inputs.
Portfolio investments are valued on a quarterly basis, or more frequently if required under the 1940 Act. For purposes of the 1940 Act, the Board of Directors of the Company (the “Board”) is ultimately and solely responsible for determining the fair value of our portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where our portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis.
Because (i) “benefit plan investors”, as defined in Section 3(42) of ERISA (“Benefit Plan Investors”), hold 25% or more of the Company’s outstanding shares, and (ii) the Company’s shares are not listed on a national securities exchange, unaffiliated third-parties (“Sub-Administrator(s)”) have been engaged to independently value the Company’s portfolio investments, in consultation with the Investment Adviser. The Company’s quarterly valuation procedures followed by the Sub-Administrator(s) are set forth below:
1.Portfolio investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
2.Portfolio investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with US GAAP.
a.For portfolio investments, the personnel of one of the Sub-Administrators, in consultation with the investment professionals of the Investment Adviser, looks at the number of quotes readily available and perform the following:
i.Portfolio investments for which four or more quotes are received from a pricing service are valued using the mean of the bid and ask of the quotes obtained. If the variance between the bid and ask is greater than 10 percent, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, evaluate the reasonableness of the quotes, and if the quotes are determined to not be representative of fair value, the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, value the investment in accordance with (3) below;
ii.Portfolio investments for which three quotes are received from a pricing service are first validated by the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser. The personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, evaluate the reasonableness of the quotes, and if the quotes are determined to be representative of fair value, then the mean of the bid and ask of the quotes is used. If the quotes are deemed to not be representative of fair value, then the personnel of the Sub-Administrator, in consultation with the investment professionals of the Investment Adviser, value the investment in accordance with (3) below; and

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
iii.Portfolio investments for which two or less quotes are received from a pricing service the investment is valued in accordance with (3) below.
3.Portfolio investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued utilizing the following valuation process:
a.Each portfolio company or investment is initially valued by the personnel of one of the Sub-Administrators, in consultation with the investment professionals of the Investment Adviser; and
b.Preliminary valuation conclusions are then reviewed and validated with the Investment Adviser’s senior management.
The values assigned to portfolio investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of portfolio investments that do not have a readily available market value, the fair value of the Company’s portfolio investments may fluctuate from period to period and the fluctuations could be material.
For all valuations, the Audit Committee of the Board (the “Audit Committee”), which consists solely of directors who are not ‘‘interested persons’’ of the Company, as such term is used under the 1940 Act (the ‘‘Independent Directors’’), will review these preliminary valuations and the Board, a majority of whom are Independent Directors, will discuss the valuations and determine the fair value of each portfolio investment in the portfolio in good faith; provided, however, that to the extent the Company’s assets are treated as ‘‘plan assets’’ for purposes of ERISA, the Sub-Administrators will determine valuations using only those valuation methodologies reviewed and approved by the Audit Committee and the Board, and the Board will accept such valuations prepared by the Sub-Administrators in accordance therewith.
Investment Transactions and Revenue Recognition
Investment transactions are recorded on the applicable trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statements of assets and liabilities. Realized gains and losses on investment transactions are determined on a specific identification basis and are included as net realized gain (loss) on investments in the consolidated statements of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statements of operations and reflects the period’s change in fair value and cost of investments.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Company accrues interest income if it expects that ultimately it will be able to collect such income. Generally, when a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments, the Investment Adviser will place the loan on non-accrual status and the Company will cease recognizing interest income on that loan until all principal and interest is current through receipt or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. The Company may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. As of December 31, 2021, there were no loans in the Company's portfolio on non-accrual status. As of April 16, 2021, the Company did not hold any investments.
The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. As of December 31, 2021, no loans in the portfolio contained PIK income provisions. As of April 16, 2021, the Company did not hold any investments.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company’s investment activities, as well as any fees for managerial assistance services rendered

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Company earned $54 in other income.
Deferred Financing Costs
Deferred financing costs include capitalized expenses related to the closing or amendments of borrowings. Amortization of deferred financing costs is computed on the straight-line basis over the term of the borrowings. The unamortized balance of such costs is included in deferred financing costs in the consolidated statements of assets and liabilities. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statements of operations.
Organizational Expenses and Offering Costs
Organizational expenses consist primarily of legal, incorporation and accounting fees incurred in connection with the organization of the Company. Organizational expenses are expensed as incurred and are shown in the Company's consolidated statements of operations. Any organizational expenses and offering costs in excess of $1 million will be borne by the Investment Adviser and cannot be recouped by the Investment Adviser. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Company incurred organizational expenses of $66. As of December 31, 2021 and April 16, 2021, $0 and $106, respectively, of organizational expenses were unpaid and are included in accrued organizational expenses in the accompanying consolidated statements of assets and liabilities.
Offering costs consist primarily of fees and expenses incurred in connection with the offering of shares, legal, printing, and other costs associated with the preparation and filing of applicable registration statements. Offering costs are recognized as a deferred charge and are amortized on a straight-line basis over 12 months. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of paid-in-capital upon each such offering. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Company did not incur any offering costs.
Income Taxes
The Company intends to elect to be treated as a RIC under Subchapter M of the Code with the filing of its tax return for the year ending December 31, 2021. As a RIC, the Company is not subject to U.S. federal income tax on the portion of taxable income and gains timely distributed to its stockholders. In order to qualify as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay income taxes only on the portion of its taxable income and gains it does not distribute.
The minimum distribution requirements applicable to RICs require the Company to distribute to its shareholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Company may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.
In addition, based on the excise distribution requirements, the Company is subject to a 4% nondeductible U.S. federal excise tax on undistributed income unless the Company distributes in a timely manner an amount equal to at least the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to U.S. federal corporate income tax is considered to have been distributed. The Company intends to timely distribute to its shareholders substantially all of its annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, and may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. All penalties and interest associated with income taxes, if any, are included in income tax expense. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Company incurred $11 of excise tax expense.
Dividends and Distributions to Common Shareholders
To the extent that the Company has taxable income available, the Company intends to make quarterly distributions to its common shareholders. Dividends and distributions to common shareholders are recorded on the applicable record date. The amount to be distributed to common shareholders is determined by the Board each quarter and is generally based upon the taxable earnings estimated by management and available cash. Net realized capital gains, if any, will generally be distributed at least annually, although the Company may decide to retain such capital gains for investment.
Functional Currency
The functional currency of the Company is the U.S. Dollar, and all transactions were in U.S. Dollars.
Recent Accounting Standards Updates
The FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting in March 2020. This update provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate. Entities can elect not to apply certain modification accounting requirements to contracts affected by what the guidance calls reference rate reform, if certain criteria are met. This guidance is effective upon issuance and generally can be applied through December 31, 2022. The Company has agreements that have LIBOR as a reference rate with certain portfolio companies and also with certain lenders. Many of these agreements, including the credit agreement relating to the Subscription Facility (refer to Note 5), include an alternative successor rate language for choosing an alternative successor rate if LIBOR reference is no longer considered to be appropriate. With respect to other agreements, the Company intends to work with its portfolio companies to modify agreements to choose an alternative successor rate. Contract modifications may be required to be evaluated in determining whether the modifications result in the establishment of new contracts or the continuation of existing contracts. The Company plans to adopt this amendment and apply this update, where applicable, to account for contract modifications due to changes in reference rates when LIBOR reference is no longer used. The Company did not utilize the optional expedients and exceptions provided by ASU 2020-04 during the period from April 16, 2021 (Commencement of Operations) through December 31, 2021. The Company continues to evaluate the impact that the amendments in this update will have on the Company’s consolidated financial statements and disclosures when applied.
SEC Disclosure Update and Simplification
In December 2020, the SEC adopted a new rule providing a framework for fund valuation practices. New Rule 2a-5 under the 1940 Act (“Rule 2a-5”) establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Rule 2a-5 will permit boards, subject to board oversight and certain other conditions, to designate certain parties to perform fair value determinations. Rule 2a-5 also defines when market quotations are “readily available” for purposes of the 1940 Act and the threshold for determining whether a fund must determine the fair value of a security. The SEC also adopted new Rule 31a-4 under the 1940 Act (“Rule 31a-4”), which provides the recordkeeping requirements associated with fair value determinations. Finally, the SEC is rescinding previously issued guidance on related issues, including the role of the board in determining fair value and the accounting and auditing of fund investments. Rule 2a-5 and Rule 31a-4 became effective on March 8, 2021, and have a compliance date of September 8, 2022. A fund may voluntarily comply with the rules after the effective date, and in advance of the compliance date, under certain conditions. Management is currently assessing the impact of these provisions on the Company’s consolidated financial statements and SEC filings.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
3.Fair Value Measurements
Fair Value Disclosures
The following table presents the fair value measurements of investments, by major class, and cash equivalents as of December 31, 2021, according to the fair value hierarchy:

As of December 31, 2021	Level 1	Level 2	Level 3	Total
Assets:
First Lien Term Loans	$—	$4,951	$111,396	$116,347
Cash Equivalents	39,949	—	—	39,949
Total	$39,949	$4,951	$111,396	$156,296
As of April 16, 2021, the Company did not hold any investments or cash equivalents.
The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the period from April 16, 2021 (Commencement of Operations) through December 31, 2021:

	First Lien Term Loans	Total
Balance as of April 16, 2021 (Commencement of Operations)	$—	$—
Purchase of investments	111,347	111,347
Proceeds from principal repayments and sales of investments	(168)	(168)
Amortization of premium/accretion of discount, net	37	37
Net realized gain (loss) on investments	3	3
Net change in unrealized appreciation (depreciation) on investments	177	177
Balance as of December 31, 2021	$111,396	$111,396

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of December 31, 2021	$177	$177
As of December 31, 2021, there were no transfers into or out of Level 3.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of December 31, 2021 were as follows:

Investment Type	Fair Value as of December 31, 2021	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$61,366	Recent Transactions	Transaction Price	98.0	99.5	99.0
First Lien Term Loans	$50,030	Yield Method	Implied Discount Rate	5.9	8.2	6.8
Total	$111,396
As of April 16, 2021, the Company did not hold any assets and liabilities classified as Level 3 within the fair value hierarchy.
Debt investments are generally valued using an income analysis, which weighs market yield and credit performance discount rates. The market yield analysis compares market yield movements from the date of the closing of the investment to the reporting date. The credit performance analysis determines a yield per unit of leverage at closing and compares that to a current yield per unit of leverage (factoring any change in pricing and

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
change in leverage as a result of the borrower’s actual performance) as of the reporting date. Material underperformance will typically require an increase in the weighting towards the credit performance analysis.
Alternative valuation methodologies may be used as appropriate for debt investments, and can include a market analysis, income analysis, or liquidation (recovery) analysis. A recent transaction, if applicable, may also be factored into the valuation if the transaction price is believed to be an indicator of value.
Weighted average inputs are calculated based on the relative fair value of the investments. Significant increases (decreases) in discount rates could result in lower (higher) fair value measurements. Significant decreases (increases) in comparable multiples may result in lower (higher) fair value measurements.
4.RELATED PARTY TRANSACTIONS
Investment Management Agreement
The Company entered into an investment management and advisory agreement (the “Investment Management Agreement”) with the Investment Adviser. Under the Investment Management Agreement, the Investment Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company. The Board, including all of the Independent Directors, approved the Investment Management Agreement in accordance with, and on the basis of an evaluation satisfactory to such directors as required by, the 1940 Act.
The Company pays the Investment Adviser a fee for its services under the Investment Management Agreement consisting of an annual base management fee (the “Management Fee”). During the Investment Period, the Management Fee is calculated at an annual blended rate with respect to the Company’s Assets Invested (defined below) at the end of each quarterly period by reference to (i) 0.75% in case of Assets Invested equal to or less than $500 million, (ii) 0.65% in case of Assets Invested greater than $500 million and equal to or less than $1 billion and (iii) 0.60% in case of Assets Invested greater than $1 billion. “Assets Invested” shall mean, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as such term is defined in the subscription agreements executed by each of the Company’s Shareholders), and (ii) outstanding principal on borrowings. For the avoidance of doubt, the quarterly Management Fees payable to the Investment Adviser shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter as set forth in the Investment Management Agreement. The Management Fee is payable quarterly in arrears.
During the Investment Period, the Management Fee payable each quarter shall be reduced by an amount equal to the marginal fee rate applied to the Company’s most recently acquired investment, multiplied by the Company's cumulative impairments and realized losses since inception (calculated net of any subsequently reversed impairments, realized losses and appreciation on net assets received in connection with written-down assets and reorganizations) (the “Cumulative Losses”) on the Company’s portfolio of investments (collectively, the “Withheld Amounts”). For a period of three years from the date of a previous reduction of the Management Fee by the Withheld Amounts (the "Recoupment Period"), any portion of such Withheld Amounts that is attributable to a subsequently reversed impairment and realized loss shall be payable to our Investment Adviser in the quarter in which such reversal occurs. In addition, upon expiration of each annual period and subject to the term of the Recoupment Period, the Investment Adviser shall be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.
After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Company's Assets Invested as of the end of the most recently completed calendar quarter and shall be payable quarterly in arrears. The term "Applicable Ratio" shall mean a percentage calculated by (i) taking the sum of (A) the Assets Invested equal to or less than $500 million multiplied by 0.75%, plus (B) the Assets Invested greater than $500 million and equal to or less than $1 billion multiplied by 0.65%, plus (C) the Assets Invested greater than $1 billion multiplied by 0.60% and dividing such total by (ii) the total Assets Invested.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, $229 of management fees were incurred by the Company, of $227 is being waived in accordance with the Fee Waiver Agreement (defined below).
On November 3, 2021, the Company entered into a management fee waiver agreement (the “Fee Waiver Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser agreed to waive 100% of the management fees payable to the Adviser for the fiscal quarters ended September 30, 2021 and December 31, 2021. For the avoidance of doubt, the Fee Waiver Agreement did not amend the calculation of the Management Fee as set forth in the Investment Management Agreement. Other than the waiver contemplated by the Fee Waiver Agreement, the terms of the Investment Management Agreement remained in full force and effect. The Fee Waiver Agreement was extended through the fiscal quarter ending March 31, 2022. For more information regarding the extension of the Management Fee waiver, see Note 10.
The Investment Adviser and its affiliates manage other funds that have investment mandates that are similar, in whole or in part, to the Company's investment mandates. The Investment Adviser and its affiliates may determine that an investment is appropriate for the Company or for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that the Company should invest side-by-side with one or more of those other funds. Any such investments will be made only to the extent permitted by applicable law, interpretive positions of the SEC and the Investment Adviser's allocation procedures. On June 7, 2019, the SEC issued an exemptive order to the Investment Adviser and certain other funds and accounts sponsored or managed by the Investment Adviser and/or its affiliates, including future regulated funds such as the Company (the ‘‘Exemptive Order’’), which permits us to co-invest in Portfolio Companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, the Company is permitted to co-invest with its affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of the Company's independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of the Company's stockholders and is consistent with its then-current investment objective and strategies. As the Company's assets are treated as "plan assets" under ERISA, the Company will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and the Company's respective future investments are at the same level of such issuer's capital structure; provided, that in no event will the Company co-invest with any other fund or entity in contravention of the 1940 Act.
Administration Agreement
The Company entered into an administration agreement (the “Administration Agreement”) with the Administrator. Pursuant to the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Investment Adviser, the Administrator may also provide managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. The Administrator has entered into a sub-administration agreement with U.S. Bank, National Association (“U.S. Bank”) to provide the Company with certain fund administration and bookkeeping services. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, $151 in Administration fees which are included in Administration fees in the accompanying consolidated statement of operations. As of December 31, 2021 and April 16, 2021, $133 and $0, respectively, were unpaid and are included in Accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
Directors’ Fees
The Company’s Board currently consists of three members, two of whom are Independent Directors. The Board has established an Audit Committee and a Special Transactions Committee, each solely consisting of the Independent Directors, and may establish additional committees in the future. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Company incurred $42 in fees which are included in Directors’ fees in the accompanying consolidated statement of operations. As of December 31, 2021 and April 16, 2021, $15 and $0, respectively, were unpaid and are included in Directors’ fees payable in the accompanying consolidated statements of assets and liabilities.
Payable to Affiliate
As of December 31, 2021 and April 16, 2021, there were payables due to the Investment Adviser and other affiliates of the Company of $0 and $98, respectively, related to the reimbursement of organizational expenses and other general and administrative expenses paid by the Investment Adviser and other affiliates on behalf of the Company.
5.SECURED BORROWINGS
On September 9, 2021, the Company entered into a revolving credit agreement (the ‘‘Subscription Facility’’) with Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent for certain secured parties, sole lead arranger, bookrunner, letter of credit issuer and the lender.
The Subscription Facility has a stated maturity date of September 9, 2022 (subject to an extension under the revolving credit agreement) and a maximum facility amount of $65,000, subject to availability under the "Borrowing Base". The Borrowing Base is calculated based on the unfunded capital commitments of certain investors that have subscribed to purchase shares of the Company, to the extent the capital commitments of such investors have also been approved by Wells Fargo for inclusion in the Borrowing Base and meet certain additional criteria. The Subscription Facility bears interest at a rate of LIBOR plus 1.90% per annum. The Company also pays an unused commitment fee of 0.25% per annum.
The Subscription Facility is structured as a revolving credit facility secured by the capital commitments of the Company’s subscribed investors. The Subscription Facility contains certain financial covenants and events of default and the Company was in compliance with all covenants and other requirements noted in the Subscription Facility agreement.
In accordance with the 1940 Act, the Company is currently only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act, is maintained at a level of at least 150% after such borrowings. As of December 31, 2021, asset coverage was 192.6%
The carrying amount of the Company’s assets and liabilities, including the Subscription Facility, other than investments at fair value, approximate fair value due to their short maturities. As of April 16, 2021, the Company did not have any borrowings. The borrowings consisted of the following as of December 31, 2021:

December 31, 2021
Subscription Facility
Total Commitment	$65,000
Borrowings Outstanding(1)	65,000
Unused Portion(2)	—
Amount Available(3)	—
__________________
(1)Borrowings outstanding on the consolidated statements of assets and liabilities are net of deferred financing costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the components of interest expense and debt financing expenses were as follows:

For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021
Borrowing interest expense	$72
Unused fees	44
Amortization of deferred financing costs	65
Total interest and debt financing expenses	$181
Average interest rate(1)	4.1%
Average daily borrowings	$9,035
__________________
(1)Average interest rate includes borrowing interest expense and unused fees.
Contractual Obligations
The following table shows the contractual maturities of our debt obligations as of December 31, 2021.

	Payments Due by Period
As of December 31, 2021	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Subscription Facility	$65,000	$65,000	$—	$—	$—
Total debt obligations	$65,000	$65,000	$—	$—	$—
6.COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnification or warranties. Future events could occur that might lead to the enforcement of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of December 31, 2021 and April 16, 2021 for any such exposure.
As of December 31, 2021 and April 16, 2021, the Company had the following unfunded commitments to fund delayed draw loans:

Portfolio Company	December 31, 2021	April 16, 2021
Business Solver	$2,418	$—
Gastro Health	353	—
Integrated Power Services	872	—
PromptCare	3,129	—
Revalize	1,912	—
Sciens Building Solutions, LLC	5,323	—
Total unfunded commitments	$14,007	$—
From time to time, the Company may become a party to certain legal proceedings incidental to the ordinary course of its business. As of December 31, 2021 and April 16, 2021, management was not aware of any pending or threatened litigation.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
7.NET ASSETS
The Company has the authority to issue 500,000,000 common shares at $0.01 per share par value. On April 16, 2021, the Company issued 100 common shares for $1 to the Investment Adviser in connection with its formation.
On June 21, 2021, the Company held its Initial Closing and entered into subscription agreements with a number of investors providing for the private placement of its shares. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Company's shares of common stock up to the amount of their respective capital commitment each time the Company delivers a drawdown notice. On June 29, 2021, the Investment Adviser transferred its 100 common shares to an affiliated entity of the Company, TIAA SMA Strategies LLC (“TIAA SMA”).
As of December 31, 2021, the Company had received capital commitments totaling $656,500 ($596,499 remaining undrawn), of which $6,500 ($5,906 remaining undrawn) is from TIAA SMA. As of December 31, 2021, TIAA SMA owned 59,407 shares of the Company's common stock.
The following table summarizes total shares issued and proceeds received related to capital activity from inception through December 31, 2021:

Date	Shares Issued	Proceeds Received	Issuance Price per Share
April 16, 2021	100	$1	$10.00
June 29, 2021	6,000,000	$60,000	$10.00
As of December 31, 2021 and April 16, 2021, no dividends or distributions had been declared or paid by the Company.

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
8.CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a schedule of the Company's financial highlights for the period from April 16, 2021 (Commencement of Operations) through December 31, 2021:

	Period from April 16, 2021 (Commencement of Operations) through December 31, 2021
Per share data:
Net asset value at beginning of period(1)	$10.00
Net investment income (loss)(2)	0.05
Net realized gain (loss)	0.00	(3)
Net change in unrealized appreciation (depreciation)	0.05
Net increase (decrease) in net assets resulting from operations(2)	0.10
Other(4)	(0.07)
Net asset value at end of period	$10.03

Net assets at end of period	$60,197
Shares outstanding at end of period(2)	6,000,100
Total Return(5)	0.33%

Ratio to average net assets:
Ratio of net expenses to average net assets(6)	3.15%
Ratio of net investment income to average net assets(6)	0.62%
Portfolio turnover(7)	2.77%
__________________
(1)Represents the issuance price per share of all shares issued and outstanding as of April 16, 2021.
(2)The per share data was derived by using the weighted average shares outstanding during the period.
(3)Less than 0.01.
(4)Includes the effect of share issuances above (below) net asset value and the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date.
(5)Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share, if any, divided by the beginning NAV per share. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at the quarter end NAV per share preceding the distribution.
(6)Ratios are annualized except for amounts relating to organizational costs and the management fee waiver. The ratio of total expenses to average net assets was 3.65% for the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, excluding the effect of the management fee waiver which represented (0.51)% of average net assets. Average net assets is calculated utilizing quarterly net assets.
(7)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.
9.INCOME TAX
The Company intends to elect to be treated and intends to be subject to tax as a RIC under Subchapter M of the Code for the fiscal year ending December 31, 2021. As a result, the Company must distribute substantially all of its net taxable income each tax year as dividends to its shareholders. Accordingly, no provision for federal income tax has been made in the consolidated financial statements.
The Company will file income tax returns in U.S. federal and applicable state and local jurisdictions. The Company’s federal income tax return is generally subject to examination for a period of three fiscal years after being filed. State and local tax returns may be subject to examination for an additional period of time depending on the

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
jurisdiction. Management has analyzed the Company’s tax positions taken for the open tax year and has concluded that no provision for income tax is required in the Company’s consolidated financial statements.
Taxable income generally differs from net increase (decrease) in net assets resulting from operations for financial reporting purposes due to the timing of temporary and permanent differences in the recognition of gains and losses on investment transactions. Temporary differences do not require reclassification. As of December 31, 2021, permanent differences that resulted in reclassifications among the components of net assets resulting from operations relate primarily to non-deductibility of excise taxes. Temporary and permanent differences have no impact on the Company’s net assets.
As of December 31, 2021, the Company's cost of investments for federal income tax purposes and gross unrealized appreciation and depreciation on investments were as follows:

December 31, 2021
Tax cost of investments	$116,152
Gross unrealized appreciation on investments	260
Gross unrealized depreciation on investments	(65)
Net unrealized appreciation (depreciation) on investments	$116,347
For income tax purposes, dividends paid and distributions made to the Company's shareholders are reported by the Company to the shareholders as ordinary income, capital gains, or a combination thereof. For the initial fiscal year ended December 31, 2021, no dividends or distributions had been declared or paid by the Company.
As of December 31, 2021, the components of Accumulated Earnings (Losses) on a tax basis were as follows:

December 31, 2021
Undistributed Ordinary Income - Net	$268
Undistributed Long-Term Income - Net	—
Total Undistributed Earnings	$268
Capital loss carryforward	—
Unrealized Earnings (Losses) - Net	195
Other book-to-tax differences	(257)
Total Accumulated Earnings (Losses) - Net	$206
Capital losses in excess of capital gains earned in a tax year generally may be carried forward and used to offset capital gains, subject to certain limitations. Under the Regulated Investment Company Modernization Act of 2010, capital losses incurred after September 30, 2011 will not be subject to expiration. As of December 31, 2021, the Company did not have any capital loss carryforward available for use in future tax years.
The Company is subject to a 4.0% nondeductible federal excise tax on certain undistributed income unless the Company distributes, in a timely manner as required by the Code, an amount at least equal to the sum of (1) 98.0% of its respective net ordinary income earned for the calendar year and (2) 98.2% of its respective capital gain net income for the one-year period ending October 31 in the calendar year. For the period from April 16, 2021 (Commencement of Operations) through December 31, 2021, the Company did not pay or declare any distributions and as a result incurred $11 of excise tax expense.
The Company accounts for income taxes in conformity with ASC Topic 740, Income Taxes ("ASC 740"). ASC 740 provides guidelines for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more-likely-than-not" to be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Based on its analysis of its tax position for all open tax years (the current and

NC SLF INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars amounts in thousands, except per share data)
prior years, as applicable), the Company has concluded that it does not have any uncertain tax positions that met the recognition or measurement criteria of ASC 740.
10.SUBSEQUENT EVENTS
The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of December 31, 2021, except as discussed below.
On March 8, 2022, the Company entered into a management fee waiver agreement with the Investment Adviser (the “Amended Fee Waiver Agreement”), pursuant to which the Investment Adviser agreed to extend the term of the Fee Waiver Agreement (as discussed in Note 4, Related Party Transactions) and waive 100% of the management fees payable to the Investment Adviser for the fiscal quarter ending March 31, 2022. For the avoidance of doubt, the Amended Fee Waiver Agreement does not amend the calculation of the Management Fee as set forth in the Investment Management Agreement. Other than the waiver contemplated by the Amended Fee Waiver Agreement, the terms of the Investment Management Agreement will remain in full force and effect. Following the fiscal quarter ending March 31, 2022 with respect to the waiver granted by the Investment Adviser on the Management Fee payable, unless otherwise extended by the Company and the Investment Adviser, the Amended Fee Waiver Agreement will terminate and the original management fee terms of the Investment Management Agreement will be in full force and effect.
On December 31, 2021, the Company delivered a drawdown notice to its shareholders relating to the issuance of 7,477,568 shares of the Company's common stock, par value $0.01 per share, for an aggregate offering price of $75,000. The shares were issued on January 14, 2022.

Item 26. Marketing Arrangements
The information contained under the heading “Distribution” in this Registration Statement is incorporated herein by reference.
Item 27. Other Expenses of Issuance and Distribution

Amount in thousands
U.S. Securities and Exchange Commission registration fee	$—
FINRA Filing Fee	$—
Exchange listing fees	$—
Printing expenses(1)	$90,000
Legal fees and expenses(1)	$200,000
Accounting fees and expenses(1)	$25,000
Miscellaneous(1)	$—
Total(1)	$315,000
__________________
(1)These amounts are estimates.
All of the expenses set forth above shall be borne by the Investment Adviser.
Item 28. Persons Controlled by or Under Common Control
The information contained under the heading “Management of the Fund — Control Persons and Principal Holders of Securities” in this Registration Statement is incorporated herein by reference.
Item 29. Number of Holders of Securities
The following table sets forth the approximate number of record holders of the Fund’s Shares as of September 30, 2022.

Title of Class	Number of Record Holders
Common Stock, par value $0.01	4

Item 30. Indemnification
Reference is made to Article VIII of the Registrant’s Form of Articles of Amendment and Restatement (the “Charter”). The Registrant hereby undertakes that it will comply with the indemnification provisions of the Charter in a manner consistent with Release 40-11330 of the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect. The Registrant maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.
Item 31. Business and Other Connections of Investment Adviser.
A description of any other business, profession, vocation or employment of a substantial nature in which the Investment Adviser, and each managing director, director or executive officer of the Investment Adviser, is or has been during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in this Registration Statement in the sections entitled “The Fund” and “Management of the Fund” Additional information regarding the Investment Adviser and its officers is set forth in its Form ADV, filed with the SEC (SEC File No. 801-81144), and is incorporated herein by reference.
Item 32. Location of Accounts and Records.
All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act, and the rules thereunder are maintained at the offices of:
(1)The Registrant, NC SLF Inc.;
(2)The custodian, U.S. Bank National Association;
(3)The transfer agent, U.S. Bancorp Fund Services, LLC; and
(4)The Investment Adviser, Churchill Asset Management LLC.
Item 33. Management Services
Not applicable.
Item 34. Undertakings
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York on the 7th day of December 2022.

NC SLF INC.

By:	/s/ Kenneth Kencel
Name:	Kenneth Kencel
Title:	President and Chief Executive Officer